Exhibit 10.21

Confidential Treatment Requested.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

COLLABORATION AND LICENSE AGREEMENT

by and between

Incyte Corporation

Experimental Station, Route 141 & Henry Clay Road

Wilmington, Delaware

and

Novartis International Pharmaceutical Ltd.

131 Front Street

Hamilton, Bermuda HM 12

TABLE OF CONTENTS

ARTICLE I Definitions		1

ARTICLE II Licenses		18
2.1	Rights Granted by Incyte to Novartis	18
2.2	Rights Granted by Novartis to Incyte	18
2.3	Sublicense Rights	19
2.4	Section 365(n) of The Bankruptcy Code	19
2.5	Retained Rights	20
2.6	Non-Compete	21

ARTICLE III Governance		23
3.1	Joint Steering Committee	23
3.2	Subcommittees	23
3.3	Committee Meetings	26
3.4	Authority	27
3.5	Decisions	27
3.6	Committee Membership	28

ARTICLE IV Development; Regulatory Matters		29
4.1	Information Transfer	29
4.2	Conduct of Development Activities	30
4.3	Development Activity Proposals	33
4.4	c-MET Licensed Compound Co-Development Option	36
4.5	Potential JAK Back-Up Compounds	36
4.6	Development Reports	38
4.7	Regulatory Matters Related to Licensed Products	39

ARTICLE V Clinical and Commercial Supply		40
5.1	Clinical Supply	40
5.2	Commercial Supply by Incyte	41
5.3	Supply by Novartis to Incyte	41

ARTICLE VI Commercialization and Co-Detailing Option		42
6.1	Commercialization Diligence	42
6.2	Marketing Responsibilities For Licensed Products	42
6.3	Incyte Co-Detailing Option	42
6.4	Novartis Co-Detailing Option	43
6.5	Global Branding; Trademarks	44

ARTICLE VII Intellectual Property Ownership, Protection and Related Matters		45
7.1	Inventorship; Ownership	45
7.2	Prosecution and Maintenance of Patent Rights	46
7.3	Third Party Infringement	48
7.4	Patent Marking	50

i

7.5	Third Party Licenses	50

ARTICLE VIII Financial Provisions		51
8.1	License Fee	51
8.2	Milestone Payments	51
8.3	Royalties	56
8.4	Royalty Reports; Payments	58
8.5	Financial Records	58
8.6	Audits	58
8.7	Tax Matters	59
8.8	Currency Exchange	60
8.9	Late Payments	61

ARTICLE IX Term and Termination		61
9.1	Agreement Term	61
9.2	Termination	61
9.3	Effects Of Termination	62

ARTICLE X Indemnification; Limitation of Liability		65
10.1	By Novartis	65
10.2	By Incyte	66
10.3	Limitation of Liability	67
10.4	Insurance	67

ARTICLE XI Representations and Warranties and Covenants		68
11.1	Representation Of Authority; Consents	68
11.2	No Conflict	68
11.3	Additional Incyte Representations and Warranties	68
11.4	Incyte Covenant	69
11.5	Disclaimer of Warranty	69
11.6	Standstill	69

ARTICLE XII Confidentiality		71
12.1	Confidential Information	71
12.2	Permitted Disclosure	72
12.3	Publicity; Attribution; Terms of this Agreement; Non-Use of Names	72
12.4	Publications	74
12.5	Term	74
12.6	Return of Confidential Information	74

ARTICLE XIII Dispute Resolution		75
13.1	Dispute Resolution Process	75
13.2	Injunctive Relief	75

ARTICLE XIV Miscellaneous		75
14.1	Governing Law	75
14.2	Consent to Jurisdiction	76

ii

*** Confidential material redacted and filed separately with the Commission.

14.3	Assignment	76
14.4	Change of Control	77
14.5	Entire Agreement; Amendments	78
14.6	Notices	78
14.7	Force Majeure	79
14.8	Compliance With Laws	79
14.9	Use Of Names, Logos Or Symbols	79
14.10	Independent Contractors	79
14.11	Headings	80
14.12	No Implied Waivers; Rights Cumulative	80
14.13	Severability	80
14.14	Execution In Counterparts	80
14.15	No Third Party Beneficiaries	80
14.16	Exhibits	80

Exhibits

Exhibit A: Incyte Patent Rights

Exhibit A-1: c-MET Patent Rights

Exhibit A-2: JAK Patent Rights

Exhibit B: Initial Information Transfer to Novartis

Exhibit C

Exhibit C-1 Out-of-Pocket Costs

Exhibit C-2 Clinical Supply Agreement

Exhibit D: Initial Development Plans

Exhibit D-1: c-MET Development Plan

Exhibit D-2: JAK Development Plan

Exhibit E: c-MET Studies

Exhibit F: Study 351 and Study 352

Exhibit F-1: Out-of-Pocket Costs for Toxicology Studies

Exhibit F-2: Study 352 Out-of-Pocket Costs for EMEA Registration Study

Exhibit G: Press Release

Exhibit H: Replacement Provisions

Exhibit I: Pharmacovigilance Agreement

Schedules

Schedule 1.14: c-MET Licensed Back-Up Compounds

Schedule 1.62: JAK Licensed Back-Up Compounds

Schedule 4.1: ***

Schedule 4.1(c)(i): ***

Schedule 11.3: Exceptions to Representations and Warranties

iii

*** Confidential material redacted and filed separately with the Commission.

COLLABORATION AND LICENSE AGREEMENT

THIS COLLABORATION AND LICENSE AGREEMENT (the “Agreement”) is entered into as of the 24th day of November, 2009 (the “Effective Date”), by and between Incyte Corporation, a Delaware corporation having an office at Experimental Station, Route 141 & Henry Clay Road, Wilmington, Delaware (“Incyte”), and Novartis International Pharmaceutical Ltd., a limited company organized under the laws of Bermuda having an office at 131 Front Street, Hamilton, Bermuda HM 12 (“Novartis”).

WHEREAS, Incyte and Novartis are each in the business of discovering, developing and commercializing pharmaceutical products;

WHEREAS, Incyte has, pursuant to the c-MET Program (as defined below) and the JAK Program (as defined below), discovered and commenced Development of the Licensed Compounds (as defined below);

WHEREAS, Incyte and Novartis are interested in collaborating on activities relating to the c-MET Program and the JAK Program and Incyte has agreed to grant to Novartis the right to develop and commercialize the Licensed Compounds;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

When used in this Agreement, each of the following terms shall have the meanings set forth in this ARTICLE I:

1.1           “Abandon” or “Abandoned” means with respect to either the JAK Program or the c-MET Program that (a) at any point in time prior to First Commercial Sale of a Licensed Product under such Program, no Good Faith Development activities have occurred during at least the preceding *** and no significant constraints on such Development imposed by a Regulatory Authority or a Force Majeure Event have been in effect during such period and (b) at any point in time after First Commercial Sale of a Licensed Product under such Program, (i) Novartis does not promote a JAK Licensed Product in at least *** EU Major Market Countries during the preceding *** and during that period (w) Novartis has not reasonably determined that promotion in the remaining EU Major Market Countries is likely to reduce the overall commercial viability of the Program in the Novartis Territory, (x) no significant constraints on such promotion imposed by a Regulatory Authority have been in effect in the jurisdictions in which such promotion failed to occur, (y) no Force Majeure Event has been in effect in any jurisdictions in which such promotion failed to occur and (z) Novartis is not actively seeking pricing approval in at least *** EU Major Market Countries, or (ii) Novartis does not promote a c-MET Licensed Product in at least *** EU Major Market Countries and the United States during the preceding *** months and during that period (w) Novartis

*** Confidential material redacted and filed separately with the Commission.

has not reasonably determined that promotion in the remaining EU Major Market Countries or the United States, as applicable, is likely to reduce the overall commercial viability of the Program in the Novartis Territory, (x) no significant constraints on such promotion imposed by a Regulatory Authority have been in effect in the jurisdictions in which such promotion failed to occur, (y) no Force Majeure Event has been in effect in any jurisdictions in which such promotion failed to occur and (z) Novartis is not actively seeking pricing approval in at least *** EU Major Market Countries and the United States.  For purposes of clarity, Novartis may be deemed to have Abandoned a Program irrespective of whether it has used Commercially Reasonable Efforts to Develop and Commercialize Licensed Product(s) for such Program.

1.2           “Accounting Standards” with respect to Incyte means that Incyte shall maintain records and books of accounts in accordance with (a) US GAAP (United States Generally Accepted Accounting Principles); or (b) if mandated by the SEC, IFRS (International Financial Reporting Standards); and with respect to Novartis shall mean that Novartis shall maintain records and books of accounts in accordance with IFRS.  Notwithstanding the above, prior period restatements needed in conjunction with the IFRS adoption shall not impact royalty payments, milestone payments and Development Costs already paid prior to the IFRS adoption except for the fiscal year immediately prior to the fiscal year in which the change in accounting standards is implemented.

1.3           “Affiliate” means any Person that, directly or indirectly, controls, is controlled by or is under common control with a Party.  For the purposes of this Section 1.3, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such entity, whether by the ownership of *** of the Voting Stock of such entity, by contract or otherwise. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than ***, and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity. Notwithstanding the foregoing, an entity shall not be deemed an Affiliate by virtue of ownership of greater than *** of such entity if such ownership is coupled with limitations, contractual or otherwise, that prevent such owner from directing the management and policies of such entity ***.

1.4           “Annual Net Sales” means aggregate Net Sales of c-MET Licensed Products or JAK Licensed Products, as applicable, by Novartis or its Affiliates or sublicensees in any Calendar Year, or in the first and last years of the term of this Agreement, the portion of such Calendar Year during which this Agreement is in effect.

*** Confidential material redacted and filed separately with the Commission.

1.5           “Bankruptcy Event” means with respect to a Party, (i) the entry of an order for relief under the Bankruptcy Code (or any other bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect) by such Party; (ii) the commencement of an involuntary proceeding under the Bankruptcy Code or any other bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect against such Party, if not dismissed, bonded or stayed within *** after such commencement; (iii) the making by such Party of a general assignment for the benefit of creditors; or (iv) the appointment of or taking possession by a receiver, liquidator, assignee, custodian, or trustee of all or substantially all of the business or property of such Party,

1.6           “Business Day” means a day other than a Saturday or Sunday or Federal holiday in Wilmington, Delaware, Basel, Switzerland or Hamilton, Bermuda.

1.7           “Calendar Quarter” means a calendar quarter ending on the last day of March, June, September or December.

1.8           “Calendar Year” means a period of time commencing on January 1 and ending on the following December 31.

1.9           “Change of Control” of a Party means that any of the following has occurred:

(a)               any Person or group that is a *** becomes the beneficial owner, directly or indirectly, of *** or more of the outstanding Voting Stock or voting power over Voting Stock of (i) such Party or (ii) any one or more Persons that controls such Party (such Party, together with the Persons described in clause (ii), each hereinafter referred to, individually, as a “Group Company” and, collectively, as the “Group Companies”); or

(b)               the sale or disposition of all or substantially all of the assets of the Group Companies, on a consolidated basis; or

(c)               a merger, reorganization, consolidation or other similar transaction (or series of related transactions) of any Group Company with any Person or any Affiliate of such Person, in each case, that is a *** (other than with any of the Group Company’s wholly-owned subsidiaries) or with a group that contains a ***, that results in the shareholders of the applicable Group Company immediately before the occurrence of such transaction (or series of related transactions) beneficially owning immediately after such transaction *** of the outstanding Voting Stock or voting power over Voting Stock of the surviving or newly-created entity in such transaction (or series of related transactions); or

(d)               a change in the board of directors of any Group Company in which the individuals who constituted the board of directors of such Group Company at the beginning of the *** period immediately preceding such change (together with any other director whose election by the board of directors of such Group Company or whose nomination for election by the stockholders of such Group Company was approved by a vote of *** the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved (either by a specific

*** Confidential material redacted and filed separately with the Commission.

vote or by approval of a proxy statement in which such individual is named as a nominee for election as a director)), cease for any reason to constitute a majority of the directors then in office.

For purposes of this definition of “Change of Control” only: (i) references to any Group Company shall be deemed to include all successors in any merger, consolidation, reorganization or similar transaction (or series of related transactions) preceding any transaction (or series of related transactions) described above; (ii) “beneficial ownership” (and other correlative terms) means beneficial ownership as defined in Rule 13d-3 under the Exchange Act; it being understood and agreed that “beneficial ownership” shall also include any securities that any Person or any of such Person’s Affiliates has the right to acquire pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; (iii) “group” means group as defined in the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof; (iv) “control” (including, with correlative meaning, the term “controlled by”) means the actual power, either directly or indirectly through one or more intermediaries, to direct the management and policies of such entity, whether by the ownership of *** of the Voting Stock of such entity, or by contract or otherwise; and (v) *** shall mean at a given time, ***.

1.10         “c-MET” means human Met tyrosine kinase.

1.11         “c-MET Excluded Compound” means a ***.

1.12         “c-MET Field” means the treatment, control, management, mitigation, prevention, cure or diagnosis of any and all Indications in humans and animals.

1.13         “c-MET Inhibitor Compound” means any compound ***.

1.14         “c-MET Licensed Compound” means (a) the c-MET Inhibitor Compound known as INCB28060 (the chemical structure of which has previously been disclosed to Novartis in a letter dated November 23, 2009);  (b) the back-up c-MET Inhibitor Compounds set forth on Schedule 1.14 (the chemical structures of which have previously been disclosed to Novartis in a letter dated November 20, 2009) (each a “c-MET Licensed Back-Up Compound”); (c) all salts, prodrugs, esters, metabolites, solvates, stereoisomers and polymorphs of the foregoing; and (d) all derivatives of the foregoing containing one or more atoms substituted with a radio isotope (including without limitation derivatives containing deuterium).

1.15         “c-MET Licensed Product” means a product or product candidate that contains one or more c-MET Licensed Compounds as the active ingredient, including all formulations and dosages of such c-MET Licensed Compounds and all processes and delivery systems that incorporate such c-MET Licensed Compounds.

1.16         “c-MET Program” means a program conducted pursuant to this Agreement and directed to the research, Development and Commercialization of c-MET Licensed Compounds and c-MET Licensed Products in the c-MET Field.

1.17         “c-MET Program Term” means the period beginning on the Effective Date and continuing until the earlier of (a) the termination of this Agreement in its entirety or the c-MET Program in accordance with Section 9.2 or (b) following the First Commercial Sale of any c-MET Licensed Product, the expiration of the last-to-expire of all Royalty Terms with respect to all c-MET Licensed Compounds and c-MET Licensed Products.

1.18         “Clinical Trial” means a Phase I Study, a Phase II Study, a Phase III Study, a Phase IV Study or a combination of two (2) of any of the foregoing studies.

1.19         “Commercialization” or “Commercialize” means any activities directed to obtaining pricing and/or reimbursement approvals, marketing, promoting, distributing, importing, offering to sell, and/or selling a product (including establishing the price for such product).

1.20         “Commercially Reasonable Efforts” of a Party means the reasonable, diligent, good faith efforts of the type to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances, it being understood and agreed that, with respect to efforts to be expended in relation to a product, such efforts shall be substantially consistent with those efforts and resources commonly used by such Party for any other product owned by it or in relation to which it may have rights, which other product is at a similar stage in its Development or product life and is of similar market and economic potential as products expected to result from the Licensed Compounds at a similar stage in their Development or product life, and that any such other product owned by it or over which it has rights will not be given any preferential treatment when compared to the objectives to be carried out pursuant to this Agreement, provided that such efforts continue to be commercially reasonable in light of the scientific and economic outlook for the product, all as measured by the facts and circumstances at the time such efforts are due.

1.21         “Confidential Information” means (a) all confidential or proprietary information relating to Licensed Compounds, and (b) all other confidential or proprietary documents, technology, Know-How or other information (whether or not patentable) actually disclosed by one Party to the other pursuant to this Agreement or the Prior Confidentiality Agreements.

1.22         “Control” or “Controlled” means, with respect to any (a) material, document, item of information, method, data or other Know-How or (b) Patent Rights or other Intellectual Property Rights, the possession by a Party or its Affiliates, whether by ownership or license (other than by licenses granted under this Agreement), of the ability to grant to the other Party access, a license and/or a sublicense as provided herein without requiring the consent of a Third

Party or violating the terms of any agreement or other arrangement with any Third Party, in each case as of the Effective Date, or if any of the same are acquired or created after the Effective Date, at the date it is acquired or created by the relevant Party or its Affiliate.

1.23         “Cover”, “Covering” or “Covered” with respect to a product, technology, process or method, means that, but for a license granted to a Person under a Valid Claim included in the Patent Rights under which such license is granted, the Development, manufacture, Commercialization and/or other use of such product or the practice of such technology, process or method, by such Person would infringe such Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue).

1.24         “Detail” means face-to-face discussions with physicians and other health care practitioners who are permitted under applicable Laws to prescribe a Licensed Product for the purpose of promoting a Licensed Product to such physicians or practitioners.

1.25         “Development” or “Develop” means, with respect to a compound, preclinical and clinical drug development activities, including, among other things:  the conduct of Clinical Trials, test method development and stability testing, toxicology, formulation and delivery system development, process development, pre-clinical and clinical Drug Substance and Drug Product supply, manufacturing scale-up, development-stage manufacturing, quality assurance/quality control procedure development and performance with respect to clinical materials, statistical analysis and report writing and clinical studies, regulatory affairs, and all other pre-Regulatory Approval activities.  When used as a verb, “Develop” means to engage in Development.  For the avoidance of doubt, “Development” shall include Phase IV Studies.

1.26         “Development Costs” means the costs and expenses incurred by or on behalf of a Party attributable to, or reasonably allocable to, the Development of Licensed Products and that are materially consistent, as applicable, with the Development Plan and Development Budget.  Development Costs shall not include costs that are allocable to the costs of management, financial, legal or business development personnel.  “Development Costs” shall include (a) the costs of Clinical Trials, the preparation, collation and/or validation of data from such Clinical Trials and the preparation of medical writing and publishing, (b) the FTE costs of the relevant Party or its Affiliates, (c) all Out-of-Pocket Costs incurred by the Parties or their Affiliates, including payments made to Third Parties with respect to any of the foregoing (except to the extent that such costs have been included in FTE costs), (d) Regulatory Expenses and (e) the cost of contract research organizations (CROs) and clinical supply, including: (i) costs of Drug Products, packaging of Drug Products and distribution of Drug Products used in Clinical Trials, (ii) expenses incurred to purchase and/or package comparator drugs, and (iii) costs and expenses of disposal of clinical samples.

1.27         “Disclosing Party” means, with respect to Confidential Information, Patent Rights or Know-How, the Party that Controls such Confidential Information, Patent Rights or Know-How.

1.28         “Drug Product” means a finished dosage form that contains the Drug Substance.

1.29         “Drug Substance” means the active pharmaceutical ingredient.

*** Confidential material redacted and filed separately with the Commission.

1.30         “EMEA” means the European Medicines Agency, or a successor agency thereto.

1.31         “EU Major Market Countries” means ***.

1.32         “Executive Officers” means the Chief Executive Officer of Incyte (or a senior executive officer of Incyte designated by Incyte’s Chief Executive Officer) and the Chief Executive Officer of Novartis Oncology (or a senior executive officer of Novartis or its Affiliate as designated by the Chief Executive Officer of Novartis Oncology).

1.33         “FDA” means the United States Food and Drug Administration, or a successor agency thereto.

1.34         “Field” means the c-MET Field and the JAK Field.

1.35         “First Commercial Sale” means, with respect to a Licensed Product, the first shipment of such Licensed Product to a Third Party by, as applicable, Novartis or its Affiliates or sublicensees or Incyte or its Affiliates or sublicensees in a country following applicable Regulatory Approval (other than applicable governmental price and reimbursement approvals) of such Licensed Product in such country.  Sales or transfers of reasonable quantities of Licensed Product for Clinical Trial purposes, or for compassionate or similar use, shall not be considered a First Commercial Sale.

1.36         “Force Majeure Event” means an event, act, occurrence, condition or state of facts, in each case outside the reasonable control of a Party, including acts of God; acts of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; terrorism and invasion, that interfere with the normal business operations of such Party.

1.37         “FPFV” means the first subject’s first screening visit in a Clinical Trial that results in such subject signing an informed consent.

1.38         “FTE” means a full-time equivalent person year (consisting of a total of *** hours per year) of scientific, technical or commercialization work undertaken by Incyte or Novartis employees, as applicable.

1.39         “FTE Rate” means the rate per FTE (which may be prorated on a daily basis as necessary) of *** per annum, with respect to Development or Commercialization activities conducted pursuant to this Agreement, subject to annual adjustment by the rate of the Employment Cost Index for total compensation for the “management, professional and related” occupational group, as published by the United States Department of Labor, Bureau of Labor Statistics (or any similar index agreed upon by the Parties if such index ceases to be compiled and published).

1.40         “Generic Competition” means, with respect to a Licensed Product in any country in a given Calendar Quarter, if, during such Calendar Quarter and the immediately preceding Calendar Quarter, one or more Generic Products shall be commercially available in such country

*** Confidential material redacted and filed separately with the Commission.

and such Generic Products shall in the aggregate have a market share of *** of the aggregate market share of such Licensed Product and Generic Products (based on data provided by IMS International or, if such data is not available, such other reliable data source as agreed by the Parties (such agreement not to be unreasonably withheld)) as measured by unit sales.

1.41         “Generic Product” means any pharmaceutical product that contains a Licensed Compound and that is sold under a marketing authorization granted by a Regulatory Authority to a Person other than a Party or its Affiliates, licensees or sublicensees.

1.42         “Good Faith Development” means Development conducted in good faith with the intention of advancing a Program toward registration (and not for the sole purpose of preserving rights hereunder).

1.43         “Hematology Field” means the treatment, control, mitigation, prevention, cure, or diagnosis of all hematologic Indications as defined as of the Effective Date in subsections 280 — 289 (Diseases of the blood and blood-forming organs) of the International Classification of Diseases, Ninth Revision, Clinical Modification (ICD-9-CM).

1.44         “Incyte Group Member” means Incyte and any direct or indirect wholly owned subsidiary of Incyte.

1.45         “Incyte IP” means Incyte Know-How and Incyte Patent Rights.

1.46         “Incyte Know-How” means all Know-How that (a) is Controlled by Incyte or any of its Affiliates as of the Effective Date or during the Term; and (b) is necessary or useful to Develop, manufacture or Commercialize any Licensed Products or Licensed Compounds; provided, however, that Incyte Know-How specifically excludes Joint IP.

1.47         “Incyte Patent Rights” means all Patent Rights that (a) are Controlled by Incyte or any of its Affiliates as of the Effective Date or during the Term; and (b) are necessary or useful to Develop, manufacture or Commercialize any of (x) c-MET Licensed Compounds and c-MET Licensed Products (the “c-MET Patent Rights”); and (y) JAK Licensed Compounds and JAK Licensed Products (the “JAK Patent Rights”); provided, however, that Incyte Patent Rights specifically exclude Joint IP.  The c-MET Patent Rights that exist as of the Effective Date are set forth in Exhibit A-1 and the JAK Patent Rights that exist as of the Effective Date are set forth on Exhibit A-2.

1.48         “Incyte Territory” means, with respect to all JAK Licensed Products and JAK Patent Rights, the United States of America and its territories and possessions.

1.49         “IND” means an Investigational New Drug Application filed with the FDA under 21 C.F.R. Part 312 or similar non-United States application or submission in any country or group of countries for permission to conduct human clinical investigations.

1.50         “Indication” shall mean any disease, condition or syndrome, or sign or symptom of, or associated with, a disease or condition.

*** Confidential material redacted and filed separately with the Commission.

1.51         “Inflammatory Disease” means any inflammatory disease, including the following Indications: RA (and other arthritides including Juvenile RA, ankylosing spondylitis, Sero-negative spondyloarthropathies and psoriatic arthritis), IBD, Crohn’s, Psoriasis, Asthma, chronic obstructive pulmonary disease, Multiple Sclerosis and Systemic Lupus Erythematosus.  Notwithstanding the foregoing, Inflammatory Disease shall specifically exclude (a) any hematologic Indications as defined as of the Effective Date in subsections 280 — 289 (Diseases of the blood and blood-forming organs) of the International Classification of Diseases, Ninth Revision, Clinical Modification (ICD-9-CM) and (b) oncology Indications as defined as of the Effective Date in subsections 140 — 239 (Neoplasms) of the International Classification of Diseases, Ninth Revision, Clinical Modification (ICD-9-CM), including all hematologic malignancies, solid tumors and myeloproliferative diseases (including Myelofibrosis, Polycythemia Vera and Essential Thrombocythemia).

1.52         “Intellectual Property Rights” means patents, trade secrets, copyrights and other forms of proprietary or industrial rights pertaining to inventions, Know-How, original works, and other forms of intellectual property.

1.53         “Inventions” means all patentable inventions, discoveries, improvements and other technology and any Patent Rights based thereon, that are discovered, made or conceived during and in connection with the research, Development, manufacture and Commercialization of Licensed Compounds or Licensed Products.

1.54         “JAK” means human Jak Tyrosine Kinase.

1.55         “JAK2” means Jak2 Tyrosine Kinase.

1.56         “JAK3” means Jak3 Tyrosine Kinase.

1.57         “JAK Excluded Compound” means a ***.

1.58         “JAK2 Inhibitor Compound” means ***.

1.59         “JAK Field” means the Hematology Field and the Oncology Field, and includes all forms of administration except topical.

1.60         “JAK Licensed Compound” means (a) the JAK2 Inhibitor Compound known as INCB018424 (the chemical structure of which has previously been disclosed to Novartis in a letter dated November 23, 2009); (b) the back-up JAK2 Inhibitor Compounds set forth on Schedule 1.60 (the chemical structures of which have previously been disclosed to Novartis in a letter dated November 20, 2009) (each a “JAK Licensed Back-Up Compound”); (c) any Potential JAK Licensed Compound to the extent deemed a JAK Licensed Compound pursuant to Section 4.5; (d) all salts, prodrugs, esters, metabolites, solvates, stereoisomers and polymorphs of the foregoing; and (e) all derivatives of the foregoing containing one or more atoms substituted with a radio isotope (including without limitation derivatives containing deuterium).

*** Confidential material redacted and filed separately with the Commission.

1.61         “JAK Licensed Product” means a product or product candidate that contains one or more JAK Licensed Compounds as the active ingredient, including all formulations and dosages of such JAK Licensed Compounds and all processes and delivery systems that incorporate such JAK Licensed Compounds.

1.62         “JAK Program” means a program conducted pursuant to this Agreement and directed to the research, Development and Commercialization of JAK Licensed Compounds and JAK Licensed Products in the JAK Field.

1.63         “JAK Program Term” means the period beginning on the Effective Date and continuing until the earlier of (a) the termination of this Agreement in its entirety or the JAK Program in accordance with Section 9.2 or (b) following the First Commercial Sale of any JAK Licensed Product, the expiration of the last-to-expire of all Royalty Terms with respect to all JAK Licensed Compounds and JAK Licensed Products.

1.64         “Know-How” means any information, ideas, data, inventions, works of authorship, trade secrets, technology, or materials, including formulations, molecules, assays, reagents, compounds, compositions, human or animal tissue, samples or specimens, and combinations or components thereof, whether or not proprietary or patentable, or public or confidential, and whether stored or transmitted in oral, documentary, electronic or other form, including all Regulatory Documentation, but excluding any such information or materials publicly disclosed in Patent Rights.

1.65         “Law” means any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law, of any federal, national, multinational, state, provincial, county, city or other political subdivision, including (a) good clinical practices and adverse event reporting requirements, guidance from the International Conference on Harmonization or other generally accepted conventions, and all other rules, regulations and requirements of the FDA and other applicable Regulatory Authorities, (b) the Foreign Corrupt Practices Act of 1977, as amended, or any comparable laws in any country, and (c) all export control laws.

1.66         “Licensed Compounds” means:  (a) c-MET Licensed Compounds; and (b) JAK Licensed Compounds.

1.67         “Licensed Patent Rights” means with respect to the Patent Rights licensed to Novartis hereunder, the Incyte Patent Rights and with respect to the Patent Rights licensed to Incyte hereunder, the Novartis Patent Rights.  In each case, Patent Rights forming part of the Joint IP shall be included, as applicable, in the Incyte Patent Rights and Novartis Patent Rights.

1.68         “Licensed Product” means a c-MET Licensed Product or a JAK Licensed Product.  As used in this Agreement, except where not appropriate in context, the Licensed Product also includes the Licensed Compound contained in the Licensed Product.

1.69         “***” means ***.

1.70         “MHLW” means the Japanese Ministry of Health, Labor and Welfare, or a successor agency thereto.

*** Confidential material redacted and filed separately with the Commission.

1.71         “***” means ***.

1.72         “NDA” means (a) (i) a New Drug Application submitted to the FDA, or any successor application or procedure, as more fully defined in 21 C.F.R. § 314.50 et. seq., or (ii) any non-United States counterpart of such a New Drug Application, and (b) all supplements and amendments, including supplemental New Drug Applications (and any non-United States counterparts) that may be filed with respect to the foregoing.

1.73         “Net Sales” means, with respect to any Licensed Product, the net sales on behalf of a Royalty Paying Party or its Affiliates, licensees or sublicensees sold to Third Parties as determined in accordance with the Royalty Paying Party’s usual and customary accounting methods, which are in accordance with Accounting Standards, as consistently applied by such Royalty Paying Party, including a deduction of a fixed percentage of *** for distribution and warehousing expenses and any amounts credited for uncollectible amounts on previously sold Licensed Products.

(a)               In the case of any sale or other disposal of the Licensed Product between or among a Royalty Paying Party and its Affiliates, licensees and sublicensees for resale, Net Sales shall be deemed to occur and shall be calculated as above only on the first arm’s-length sale thereafter to a Third Party.

(b)               In the case of any sale that is not invoiced or is delivered before invoice, Net Sales shall be calculated at the time all the revenue recognition criteria under the applicable Accounting Standards are met.

(c)               In the case of any sale or other disposal for value, such as barter or counter-trade, of Licensed Product, or part thereof, other than in an arm’s length transaction exclusively for cash, Net Sales shall be calculated as above on the value of the non-cash consideration received or the fair market price (if higher) of the Licensed Product in the country of sale or disposal, as determined in accordance with the Accounting Standards.

(d)               In the event the Licensed Product is sold in a finished dosage form containing the Licensed Product in combination with one or more other active ingredients (a “Combination Product”), the Net Sales of the Licensed Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales (as defined above in this Section) of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price in a particular country of the Licensed Product in the prior Calendar Year when sold separately in finished form and B is the weighted average sale price in that country in the prior Calendar Year of the other product(s) sold separately in finished form.  In the event that such average sale price cannot be determined for both the Licensed Product and the other product(s) in combination, Net Sales for purposes of determining royalty payments shall be agreed by the Parties based on the relative value contributed by each component, such agreement shall not be unreasonably withheld.

1.74         “Novartis Group Member” means Novartis AG and any direct or indirect wholly owned subsidiary of Novartis.

1.75         “Novartis Improvements” means Novartis Patent Rights that (a) constitute an improvement to the Incyte IP that is made by or on behalf of Novartis or its Affiliates during the Term; (b) are necessary or useful to Develop, manufacture or Commercialize any JAK Licensed Compounds; and (c) relate to (i) uses of JAK Licensed Compounds or (ii) methods of manufacturing JAK Licensed Compounds.

1.76         “Novartis IP” means, collectively, Novartis Know-How and Novartis Patent Rights.

1.77         “Novartis Know-How” means all Know-How that: (a) is Controlled by Novartis or any of its Affiliates as of the Effective Date or during the Term; and (b) is necessary or useful to Develop, manufacture or Commercialize any Licensed Compounds or Licensed Products; provided, however, that Novartis Know-How specifically excludes Joint IP.

1.78         “Novartis Oncology” means the Novartis oncology business unit of Novartis.

1.79         “Novartis Patent Rights” means all Patent Rights that: (a) are Controlled by Novartis or its Affiliates as of the Effective Date or during the Term; and (b) are necessary or useful to Develop, manufacture or Commercialize all or any of the Licensed Compounds and Licensed Products; provided, however, that Novartis Patents Rights specifically excludes Joint IP.

1.80         “Novartis Sponsored Study” means any Clinical Trial sponsored by Novartis, its Affiliates or sublicensees, but specifically excludes any investigator initiated studies.

1.81         “Novartis Standard Exchange Rate Methodology” means, with respect to amounts invoiced in United States Dollars, all such amounts shall be expressed in United States Dollars.  With respect to amounts invoiced in a currency other than United States Dollars, all such amounts shall be expressed both in the currency in which the amount was invoiced and in the United States Dollar equivalent.  The United States Dollar equivalent shall be calculated using Novartis’ then-current standard exchange rate methodology, which is in accordance with applicable Accounting Standards, applied in its external reporting (which is ultimately based on official rates such as those published by the European Central Bank) for the conversion of foreign currency sales into United States Dollars.

1.82         “Novartis Territory” means (a) with respect to c-MET Licensed Products and c-MET Patent Rights, the entire world; and (b) with respect to JAK Licensed Products and JAK Patent Rights, the entire world other than the Incyte Territory (the “Novartis JAK Territory”).

1.83         “Oncology Field” means the treatment, control, mitigation, prevention, cure, or diagnosis of any oncology Indications as defined as of the Effective Date in subsections 140 — 239 (Neoplasms) of the International Classification of Diseases, Ninth Revision, Clinical

Modification (ICD-9-CM), including all hematologic malignancies, solid tumors and myeloproliferative diseases (including Myelofibrosis, Polycythemia Vera and Essential Thrombocythemia).

1.84         “Out-of-Pocket Costs” means, with respect to certain activities hereunder, direct expenses paid or payable by either Party or its Affiliates to Third Parties (other than employees of such Party or its Affiliates) that are specifically identifiable and incurred to conduct such activities for Licensed Products, have been recorded in accordance with the Accounting Standards, and for the avoidance of doubt, do not include pre-paid amounts or capital expenditures.

1.85         “Party” means Novartis or Incyte.  “Parties” means Novartis and Incyte.

1.86         “Patent Rights” means all patents and patent applications in any country in the world, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all non-United States counterparts of any of the foregoing.

1.87         “Patent Term Extension” means any patent term extension, adjustment or restoration or supplemental protection certificates.

1.88         “Person” means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization or other legal entity.

1.89         “Phase I Study” means a study in humans which provides for the first introduction into humans of a product, conducted in healthy volunteers or patients to obtain information on product safety, tolerability, pharmacological activity or pharmacokinetics, as more fully defined in 21 C.F.R. § 312.21(a) (or the non-United States equivalent thereof).

1.90         “Phase II Study” means a study in humans of the safety, dose ranging and efficacy of a product, which is prospectively designed to generate sufficient data (if successful) to commence pivotal clinical trials, as further defined in 21 C.F.R. § 312.21(b) (or the non-United States equivalent thereof).

1.91         “Phase III Study” means a controlled study in humans of the efficacy and safety of a product, which is prospectively designed to demonstrate statistically whether such product is effective and safe for use in a particular Indication in a manner sufficient to file an NDA to obtain regulatory approval to market the product, as further defined in 21 C.F.R. § 312.21(c) (or the non-United States equivalent thereof).

1.92         “Phase IV Study” means a human clinical trial which is conducted on a product after Regulatory Approval of the product has been obtained from an appropriate Regulatory Authority, and includes (a) trials conducted voluntarily for enhancing marketing or scientific knowledge of an approved Indication or (b) trials conducted after Regulatory Approval due to

*** Confidential material redacted and filed separately with the Commission.

request or requirement of a Regulatory Authority or as a condition of a previously granted Regulatory Approval.

1.93         “Primary Detail” means a Detail in which *** of the time spent during such sales presentation is spent on a Licensed Product and for which *** of the sales representative’s incentive compensation is tied to such Detail.

1.94         “Prior Confidentiality Agreements” means the Confidentiality Agreements between Incyte and Novartis Institutes for BioMedical Research, Inc., an Affiliate of Novartis, dated as of October 30, 2008 and between Incyte and Novartis Pharmaceuticals Corporation, an Affiliate of Novartis, dated as of December 11, 2008 and amended as of January 29, 2009.

1.95         “Program” means the JAK Program or the c-MET Program. “Programs” means the JAK Program and the c-MET Program.

1.96         “Publication” means any publication in a scientific journal, any abstract to be presented to any scientific audience, any presentation at any scientific conference, including slides and texts of oral or other public presentations, any other scientific presentation and any other oral, written or electronic disclosure directed to a scientific audience which pertains to the Licensed Compound, the Licensed Product or the use of the Licensed Product.

1.97         “Randomized Clinical Trial” means a Clinical Trial in human patients of the efficacy of a product that is designed with parallel groups comparing, as applicable, a c-MET Inhibitor Compound or Potential JAK Back-Up Compound to either a placebo or an active comparator.

1.98         “Regulatory Approval” means all approvals (including any applicable governmental price and reimbursement approvals), licenses, registrations, and authorizations of any federal, national, multinational, state, provincial or local Regulatory Authority, department, bureau and other governmental entity that are necessary and sufficient for the marketing and sale of a product in a country or group of countries.

1.99         “Regulatory Authority” means, with respect to a country, the regulatory authority or regulatory authorities of such country with authority over the testing, manufacture, use, storage, importation, promotion, marketing, pricing or sale of a pharmaceutical product in such country.

1.100       “Regulatory Documentation” means, with respect to the Licensed Compounds and Licensed Products, all INDs and other regulatory applications submitted to any Regulatory Authority, Regulatory Approvals, pre-clinical and clinical data and information, regulatory materials, drug dossiers, master files (including Drug Master Files, as defined in 21 C.F.R. 314.420 and any non-United States equivalents), and any other reports, records, regulatory correspondence and other materials relating to Development or Regulatory Approval of a Licensed Compound or Licensed Product, or required to manufacture, distribute or sell the Licensed Products, including any information that relates to pharmacology, toxicology, chemistry, manufacturing and controls data, batch records, safety and efficacy, and any safety database.

1.101       “Regulatory Exclusivity” means the ability to exclude Third Parties from Commercializing a Licensed Product in a country, either through data exclusivity rights, orphan drug designation, or such other rights conferred by a Regulatory Authority in such country, other than through Patent Rights.

1.102       “Regulatory Expenses” means, with respect to a Licensed Compound or Licensed Product, all Out-of-Pocket Costs incurred by or on behalf of a Party in connection with the preparation and filing of regulatory submissions for Licensed Product and obtaining of Regulatory Approvals.

1.103       “Right of Reference or Use” means a “Right of Reference or Use” as that term is defined in 21 C.F.R. §314.3(b), and any non-United States equivalents.

1.104       “Royalty Paying Party” means the Party required to pay royalties to the other Party with respect to a Licensed Product pursuant to Sections 2.6(a)(iii), 4.5(c), 8.3 and 9.3(a).

1.105       “Royalty Receiving Party” means the Party that is entitled to receive royalties from the other Party with respect to a Licensed Product pursuant to Sections 2.6(a)(iii), 4.5(c), 8.3 and 9.3(a).

1.106       “SEC” means the United States Securities and Exchange Commission.

1.107       “Secondary JAK Patent Rights” means all JAK Patent Rights and Joint IP Covering the JAK Licensed Compounds and JAK Licensed Products (“Joint JAK IP”) except for the Patent Rights that are designated as INCY0039 (the “INCY0039 Patent Rights”).  The INCY0039 Patent Rights that exist as of the Effective Date are set forth as INCY0039 on Exhibit A-2.

1.108       “Software Source Code” means all Incyte Know-How that are computer programs and applications including implementation of algorithms, models and methodologies, in each case in source code form (unless Incyte does not Control the same in source code form and then in object code form), as well as compilations of data, descriptions, library functions, flow charts, architecture, database design, display screens and development tools and other information, work product or tools used to design, plan, organize or develop any of the foregoing that relate to the JAK Program or the c-MET Program or both.

1.109       “Supply Agreement” means a supply agreement entered into by Incyte and Novartis as described in ARTICLE V.

1.110       “Terminated Program” means (a) with respect to the termination of this Agreement with respect to a Program pursuant to Sections 9.2(a), 9.2(b) or 9.2(d), the Program subject to such termination; and (b) with respect to termination of this Agreement in its entirety, both Programs.

1.111       “Third Party” means any Person other than a Party or any of its Affiliates.

1.112       “Valid Claim”  means (a) a claim of an issued patent that has not expired or been abandoned, or been revoked, held invalid or unenforceable by a patent office, court or other

*** Confidential material redacted and filed separately with the Commission.

governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) or (b) a claim within a patent application that has not been revoked, cancelled, withdrawn, held invalid or abandoned ***.

1.113       “Viable Compound” means a JAK Licensed Compound, Potential JAK Back-Up Compound or JAK Candidate that has not failed to meet predetermined efficacy or activity criteria established by unanimous agreement of the JSC and where the patentability and freedom to operate of the JAK Licensed Compound, Potential JAK Back-Up Compound or JAK Candidate appear favorable.

1.114       “Voting Stock” means securities of any class or series of a corporation, limited liability company, association or other entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote generally in matters put before the shareholders or members of such corporation, limited liability company, association or other entity.

1.115       Additional Definitions.  Each of the following definitions is set forth in the section of this Agreement indicated below:

DEFINITION	SECTION

13D Group	11.6(b)
Agreement	Preamble
Auditee	8.6(f)
Audit Rights Holder	8.6(f)
Audit Team	8.6(a)
Bankruptcy Code	2.4
Breaching Party	9.2(b)
Buy-In Party	4.3(c)
Clinical Supply Agreement	5.1(b)
c-MET JDC	3.2
c-MET Licensed Back-Up Compound	1.14
c-MET Patent Rights	1.47
CoC Party	Exhibit H
Co-Detailing Right	6.3(a)
Combination Product	1.73(d)
Controlling Party	7.2(d)
***	***
Development Budget	4.3(a)(iii)
Development Plan	4.2(a)(ii)
Disclosing Party	12.1
Effective Date	Preamble
Exchange Act	11.6
***	***
Global Branding Strategy	6.5(a)
Global Safety Database	4.7(c)

*** Confidential material redacted and filed separately with the Commission.

GMP	5.1(b)(ii)
Group Company	1.9(a)
INCY0039 Patent Rights	1.107
Incyte	Preamble
Incyte Indemnified Parties	10.1(a)
***	***
Initial Development Plan	4.2(a)(ii)
JAK Candidate	4.5(a)
JAK JDC	3.2
JAK Licensed Back-Up Compound	1.60
JAK Mark	6.5(b)(ii)
JAK Patent Rights	1.47
JCC	3.2
JIPC	3.2
Joint c-MET IP	7.2(b)
Joint Development Activity	4.3(a)(iii)
Joint IP	7.1(b)
Joint JAK IP	1.107
JPT	3.2
JSC	3.1(a)
***	***
***	***
Non-Breaching Party	9.2(b)
Non-CoC Party	Exhibit H
Non-Controlling Party	7.2(d)
Notice	14.6
Novartis	Preamble
Novartis Indemnified Parties	10.2(a)
Novartis Information Rights	4.1(c)(i)
Novartis JAK Territory	1.82
Payments	8.7
***	***
Pharmacovigilance Agreement	4.7(c)
Potential JAK Back-Up Compound	4.5(b)
Promotional Plan	6.3(a)
Receiving Party	12.1
Royalty Term	8.3(c)
Severed Clause	14.13
SOPs	3.2(a)(ii)
Term	9.1
Third-Party Infringement	7.3(a)
UCC	6.3(b)(iii)

1.116       Construction.  In construing this Agreement, unless expressly specified otherwise:

(a)               references to Sections, Exhibits and Schedules are to sections of, and schedules and exhibits to, this Agreement;

(b)               except where the context otherwise requires, use of either gender includes the other gender, and use of the singular includes the plural and vice versa;

(c)               headings and titles are for convenience only and do not affect the interpretation of this Agreement;

(d)               any list or examples following the word “including” shall be interpreted without limitation to the generality of the preceding words;

(e)               except where the context otherwise requires, the word “or” is used in the inclusive sense;

(f)                all references to “dollars” or “$” herein shall mean U.S. Dollars; and

(g)               each party represents that it has been represented by legal counsel in connection with this agreement and acknowledges that it has participated in the drafting hereof.

In interpreting and applying the terms and provisions of this agreement, the parties agree that no presumption will apply against the party which drafted such terms and provisions.

ARTICLE II

LICENSES

2.1           Rights Granted by Incyte to Novartis.

(a)               c-MET License Grant.   Subject to the terms of this Agreement, Incyte hereby grants Novartis, during the Term, an exclusive (even as to Incyte and its Affiliates), royalty-bearing, non-transferable (except in accordance with Section 14.3) license, with the right to sublicense (subject to Section 2.3), under Incyte IP and Incyte’s and its Affiliates’ interests in Joint IP, to research, Develop, Commercialize, make, have made, use, offer for sale, sell and import c-MET Licensed Compounds and c-MET Licensed Products in the Novartis Territory in the c-MET Field.

(b)               JAK License Grant.  Subject to the terms of this Agreement, Incyte hereby grants Novartis, during the Term, an exclusive (even as to Incyte and its Affiliates), royalty-bearing, non-transferable (except in accordance with Section 14.3) license, with the right to sublicense (subject to Section 2.3), under Incyte IP and Incyte’s and its Affiliates’ interests in Joint IP, to (i) research, Develop, Commercialize, make, have made, use, offer for sale, sell and import JAK Licensed Compounds and JAK Licensed Products in the Novartis JAK Territory in the JAK Field and (ii) research, Develop, make and have made JAK Licensed Compounds and JAK Licensed Products in the Incyte Territory for the sole purpose of using, offering for sale and selling JAK Licensed Products in, and importing JAK Licensed Compounds and JAK Licensed Products into, the Novartis JAK Territory in the JAK Field; provided however, that Novartis may not, directly or indirectly, conduct Clinical Trials or other clinical studies, including any investigator initiated studies, in the Incyte Territory without the prior approval of the JSC.

2.2           Rights Granted by Novartis to Incyte.

*** Confidential material redacted and filed separately with the Commission.

(a)                                              Subject to the terms of this Agreement, Novartis hereby grants Incyte, during the Term, a non-exclusive non-transferable (except in accordance with Section 14.3) license, with the right to sublicense (subject to Section 2.3), under Novartis IP, to: (i) research, Develop, Commercialize, make, have made, use, offer for sale, sell and import JAK Licensed Compounds and JAK Licensed Products in the JAK Field in the Incyte Territory; and (ii) research, Develop, make and have made JAK Licensed Compounds and JAK Licensed Products in the Novartis JAK Territory for the sole purpose of using, offering for sale and selling JAK Licensed Products in, and importing JAK Licensed Compounds and JAK Licensed Products into, the Incyte Territory in the JAK Field; provided however, that Incyte may not, directly or indirectly, conduct Clinical Trials or other clinical studies, including any investigator initiated studies, in the Novartis Territory without the prior approval of the JSC.

(b)                                             Subject to the terms of this Agreement, Novartis hereby grants Incyte, during the Term, a non-exclusive non-transferable (except in accordance with Section 14.3) license, with the right to sublicense (subject to Section 2.3), under Novartis Improvements to research, Develop, make, have made, use, offer for sale, sell and import JAK Licensed Compounds (as such compounds exist as of the Effective Date) and JAK Licensed Products (as such compounds exist as of the Effective Date) in (i) topical formulations outside the JAK Field worldwide; and (ii) non-oral formulations for ophthalmic Indications worldwide.

2.3                                 Sublicense Rights.  Each Party shall have the right to grant sublicenses within the scope of the licenses under Section 2.1 or 2.2, as applicable, solely to its Affiliates and to Third Parties that are conducting collaborative research, Development and/or Commercialization activities with such Party or its Affiliates with respect to Licensed Compounds and Licensed Products; provided that any sublicense granted to Third Party collaborators under this Agreement shall be pursuant to a written agreement that subjects such sublicensee to all relevant restrictions and limitations set forth in this Agreement, including the confidentiality provisions of ARTICLE XII.  If either Party grants a sublicense to a Third Party as permitted by this Section 2.3, then such Party shall provide the other Party prompt written notice thereof and shall provide the other Party with an executed copy of any such sublicense (redacted as necessary to protect confidential or commercially sensitive information). Except as otherwise agreed by the Parties in writing, each Party shall be jointly and severally responsible with its sublicensees to the other Party for failure by its sublicensees to comply with this Agreement.  In the event that (a) the sublicensee has failed to cure a material breach or take such steps as would be considered reasonable to effectively cure such breach under any such sublicense within *** after notice of such breach and (b) such material breach also constitutes a breach of this Agreement, the sublicensor shall terminate the sublicense at the request of the Party that is not the sublicensor.

2.4                                 Section 365(n) of The Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement, including the licenses granted under this ARTICLE II and the rights granted under Section 4.3(d), are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code.  The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.  Each Party agrees that the other Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of applicable Law outside the

United States that provide similar protection for “intellectual property.”  The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code or analogous provisions of applicable Law outside the United States, the other Party will be entitled to a complete duplicate of (or complete access to, as the other (non-bankrupt) Party deems appropriate) such intellectual property and all embodiments of such intellectual property, which, if not already in such Party’s possession, will be promptly delivered to it upon such Party’s written request thereof.  Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

2.5                                 Retained Rights.

(a)                                              No Implied Licenses or Rights.  Except as expressly provided in Section 2.1, and subject to Section 2.6, all rights in and to the Incyte IP, Incyte’s and its Affiliates’ interests in Joint IP and any other Patent Rights or Know-How of Incyte and its Affiliates, are hereby retained by Incyte and its Affiliates.  Except as expressly provided in Section 2.2, and subject to Section 2.6, all rights in and to the Novartis IP, and Novartis’ and its Affiliates’ interests in Joint IP and any other Patent Rights or Know-How of Novartis and its Affiliates, are hereby retained by Novartis and its Affiliates.

(b)                                             Other Retained Rights.  Notwithstanding the exclusive licenses granted to Novartis pursuant to Section 2.1, Incyte retains the right to practice under the Incyte IP and Joint IP to:

(i)                                     perform (and to sublicense Third Parties to perform) its obligations under this Agreement and any Supply Agreement, including for the purpose of performing its activities in connection with the Clinical Trials and any related manufacture of Drug Product or Drug Substance; and

(ii)                                  make, have made, use, and test Licensed Compounds solely for internal research purposes.  For purposes of clarity, the license granted to Novartis in Section 2.1 shall not require Incyte to remove any Licensed Compounds from Incyte’s compound library.

(c)                                              JAK2 Inhibitor Compounds that are not JAK Licensed Compounds.

(i)                                     For purposes of clarity, the Parties acknowledge that the license grant in Section 2.1 does not include any rights under Incyte IP and Joint IP to research, Develop, Commercialize, make, have made, use, offer for sale, sell and import JAK2 Inhibitor Compounds that are not JAK Licensed Compounds, including Incyte’s compound INCB028050 and, subject to Section 2.6(b)(i), Incyte retains all rights to practice under the Incyte IP and Joint IP to research, Develop, Commercialize, make, have made, use, offer for sale, sell and import JAK2 Inhibitor Compounds that are not JAK Licensed Compounds (including Incyte’s compound INCB028050) for all uses worldwide.

(ii)                                  Notwithstanding Sections 2.5(c)(i) and 4.5, Incyte shall not research, Develop, Commercialize, make, have made, use, offer for sale, sell and import, nor will

*** Confidential material redacted and filed separately with the Commission.

it allow its Affiliates or Third Party licensees to research, Develop, Commercialize, make, have made, use, offer for sale, sell and import, INCB028050 in the JAK Field.

2.6                                 Non-Compete.

(a)                                              c-MET Inhibitor Compounds and c-MET Licensed Compounds.

(i)                                     During the c-MET Program Term, Incyte agrees not to, and shall cause its Affiliates not to, directly or indirectly, including through any ownership interest in any other entity (other than through an ownership interest of *** or less of a public company), Develop or Commercialize any c-MET Inhibitor Compounds in any field in any country.  Notwithstanding the foregoing, nothing in this Agreement shall prohibit Incyte or its Affiliates from Developing or Commercializing any c-MET Excluded Compound in any field anywhere in the world.

(ii)                                  During the c-MET Program Term, Novartis agrees not to, and shall cause its Affiliates not to, directly or indirectly, including through any ownership interest in any other entity (other than through an ownership interest of *** or less of a public company), conduct any Randomized Clinical Trial with, or Commercialize, any c-MET Inhibitor Compound that is not a c-MET Licensed Compound.  Notwithstanding the foregoing, nothing in this Agreement shall prohibit Novartis or its Affiliates from Developing or Commercializing any c-MET Excluded Compound in any field anywhere in the world.

(iii)                               If no Licensed c-MET Inhibitor Compound has been Commercialized by Novartis under this Agreement and Novartis or its Affiliates commence a Randomized Clinical Trial of any c-MET Inhibitor Compound other than a c-MET Excluded Compound within *** after the termination of Novartis’ license under Section 2.1(a), then Novartis shall pay Incyte a *** royalty on Net Sales of such c-MET Inhibitor Compound until the expiration of the relevant Patent Rights that Cover such c-MET Inhibitor Compound.  For purposes of clarity, nothing in this Section 2.6(a)(iii) shall be construed to extend the license grants to Novartis under Section 2.1 to Cover such c-MET Inhibitor Compound.

(b)                                             JAK2 Inhibitor Compounds and JAK Licensed Compounds.

(i)                                     During the JAK Program Term, Incyte agrees not to, and shall cause its Affiliates not to, directly or indirectly, including through any ownership interest in any other entity (other than through an ownership interest of *** or less of a public company), Develop or Commercialize any JAK2 Inhibitor Compounds in the JAK Field anywhere in the world, other than as expressly permitted under this Agreement (including Section 4.5).  Notwithstanding the foregoing, nothing in this Agreement shall prohibit Incyte or its Affiliates from Developing or Commercializing any JAK Excluded Compound in any field anywhere in the world.

(ii)                                  During the JAK Program Term, Novartis agrees not to, and shall cause its Affiliates not to, directly or indirectly, including through any ownership interest in any other entity (other than through an ownership interest of *** or less of a public

*** Confidential material redacted and filed separately with the Commission.

company), Develop or Commercialize any JAK2 Inhibitor Compounds in the JAK Field anywhere in the world, other than as expressly permitted under this Agreement (including Section 4.5).  Notwithstanding the foregoing, nothing in this Agreement shall prohibit Novartis or its Affiliates from Developing or Commercializing any JAK Excluded Compound in any field anywhere in the world.

(iii)                               For the avoidance of doubt, neither Novartis nor its Affiliates will Develop or Commercialize any JAK Licensed Compounds anywhere in the world for the treatment of any Inflammatory Disease.

(iv)                              Nothing herein shall limit Novartis’ or its Affiliates’ rights to Develop or Commercialize any product outside the JAK Field containing a compound whose primary activity is related to JAK3 as Developed or Commercialized by Novartis or its Affiliates or sublicensees ***.

(v)                                 During the JAK Program Term, Incyte may not Develop or Commercialize JAK Licensed Compounds outside the JAK Field except that Incyte may Develop and Commercialize JAK Licensed Compounds for use in (A) topical formulations outside the JAK Field worldwide, and (B) non-oral formulations for ophthalmic Indications anywhere in the world.

(c)                                              JSC Designation as Excluded Compound.  In the event that either Party identifies a c-MET Inhibitor Compound (that is not a c-MET Excluded Compound under Section 1.11(a)) or a JAK2 Inhibitor Compound (that is not a JAK Excluded Compound under Section 1.57(a)) that such Party reasonably believes would not compete with a Licensed Product, including because (i) such compound, when tested in vivo, is shown to have its pharmacological effect via a mechanism other than via c-MET or JAK2, respectively, or (ii) such compound would be reasonably expected to serve a different and distinct patient population compared to existing Licensed Products, then such Party may schedule a discussion on this topic for the next scheduled JSC meeting. At such JSC meeting, such Party shall present the data supporting its contention that such compound would reasonably be expected not to compete with existing Licensed Products and therefore formally request that such compound be designated either a c-MET Excluded Compound or a JAK Excluded Compound. The JSC shall, no later than the next scheduled JSC meeting, decide whether to approve such request, which decision shall be approved solely by unanimous agreement of the JSC, provided that the Parties shall consider such decisions in good faith on the merits of whether clause (i) or (ii) above have been satisfied. In the event that either Party identifies a c-MET Inhibitor Compound or a JAK2 Inhibitor Compound that such Party reasonably believes would serve a different and distinct patient population compared to the respective Licensed Product but also is expected to serve some portion of the patient population served by existing Licensed Products, then in addition to presenting the relevant data about that compound, the requesting Party shall also propose an appropriate royalty rate that would fairly compensate the other Party for the potential royalties that it would be expected to forego based on the likely use of such compound in lieu of the relevant Licensed Product.

ARTICLE III

GOVERNANCE

3.1                                 Joint Steering Committee.

(a)                                              Establishment.  The Parties shall establish a joint steering committee (“JSC”) within thirty (30) days after the Effective Date that will have the responsibility for the overall coordination and oversight of the Parties’ activities under this Agreement.  As soon as practicable following the Effective Date (but in no event more than thirty (30) days following the Effective Date), each Party shall designate its initial three (3) representatives on the JSC.  Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in ARTICLE XII. A representative from Novartis shall act as the chairperson of the JSC.  The chairperson shall not have any greater authority than any other representative on the JSC and shall conduct the following activities of the JSC: (i) calling meetings of the JSC; (ii) preparing and issuing minutes of each such meeting within thirty (30) days thereafter; (iii) ensuring that any decision-making delegated to the JSC is carried out in accordance with Section 3.5; and (iv) preparing and circulating an agenda for the upcoming meeting; provided that the chairperson shall include any agenda items proposed by Incyte.  Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any JSC meeting; provided, however, that each Party shall ensure that at all times during the existence of the JSC, its representatives on the JSC are appropriate in terms of expertise and seniority (including at least one member of senior management) for the then-current stage of Development and Commercialization of the Licensed Products and have the authority to bind such Party with respect to matters within the purview of the JSC.

(b)                                             Responsibilities.  The JSC shall have responsibility for:  (i) the general oversight of the collaboration, including approval of Development Budgets; (ii) periodic review of the overall goals and strategy of the Programs; (iii) attempting to resolve any disputes and to consider any other issues brought to its attention by the Parties; (iv) establishing the efficacy and activity criteria for Viable Compounds in accordance with Section 1.113; and (v) performing such other functions as appropriate to further the purposes of this Agreement, as mutually agreed upon by the Parties in writing.

3.2                                 Subcommittees.  The JSC may establish and disband such subcommittees as deemed necessary by the JSC.  Each such subcommittee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties.  Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any subcommittee meeting; provided, however, that each Party shall ensure that at all times during the existence of any subcommittee, its representatives on such subcommittee are appropriate in terms of expertise and seniority for the then-current stage of Development and Commercialization of the Licensed Product in the Field in the Territory and have the authority to bind such Party with respect to matters within the purview of the relevant subcommittee. Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in ARTICLE XII.  Except as expressly provided in this Agreement, no subcommittee shall have the authority to bind the Parties hereunder and each subcommittee shall report to, and any decisions shall be made by, the JSC.  The initial subcommittees of the JSC will be the Joint c-MET Development Committee (“c-MET JDC”), Joint JAK Development Committee (“JAK JDC”), Joint Program Team (“JPT”), the Joint Commercialization Committee (“JCC”) and the Joint Intellectual Property Committee (“JIPC”)

(a)                                              Joint c-MET Development Committee.

(i)                                     The c-MET JDC will have the responsibility for the overall coordination and oversight of the c-MET Program in the c-MET Field in the Novartis Territory.  As soon as practicable following the Effective Date (but in no event more than thirty (30) days following the Effective Date), each Party shall designate its initial three (3) representatives on the c-MET JDC.  Novartis shall appoint a person from among its representatives on the c-MET JDC to serve as the chairperson of the c-MET JDC.  The chairperson shall not have any greater authority than any other representative on the c-MET JDC and shall conduct the following activities of the c-MET JDC: (A) calling meetings of the c-MET JDC; (B) preparing and issuing minutes of each such meeting within thirty (30) days thereafter; (C) preparing and circulating an agenda for the upcoming meeting; provided that the chairperson shall include any agenda items proposed by Incyte; and (D) ensuring that any decision-making delegated to the c-MET JDC is carried out in accordance with Section 3.5.

(ii)                                  The c-MET JDC shall have responsibility for (A) overseeing the initial transfer of information and designated activities from Incyte to Novartis relating to the c-MET Program; (B) overseeing the subsequent flow and transfer of information between the Parties related to the c-MET Program pursuant to Section 4.1(b); (C) overseeing, reviewing and coordinating the c-MET Program; (D) subject to unanimous approval by the JSC, defining the exact assay conditions for c-MET testing activity and overseeing the exchange of standard operating procedures (“SOPs”) in connection with the same; (E) approving c-MET Licensed Back-Up Compound(s) selected by Novartis for further Development; and (F) as applicable, overseeing, reviewing and coordinating the work being done under the Development Plans.

(b)                                             Joint JAK Development Committee.

(i)                                     The JAK JDC will have the responsibility for the overall coordination and oversight of the JAK Program in the JAK Field worldwide.  As soon as practicable following the Effective Date (but in no event more than thirty (30) days following the Effective Date), each Party shall designate its initial three (3) representatives on the JAK JDC.  Novartis and Incyte shall each appoint a person from among its representatives on the JAK JDC to serve as the co-chairperson of the JAK JDC.  The co-chairpersons shall not have any greater authority than any other representative on the JAK JDC and shall conduct the following activities of the JAK JDC: (A) calling meetings of the JAK JDC; (B) preparing and issuing minutes of each such meeting within thirty (30) days thereafter; (C) preparing and circulating an agenda for the upcoming meeting; and (D) ensuring that any decision-making delegated to the JAK JDC is carried out in accordance with Section 3.5.

(ii)                                  The JAK JDC shall have responsibility for (A) overseeing the initial transfer of information and designated activities from Incyte to Novartis relating to the JAK Program; (B) overseeing the subsequent flow and transfer of information between the Parties related to the JAK Program pursuant to Section 4.1(b); (C) overseeing, reviewing and coordinating the JAK Program; (D) subject to unanimous approval by the JSC, defining the exact assay conditions for JAK testing activity and overseeing the exchange of SOPs in connection with the same; (E) approving the JAK Licensed Back-Up Compound(s) selected by the JPT for further Development; (F) as applicable, overseeing, reviewing and coordinating the work being done under the Development Plans; and (G) selecting Indications for Development for the JAK Program.

(c)                                              Joint Program Team.

(i)                                     The JPT shall be the principal organization through which the Development of the JAK Program is planned, administered and evaluated.  As soon as practicable following the Effective Date (but in no event more than thirty (30) days following the Effective Date), each Party shall designate its initial three (3) representatives on the JPT.  The JPT shall be composed of representatives from Incyte’s and Novartis’s various functional groups involved in Development of the JAK Licensed Product, namely Clinical Development and Medical Affairs, Drug Regulatory Affairs, Exploratory Development, Marketing and Technical Research and Development.  Novartis and Incyte shall each appoint a person from among its representatives on the JPT to serve as the co-chairperson of the JPT.  The co-chairpersons shall not have any greater authority than any other representative on the JPT and shall conduct the following activities of the JPT: (A) calling meetings of the JPT; (B) preparing and issuing minutes of each such meeting within thirty (30) days thereafter; (C) preparing and circulating an agenda for the upcoming meeting; and (D) ensuring that any decision-making delegated to the JPT is carried out in accordance with Section 3.5.

(ii)                                  The JPT shall have responsibility for: (A) selecting the JAK Licensed Back-Up Compounds for approval by the JAK JDC; (B) reviewing the Development Plans prepared by Novartis pursuant to Section 4.2(a)(ii); (C) amending the Development Plan to include any Joint Development Activities in accordance with Section 4.3(a); and (D) overseeing the overall JAK Program.

(d)                                             Joint Commercialization Committee.

(i)                                     The JCC shall oversee Commercialization of JAK Licensed Products in the Field worldwide.  As soon as practicable following the Effective Date (but in no event more than thirty (30) days following the Effective Date), each Party shall designate its initial three (3) representatives on the JCC.  The JCC shall be composed of appropriate and key executives of Novartis together with an equal number of appropriate and key executives from Incyte.  Novartis and Incyte shall each appoint a person from among its representatives on the JCC to serve as the co-chairperson of the JCC.  The co-chairpersons shall not have any greater authority than any other representative on the JCC and shall conduct the following activities of the JCC: (A) calling meetings of the JCC; (B) preparing and issuing minutes of each such meeting within thirty (30) days thereafter; (C) preparing and circulating an agenda for the upcoming meeting; and (D) ensuring that any decision-making delegated to the JCC is carried out in accordance with Section 3.5.

(ii)                                  The JCC shall be responsible for: (A) overseeing, reviewing and coordinating the Commercialization of JAK Licensed Products in the Field worldwide; (B)

developing and overseeing the Global Branding Strategy; (C) setting overall strategic objectives and plans related to Commercialization of JAK Licensed Products in the Field worldwide; (D) reviewing, commenting on and approving the Promotional Plan; (E) reviewing Commercialization issues for JAK Licensed Products in the Field in the Novartis Territory that will have an impact on Commercialization of JAK Licensed Products in the Field in the Incyte Territory; (F) reviewing Commercialization issues for JAK Licensed Products in the Field in the Incyte Territory that will have an impact on Commercialization of JAK Licensed Products in the Field in the Novartis Territory; (G) providing a forum for the Parties to discuss the Commercialization of JAK Licensed Products in the Field worldwide; and (H) such other  responsibilities as may be assigned to the JCC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time.

(e)                                              Joint Intellectual Property Committee.

(i)                                     The JIPC shall have the responsibility for oversight relating to the filing, prosecution and maintenance of JAK Patent Rights under Section 7.2(c).  As soon as practicable following the Effective Date (but in no event more than thirty (30) days following the Effective Date), each Party shall designate its two (2) representatives on the JIPC.  A representative of Incyte shall act as the chairperson of the JIPC.  The chairperson shall not have any greater authority than any other representative on the JIPC and shall conduct the following activities of the JIPC:  (A) calling meetings of the JIPC at least every quarter; (B) preparing and issuing minutes of each such meeting within thirty (30) days thereafter; (C) preparing and circulating an agenda for the upcoming meeting, provided that the chairperson shall include any agenda items proposed by Novartis; and (D) ensuring that any decision-making delegated to the JIPC is carried out in accordance with Section 3.5.

(ii)                                  The JIPC shall have responsibility for the following with respect to JAK Patent Rights under Section 7.2(c):  (A) on an application by-application basis, determining what claims will be prosecuted and what claims or applications will be abandoned; and (B) conducting periodic portfolio reviews to maximize the strength of the patent portfolio and cost effectiveness of the preparation, filing, prosecution and maintenance of JAK Patent Rights.

(iii)                               Subject to JIPC discussions, Incyte shall promptly file any U.S. priority applications for patent rights covering the JAK Licensed Back-Up Compounds.

3.3                                 Committee Meetings.

(a)                                              Commencing in the first Calendar Quarter of 2010, the JSC and each of the subcommittees shall each hold at least one (1) meeting per Calendar Quarter at such times during such Calendar Quarter as the chairperson elects to do so.  Except where a Party fails to appoint a member or members to the JSC or its subcommittees or fails to participate in meetings of the JSC or its subcommittees pursuant to Section 3.6, meetings of the JSC and the subcommittees, respectively, shall be effective only if at least one (1) representative of each Party is present or participating.  The JSC and its subcommittees may meet either (i) in person at either Party’s facilities or at such locations as the Parties may otherwise agree or (ii) by audio or video teleconference; provided that no less than one (1) meeting during each Calendar Year shall be conducted in person.  Other representatives of each Party involved with the Licensed Product may attend meetings as non-voting participants, subject to the confidentiality provisions set forth in ARTICLE XII.  Additional meetings of the JSC and its subcommittees may also be held with the consent of each Party, or as required under this Agreement, and neither Party shall unreasonably withhold its consent to hold such additional meetings.  Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings.

(b)                                             At the first meeting of each of the JSC, c-MET JDC and JAK JDC, such committee shall establish, as applicable, the efficacy and activity criteria for Viable Compounds, the assay conditions for c-MET testing activity and the assay conditions for JAK testing activity.

3.4                                 Authority.  The JSC and any subcommittee shall have only the powers assigned expressly to it in this ARTICLE III and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement.  In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JSC or any subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.

3.5                                 Decisions.

(a)                                              Initial Dispute Resolution Procedures.  Subject to the provisions of this Section 3.5, actions to be taken by the JSC and each of the subcommittees shall be taken only following a unanimous vote, with each Party having one (1) vote.  If any subcommittee fails to reach unanimous agreement on a matter before it for decision for a period in excess of thirty (30) days, the matter shall be referred to the JSC.

(b)                                             Final Decision-Making. If the JSC fails to reach unanimous agreement on a matter before it for decision for a period in excess of thirty (30) days, the following provisions shall apply:

(i)                                     The JSC representatives appointed by Novartis shall have the deciding vote on any matter involving (A) the Development or Commercialization of any c-MET Licensed Compound and c-MET Licensed Product (including selection of Indications); (B) the Development or Commercialization of any JAK Licensed Compound or JAK Licensed Product in the JAK Field (including selection of Indications) in the Novartis JAK Territory; (C) whether a Potential JAK Back-Up Compound is Developed in the JAK Field in the Novartis JAK Territory in a Randomized Clinical Trial and beyond in accordance with Section 4.5 and (D) any matter within the scope of responsibility of the JIPC pertaining to the Secondary JAK Patent Rights in the Novartis JAK Territory.  Incyte shall have the right to appeal any such decision of the JSC to the Novartis Executive Officer or a designee of the Novartis Executive Officer with decision-making authority for resolution. In such case, the Novartis Executive Officer or designee shall have the final decision-making authority on such issue.

(ii)                                  The JSC representatives appointed by Incyte shall have the deciding vote on any matter involving (A) the Development or Commercialization of JAK Licensed Compound or JAK Licensed Product in the JAK Field (including selection of

*** Confidential material redacted and filed separately with the Commission.

Indications) in the Incyte Territory; (B) the Development activities described in Section 4.2(b) until such time as Novartis assumes responsibility for such activities; (C) whether a Potential JAK Back-Up Compound is Developed in the JAK Field in the Incyte Territory in a Randomized Clinical Trial and beyond in accordance with Section 4.5; and (D) any matter within the scope of responsibility of the JIPC pertaining to (x) the INCY0039 Patent Rights worldwide and (y) Secondary JAK Patent Rights in the Incyte Territory.  Novartis shall have the right to appeal any such decision of the JSC to the Incyte Executive Officer or a designee of the Incyte Executive Officer with decision-making authority for resolution. In such case, the Incyte Executive Officer or designee shall have the final decision-making authority on such issue.

(c)                                              Exceptions.  Notwithstanding the foregoing, neither Party shall exercise its right to finally resolve a dispute pursuant to Section 3.5(b):  (i) in a manner that excuses such Party from any of its obligations specifically enumerated under this Agreement, (ii) in a manner that negates any consent rights or other rights specifically allocated to the other Party under this Agreement; (iii) to increase Development Costs for the other Party for a given Calendar Year by more than *** above the then current Development Budget for the Calendar Year; (iv) to resolve any dispute regarding whether a Party may conduct Development or Commercialization activities in the other Party’s territory; (v) to establish FTE Rates for any Development activities; (vi) to resolve any dispute regarding whether a milestone event set forth in Section 8.2 has been achieved; or (vii) in a manner that would require the other Party to perform any act that it reasonably believes to be inconsistent with any Law or any approval, order, policy or guidelines of a Regulatory Authority.

(d)                                             Unanimous Agreement.  If the provisions of this Agreement (other than Section 3.5(a)) specify that unanimous agreement of the JSC or any subcommittee is required for any matter, then neither Party may exercise a deciding vote under the provisions of Section 3.5(b) with respect to such matter.

3.6                                 Committee Membership.

(a)                                              Appointment is a Right.  The appointment of members of the JSC and any subcommittees of the JSC is a right of each Party and not an obligation and shall not be a “deliverable” as referenced in any existing authoritative accounting literature.  Each Party shall be free to determine not to appoint members to the JSC or any subcommittee of the JSC.

(b)                                             Consequence of Non-Appointment.  If a Party does not appoint members of the JSC or any subcommittee of the JSC, it shall not be a breach of this Agreement, nor shall any consideration be required to be returned, and unless and until such members are appointed, the Party that has made the requisite appointments may unilaterally discharge the roles of the JSC or any subcommittee thereof for which members were not appointed, provided that (i) neither Party shall unilaterally discharge the roles of the JSC or any subcommittee thereof as permitted under this Section 3.6(b) unless the other Party has not appointed any members within thirty (30) days after the first Party has completed its appointment of its members, and (ii) the responsibility of the JIPC shall be carried out through bilateral meetings of representatives of Incyte and Novartis, with any disputed matters resolved in accordance with Sections 3.5(b)(i)(D) and 3.5(b)(ii)(D).

*** Confidential material redacted and filed separately with the Commission.

ARTICLE IV

DEVELOPMENT; REGULATORY MATTERS

4.1                                 Information Transfer.

(a)                                              Initial Information Transfer to Novartis.  (i) Within a reasonable period not to exceed *** after the Effective Date, Incyte shall make available to Novartis, in a mutually-agreed upon format and without further financial consideration, the material clinical data and manufacturing Know-How included in the Incyte Know-How and that is described in Exhibit B, and (ii) from the Effective Date through ***, Incyte shall make its relevant scientific and technical personnel reasonably available to Novartis at Incyte’s offices, at reasonable times during Incyte’s normal business hours and upon reasonable prior notice, to answer any questions or provide instruction as reasonably requested by Novartis concerning the information delivered pursuant to this Section 4.1.

(b)                                             Continuing Information Transfer.  On an ongoing basis during the JAK Program Term, on a *** basis (or such more frequent basis as determined by the JAK JDC), each Party shall make available to the other Party, in a mutually agreed-upon format, (i) material clinical data, (ii) manufacturing Know-How included in the Incyte Know-How or Novartis Know-How, as applicable, (iii) software tools used by Incyte or Novartis, as applicable, to analyze data arising from the JAK Program, and (iv) such other aspects of the Incyte Know-How or Novartis Know-How, as applicable, as shall be reasonably requested by the other Party.

(c)                                              Access to Information Under Incyte Clinical and Supply Agreements.

(i)                                     As promptly as practicable following the Effective Date, Incyte ***, “Novartis Information Rights”).  Without limiting the foregoing, Incyte *** the Novartis Information Rights.  Incyte shall ***.  If *** the Novartis Information Rights ***, Novartis shall ***.  Incyte shall *** to the extent *** the Novartis Information Rights ***.

(ii)                                  Subject to the exception set forth in subsection (iv) and unless and to the extent that Novartis previously agrees in writing, Incyte shall not enter into a ***,

*** Confidential material redacted and filed separately with the Commission.

in each case ***, unless such ***.  As used above, the term ***.

(iii)                               Novartis shall exercise the Novartis Information Rights only under circumstances in which specified Incyte Know-How that would be encompassed within the Novartis Information Rights (including information that would be obtained through any audit, inspection, collection and retention of physical samples, interview of personnel and attendance and participation at meetings) has not been provided by Incyte pursuant to Section 4.1(b) and Novartis has requested such information in writing but has been unable to obtain such information promptly through exercise of its other rights hereunder.  In the event that Novartis obtains Incyte Know-How through the exercise of Novartis Information Rights, Novartis shall limit its use of such Incyte Know-How to the JAK Program in the JAK Field and in the Novartis JAK Territory.

(iv)                              The provisions of subsection (ii) shall not apply to any Incyte Know-How arising out of agreements with Third Parties to the extent relating to a Clinical Trial or other Development activities that are the subject of a proposal by Incyte under Section 4.3(a) on which Novartis elects not to collaborate with Incyte, unless and until Novartis exercises its buy-in rights with respect to such Clinical Trial or Development activity under Section 4.3(c).

(d)                                             Software Source Code.  Following the Effective Date, Incyte shall upon request by Novartis and in any event no less frequently than every *** transfer to Novartis any Software Source Code that has not previously been provided to Novartis, including updates and bug fixes to previously provided Software Source Code.

(e)                                              Right of Reference or Use.  Incyte hereby grants to Novartis, solely for the purposes set forth in this Agreement, a Right of Reference or Use to any and all Regulatory Documentation Controlled by Incyte relating to Licensed Products and existing as of the Effective Date or generated from any Clinical Trial commenced by Incyte prior to the Effective Date, and agrees to sign, and cause its Affiliates to sign, any instruments reasonably requested by Novartis in order to effect such grant.  Notwithstanding the foregoing, nothing in this Section 4.1 is intended to imply the existence of any particular data, information, drug master file or other Regulatory Documentation.

(f)                                                Applicability of Bankruptcy Code.  For the avoidance of doubt, rights granted under this ARTICLE IV shall be deemed to be license of rights to “intellectual property” as defined in Section 101 (35A) of the Bankruptcy Code and shall otherwise be subject to Section 2.4.

4.2                                 Conduct of Development Activities.

(a)                                              Generally.

(i)                                     From and after the Effective Date, (A) Novartis will, subject to the terms of this Agreement, be responsible, at its expense, for the Development of (1) the c-MET Licensed Products in the c-MET Field in the Novartis Territory and (2) the JAK Licensed Products in the JAK Field in the Novartis JAK Territory; and (B) Incyte will remain responsible, at its expense, for the Development of the JAK Licensed Products in the JAK Field in the Incyte Territory.  While the Parties may choose, at their sole discretion, to work together on particular projects, except as otherwise provided in this Agreement, the Parties will operate independently in their activities for their respective Development and Commercialization of the Licensed Products, but will provide access to certain information related to the Development of c-MET Licensed Products to the c-MET JDC, the JSC and to each other as expressly described in this Agreement and certain information related to the Development and Commercialization of JAK Licensed Products to the JAK JDC, the JPT, the JCC, the JSC and to each other as expressly described in this Agreement.

(ii)                                  The Development of Licensed Products shall be governed by Development plans that describe the proposed overall program of Development for c-MET Licensed Products and JAK Licensed Products (the “Development Plans”).  The initial Development Plans are attached hereto as Exhibits D-1 and D-2 respectively (collectively, the “Initial Development Plan”).  Novartis shall have the sole right and responsibility for preparing the Development Plan for each Licensed Product in the Field in the Novartis Territory.  Except as otherwise provided in this Agreement (including as provided in Sections 4.2(b) and 4.3), with respect to Licensed Product in the Field in the Novartis Territory, all decisions with respect to the creation, modification and implementation of the Initial Development Plan, all other Development Plans and all Development activities shall be made by Novartis in its sole discretion; provided that Novartis will present a draft Development Plan for each Licensed Product and any material changes to the Initial Development Plan to, as applicable, the c-MET JDC or the JAK JDC and will give due consideration to any comments of Incyte thereto.

(iii)                               Notwithstanding the foregoing, prior to commencing any Clinical Trial or other clinical study as part of the JAK Program, the Party that proposes to conduct such Clinical Trial or other clinical study shall first submit to the JPT the proposed protocol for such proposed Clinical Trial or clinical study and a written summary, in a form mutually agreed by the Parties, of such Clinical Trial or clinical study for review by the JPT; provided that neither Party may proceed with such Clinical Trial or clinical study if the other Party reasonably determines that the Clinical Trial or clinical study is reasonably likely to have a material adverse impact on the Development and/or Commercialization of JAK Licensed Products in its territory. Notwithstanding the foregoing, any disputes regarding whether an activity is reasonably likely to have a material adverse impact on the Development and/or Commercialization of JAK Licensed Products in a Party’s territory shall be resolved in accordance with Section 3.5.

(iv)                              Novartis shall use Commercially Reasonable Efforts to (A) conduct the studies and Development activities described in Exhibit D; and (B) Develop Licensed Compounds and Licensed Products in accordance with the applicable Development Plan.

*** Confidential material redacted and filed separately with the Commission.

(v)                                 Incyte shall use Commercially Reasonable Efforts to conduct study 351 in accordance with the protocol existing on the Effective Date.

(b)                                             Specific Incyte c-MET Licensed Compound Development Responsibilities.  Notwithstanding anything to the contrary above, Incyte will be responsible and shall bear all costs for the conduct of the studies described in Exhibit E.  For the avoidance of doubt, Novartis shall be responsible for conducting and shall bear all costs for all c-MET Development activities other than the studies described in Exhibit E and as provided in Section 4.4.

(c)                                              Studies 352 and 351.

(i)                                     The Parties acknowledge that (A) Incyte shall be responsible for conducting and shall bear the Out-of-Pocket Costs for the toxicology studies as described in Exhibit F-1; (B) Novartis shall bear the Out-of-Pocket Costs for the toxicology studies as described in Exhibit F-1; and (C) Novartis shall be responsible for conducting and shall bear all Out-of-Pocket Costs for the Clinical Trial as described in Exhibit F-2, in addition to all Development Costs incurred by Novartis with respect to study 352 after the Effective Date of the Agreement.  A Party seeking reimbursement of Out-of-Pocket Costs hereunder shall submit an itemized invoice together with reasonable back-up documentation, and the other Party shall pay such invoice within *** of receipt.  Each Party shall have the right to possess, retain and use all clinical data and related Regulatory Documentation Controlled by either Party and generated in the course of studies 352 and 351 (which studies are described in Exhibit D and for which the costs are described in Exhibit F) in order to Develop, obtain Regulatory Approval for and Commercialize Licensed Product in the Field in such Party’s territory, in accordance with the terms of this Agreement.  Each Party shall disclose to the other Party on a quarterly basis (and without further financial consideration) all clinical data (including the data from interim reviews), internal and external reports, and related Regulatory Documentation Controlled by such Party and generated in the course of such Clinical Trials and hereby grants to the other Party a Right of Reference or Use to any and all such clinical data, reports and Regulatory Documentation, and agrees to sign, and cause its Affiliates to sign, any instruments reasonably requested by such other Party in order to effect such grant.

(ii)                                  Incyte shall make available to Novartis, at Novartis’ expense, all material clinical data generated in the course of study 351 as required by Novartis to support Novartis’ registration of INCB018424 for the Indication of Myelofibrosis as well as for any subsequent needs related to the Development of JAK Licensed Compounds, including safety updates, and responses to requests from Regulatory Authorities, and Novartis shall make available to Incyte, at Incyte’s expense, all material clinical data generated in the course of study 352 as required by Incyte to support Incyte’s registration of INCB018424 for the Indication of Myelofibrosis as well as for any subsequent needs related to the Development of JAK Licensed Compounds, including safety updates, and responses to requests from Regulatory Authorities.  ***. Incyte shall provide Novartis

*** Confidential material redacted and filed separately with the Commission.

with at least *** prior notice from the date of data cut-off.  Novartis shall provide such data set within *** following the date of data cut-off and shall also provide Incyte with ***. At its own discretion, Novartis may also choose to provide by this same date, the Tables, Listings and Figures for such study, provided that all analyses defined in the protocol have been performed as defined in such study’s Statistical Analysis Plan.  The Statistical Analysis Plan for study 352 shall be the responsibility of Novartis, but may be reviewed upon request by Incyte.  The Statistical Analysis Plan for study 351 shall be the responsibility of Incyte, but may be reviewed upon request by Novartis. Unless otherwise agreed by both Parties, Incyte shall provide to Novartis a final clinical study report of Study 351 within *** of the last patient’s last visit to be included in the database for the clinical study report and unless otherwise agreed by both Parties, Novartis shall provide to Incyte a final clinical study report of Study 352 within *** of the last patient’s last visit to be included in the database for the clinical study report.  Following submission to Regulatory Authorities, if the Regulatory Authority requests a safety update, the Party providing such data set shall provide an electronic data set to the requesting Party at the requesting Party’s cost and expense not more than *** days after receipt of a written request from the requesting Party.

4.3                                 Development Activity Proposals.

(a)                                              Joint Development Activities.

(i)                                     Either Party may at any time submit to the JPT a proposal to collaborate with the other Party to conduct Clinical Trials or other Development activities in connection with the Development of a JAK Licensed Product; provided that such proposal is submitted in writing as far in advance as reasonably practicable and in any event not later than three (3) months before the planned FPFV.  Such proposal shall contain, at a minimum, information supporting the rationale for the proposed activity related to the JAK Licensed Product from a scientific, regulatory and commercial standpoint, as well as an estimated developmental critical path and an estimate of the cost of such Development.

(ii)                                  At any time during the period between when the proposal has been presented to the JPT and the JPT has approved the Clinical Trial or Development activity, and prior to six (6) months after such proposal is received by the JPT, the other Party may elect to participate in such Clinical Trial or other Development activity.

(iii)                               In the event (A) the JPT determines that such Clinical Trial or Development activity may support the worldwide Development of JAK Licensed Products; (B) the JPT approves such proposal; and (C) the Parties agree to collaborate to conduct such Clinical Trial or other Development activity with respect to JAK Licensed Products (the “Joint Development Activity”), then the Parties shall, through the JPT, amend the Development Plan for JAK Licensed Products to include a detailed description of the Joint Development Activity to be undertaken by the Parties and develop a detailed annual budget for all Development Costs for such activities to be included in the applicable Development Plan (the “Development Budget”).  Each Party shall use Commercially Reasonable Efforts to perform the obligations allocated to such Party under a Development Plan for a Joint Development Activity.  *** Development Costs

*** Confidential material redacted and filed separately with the Commission.

set forth in the applicable Development Budget *** set forth in the applicable Development Budget).  At the time such Development Plan and Development Budget is created by the JPT and approved by the JSC, the Parties shall agree upon a quarterly reporting and payment structure to implement the cost sharing set forth in the preceding sentence.  In the event either Party fails to timely make an undisputed payment under the agreed upon payment plan, the payment amount shall be reflected as a credit against the monies due by the other Party under ARTICLE VIII, or, if no such credit is available as no such monies are due, shall be paid within *** after invoice.

(b)                                             Right to Proceed with Development Activity.  If the other Party declines or does not elect to participate in such proposed Development activity prior to the planned FPFV (so long as such FPFV does not occur less than three (3) months after receipt by the JPT of a written proposal in accordance with Section 4.3(a)(i)), the submitting Party may proceed with such Clinical Trial or Development activity for its territory; provided that neither Party may proceed with such Clinical Trial or Development activity if a Party reasonably determines that the activity is reasonably likely to have a material adverse impact on the Development and/or Commercialization of JAK Licensed Products in its territory.  Any disputes regarding whether an activity is reasonably likely to have a material adverse impact on the Development and/or Commercialization of JAK Licensed Products in a Party’s territory shall be resolved in accordance with Section 3.5.

(c)                                              Buy-In Right.

(i)                                     If a Party fails to elect to participate in a Clinical Trial or Development activity pursued by the other Party pursuant to Section 4.3(b) within the *** period following receipt by the JPT of a written proposal in accordance with Section 4.3(a)(i) relating thereto, such Party (the “Buy-In Party”) may obtain access to and use of the clinical data generated pursuant to the relevant Clinical Trial or Development activity in accordance with the following procedure:  At least on a *** basis, the Party participating in a Clinical Trial or Development activity pursuant to Section 4.3(b) shall update the Buy-In Party on the status of such Clinical Trial or Development activity, including a summary of relevant data.  At any time, the Buy-In Party may provide the other Party with notice of its election to participate in such Clinical Trial or Development activity, and promptly thereafter the other Party shall provide the Buy-In Party with an invoice for *** of the Development Costs incurred by the other Party in the generation of such clinical data as of the date of the Buy-In Party’s written request, which invoice the Buy-In Party shall pay within *** after receipt.  Thereafter, to the extent the Development activity has not been completed, the Buy-In Party shall be responsible for *** of the Development Costs incurred by the other Party.  Such payment shall entitle the Buy-In Party to use only the data so paid for.  The other Party shall, as applicable, provide copies of, and/or a Right of Reference or Use of, the requested clinical data to the Buy-In Party promptly after receipt of the invoiced amount.

(ii)                                  In the event Novartis is the Buy-In Party and has exercised the buy-in right with respect to a Clinical Trial that would qualify for a milestone set forth in Section

*** Confidential material redacted and filed separately with the Commission.

8.2, then in addition to the Development Costs set forth in Section 4.3(a)(i) above, Incyte shall invoice Novartis for the applicable milestone payment(s) set forth in Section 8.2 and Novartis shall pay such milestone payment(s) in accordance with Section 8.2(i).

(iii)                               For the avoidance of doubt, the buy-in right pursuant to this Section 4.3(c) does not include the right to operational participation in the conduct of the Clinical Trial or Development activity unless, at the sole discretion of the Party that initiated the Clinical Trial or Development activity, such Party grants operational participation to the Buy-In Party.

(iv)                              In the event the Buy-In Party fails to meet any payment obligation pursuant to this Section 4.3(c), and such failure continues for *** after the original due date of the payment, until such delinquency is cured, the data generated pursuant to the Clinical Trial or Development activity shall not be shared with the Buy-In Party.  In the event such delinquency is not cured within ***, the Buy-In Party’s notice of election to participate shall be considered void.

(d)                                             Rights to Data and Documentation.  With respect to any Joint Development Activities:

(i)                                     Subject to Section 4.3(c), each Party shall have the right to possess, retain and use all clinical and non-clinical data and related Regulatory Documentation Controlled by either Party and generated in the course of such Development activities in order to Develop, obtain Regulatory Approval for and Commercialize JAK Licensed Products in the JAK Field in such Party’s territory in accordance with the terms of this Agreement.  For the avoidance of doubt, Novartis’ right to possess, retain and use pre-clinical and clinical data related to JAK Licensed Compounds and JAK Licensed Products and Controlled by Incyte that exist as of the Effective Date or that are generated from Study INCB018424-256 for all Polycythemia Vera filings to a Regulatory Authority for JAK Licensed Compounds and JAK Licensed Products, shall not be subject to Section 4.3(c);

(ii)                                  each Party hereby grants to the other Party a Right of Reference or Use to any and all such Regulatory Documentation, and agrees to sign, and cause its Affiliates to sign, from time to time, promptly upon request, any instruments reasonably requested by such other Party in order to effect such grant;

(iii)                               each Party shall maintain complete and accurate records of all results, data, Development Costs and developments made pursuant to its efforts under the Development Plan.  Such records shall appropriately reflect all work done and results achieved in the performance of Development activities in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes; and

(iv)                              in any agreement between either Party and a clinical research organization related to a Joint Development Activity, the contracting Party shall use reasonable efforts to name the other Party as a third party beneficiary for the purpose of receiving data derived from Clinical Trials related to such Joint Development Activity from such clinical research organization in the event of a Bankruptcy Event of such Party.

*** Confidential material redacted and filed separately with the Commission.

4.4                                 c-MET Licensed Compound Co-Development Option.

(a)                                              Within *** prior to the anticipated initiation of a Phase III Study for the c-MET Licensed Compound INCB28060, Novartis shall notify Incyte of such anticipated initiation and shall provide Incyte with the following information:  all material pre-clinical and clinical data and related analysis and regulatory information submitted to any Regulatory Authorities prior to the applicable time-period mentioned above, and Novartis’ then current Development plans and budgets with respect to such c-MET Licensed Compound.  Incyte shall have the option, exercisable by (A) providing Novartis written notice within *** after receipt of such information and (B) co-funding *** of Novartis’ global Development Costs for such c-MET Licensed Compound incurred after the date of such notice.

(b)                                             If Incyte timely delivers such notice, within *** following the end of each Calendar Quarter after Incyte has delivered such notice, Novartis shall prepare and deliver to Incyte a quarterly report detailing its Development Costs incurred during such period with respect to such c-MET Licensed Compound.  Novartis shall submit any supporting information reasonably requested by Incyte related to such Development Costs included in its report within *** after its receipt of such request.  Novartis shall issue an invoice to Incyte for *** of the Development Costs identified in such report. Incyte shall pay all amounts payable under any such invoice within *** after its receipt of such invoice.  Incyte shall have the right to audit the records of Novartis with respect to any purported Development Costs included in such reports, in accordance with Section 8.6.

(c)                                              If Incyte pays all Development Costs invoiced for such c-MET Licensed Compound as described above, the royalty rates set forth in Section 8.3(a) payable on any c-MET Licensed Product that contains INCB28060 shall *** will be ***.  For purposes of clarity, the royalty rate shall not be changed unless and until payment of all such Development Costs have been received in cash by Novartis.

4.5                                 Potential JAK Back-Up Compounds.

(a)                                              Either Party or its Affiliates may Develop a JAK2 Inhibitor Compound (that is not a JAK Excluded Compound or Incyte’s compound INCB028050) in the JAK Field up to the point of, but not including, a Randomized Clinical Trial.  The Party or its Affiliates Developing such JAK2 Inhibitor Compound shall be solely responsible for the cost of Development to such point.  A Party shall provide written notice to the other if such Party or its Affiliates Develops a JAK2 Inhibitor Compound (that is not a JAK Excluded Compound or Incyte’s compound INCB028050) prior to proceeding to the first clinical use of such compound in a human (a “JAK Candidate”).

(b)                                             If a Party elects to propose to the JSC that a JAK Candidate proceed to a Randomized Clinical Trial, such Party shall provide written notice to the JSC identifying such JAK Candidate (a “Potential JAK Back-Up Compound”).  The submitting Party shall include

*** Confidential material redacted and filed separately with the Commission.

with such written notice information supporting the rationale for proceeding to a Randomized Clinical Trial with respect to such Potential JAK Back-Up Licensed Compound from a scientific, regulatory and commercial standpoint, as well as an estimated developmental critical path and an estimate of the cost of such Development.  Such Potential JAK Back-Up Compound may be further Developed either if:

(i)                                     the JSC determines that the Development of INCB018424 has failed, whether due to unacceptable safety or tolerability, failure to meet the primary efficacy endpoint, or an adverse Regulatory Authority action; or

(ii)                                  the JSC determines to conduct such Development for life cycle management purposes with respect to INCB018424 following receipt of Regulatory Approval for the first JAK Licensed Product that contains INCB018424; or

(iii)                               the Parties otherwise explicitly agree to the Development of such Potential JAK Back-Up Compound.

(c)                                              If a Potential JAK Back-Up Compound is further Developed in accordance with Section 4.5(b), the following provisions shall apply, as applicable:

(i)                                     if both Parties agree to participate in the Development of such Potential JAK Back-Up Compound prior to FPFV of a Randomized Clinical Trial, such Potential JAK Back-Up Compound will be deemed to be a JAK Licensed Compound for all purposes under this Agreement, including with respect to ARTICLE II and ARTICLE VIII (including Novartis’ obligations thereunder to pay development milestones, regulatory milestones, sales milestones and royalties ***), except as set forth in subsection (iii) below.

(ii)                                  if either Party declines to participate in the Development of such Potential Back-Up Compound prior to FPFV of a Randomized Clinical Trial, then the following provisions shall apply, as applicable:

A.                                   If Incyte has declined to participate in such Development, then Novartis may proceed with such Development and the Commercialization in the JAK Field in the Novartis JAK Territory of any such Potential JAK Back-Up Compound proposed to the JSC by Novartis, to the extent that Novartis has the right to do so absent a license from Incyte under the Incyte IP.  At Novartis’ request, Incyte may, in its sole discretion, extend the license grant under the Incyte IP and Incyte’s and its Affiliates’ interests in Joint IP set forth in Section 2.1(b) (subject to Incyte’s retained rights set forth in Section 2.5) to include such Potential JAK Back-Up Compound, and such Potential JAK Back-Up Compound shall be deemed a JAK Licensed Compound for the purposes of ARTICLE II and ARTICLE VIII, in which event Novartis shall pay to Incyte the development milestones, regulatory milestones, sales milestones and royalties payable by Novartis pursuant to ARTICLE VIII;

*** Confidential material redacted and filed separately with the Commission.

B.                                     If Novartis has declined to participate in such Development, then Incyte may proceed with such Development and the Commercialization in the JAK Field in the Incyte Territory of any such Potential JAK Back-Up Compound proposed to the JSC by Incyte, to the extent that Incyte has the right to do so absent a license from Novartis under the Novartis IP.  At Incyte’s request, Novartis may, in its sole discretion, extend the license grant under the Novartis IP set forth in Section 2.2 to include such Potential JAK Back-Up Compound, and such Potential JAK Back-Up Compound shall be deemed a JAK Licensed Compound for the purposes of ARTICLE II and ARTICLE VIII, ***; and

C.                                     At any time after a Party declines to participate in such Development, then the non-participating Party may elect to obtain rights to such Potential JAK Back-Up Compound by buying-in to such Development in accordance with the procedure set forth in Section 4.3(c) as if such Development were a Joint Development Activity.  In the event a Party exercises such option, such Potential JAK Back-Up Compound will be deemed to be a JAK Licensed Compound for all purposes under this Agreement, including with respect to ARTICLE II and ARTICLE VIII (including Novartis’ obligations thereunder to pay development milestones, regulatory milestones, sales milestones and royalties ***), except as set forth in subsection (iii) below.

(iii)                               If, pursuant to Section 4.5(c)(i) or Section 4.5(c)(ii)(C), both Parties participate in the Development of a Potential JAK Back-Up Compound and both of the following are applicable:

A.                                   There are no JAK Licensed Compounds, Potential JAK Back-Up Compounds or JAK Candidates Controlled by Incyte that are Viable Compounds; and

B.                                     The Development, manufacture, Commercialization and/or other use of such Potential JAK Back-Up Compound is not Covered by a Valid Claim of Patent Rights Controlled by Incyte;

then certain of the payments under ARTICLE VIII with respect to such Potential JAK Back-Up Compound will be modified as follows: ***, it being understood that, except for the specific modifications set forth in subsections (1) and (2) above, all other payment obligations in ARTICLE VIII shall remain in effect.

4.6                                 Development Reports.

(a)                                              Novartis shall provide, as applicable, the c-MET JDC and the JAK JDC with a written report at least quarterly summarizing in reasonable detail Novartis’ and its Affiliates’ activities and progress related to the Development of Licensed Products in the Field in the Novartis Territory, including information concerning the conduct of non-clinical activities and Clinical Trials, applications for and securing of Regulatory Approvals, First Commercial Sale of the Licensed Product on a country-by-country basis and any future planned Development activities; provided that a presentation before the JSC, accompanied with written documentation such as slides, may substitute for such written report.

(b)                                             Incyte shall provide, as applicable, the c-MET JDC and the JAK JDC with a written report at least quarterly summarizing in reasonable detail Incyte’s and its Affiliates’ activities and progress related to the Development of c-MET Licensed Products in accordance with Section 4.2(b) and the Development of JAK Licensed Products in the JAK Field in the Incyte Territory, including information concerning the conduct of non-clinical activities and Clinical Trials, applications for and securing of Regulatory Approvals, First Commercial Sale of JAK Licensed Product in the JAK Field in the Incyte Territory and any future planned Development activities; provided that a presentation before the JSC, accompanied with written documentation such as slides, may substitute for such written report.

4.7                                 Regulatory Matters Related to Licensed Products.

(a)                                              Regulatory Submissions.  Incyte shall oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to, the FDA with respect to JAK Licensed Products in the JAK Field in the Incyte Territory.  Novartis shall oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions to: (i) the EMEA, MHLW and other Regulatory Authorities in the Novartis JAK Territory with respect to the JAK Licensed Products in the JAK Field and (ii) all Regulatory Authorities with respect to the c-MET Licensed Products in the c-MET Field in the Novartis Territory.  Each Party shall keep the JAK JDC reasonably informed in connection with the preparation of all Regulatory Documentation, Regulatory Authority review of Regulatory Documentation, and Regulatory Approvals, annual reports, annual re-assessments, and variations and labeling, in each case with respect to the JAK Licensed Product in the Field; provided that the providing Party shall have the right to redact any information to the extent not related to JAK Licensed Product in the Field.  Each Party shall respond within a reasonable time frame to all reasonable inquiries by the other Party with respect to any information provided pursuant to this Section 4.7(a).  Unless already the Confidential Information of a Party, any information disclosed pursuant to this Section 4.7(a) shall be the Confidential Information of the disclosing Party.  For the purposes of this Section 4.7(a), each Party grants the other Party a royalty-free license to use, copy and distribute any articles, clinical study summaries or other materials that it has prepared solely for the purposes of preparing and pursuing its regulatory submissions and filings and communication with the Regulatory Authorities.  The Parties shall use Commercially Reasonable Efforts to promptly take the actions described in this Section 4.7(a)

(b)                                             Regulatory Meetings and Correspondence.

(i)                                     Incyte shall be responsible for interfacing, corresponding and meeting with the FDA with respect to JAK Licensed Products in the JAK Field in the Incyte Territory.  Novartis shall be responsible for interfacing, corresponding and meeting with:  (i) the EMEA, MHLW and other Regulatory Authorities with respect to the JAK Licensed Products in the JAK Field in the Novartis JAK Territory and (ii) FDA, EMEA, MHLW and other Regulatory Authorities with respect to the c-MET Licensed Products in the c-MET Field in the Novartis Territory.

*** Confidential material redacted and filed separately with the Commission.

(ii)                                  The Party not responsible for interfacing, corresponding and meeting with the applicable Regulatory Authorities in a country with respect to the JAK Licensed Products in the JAK Field shall have the right to have a senior, experienced employee reasonably acceptable to the responsible Party, participate as an observer in material or scheduled face-to-face meetings, video conferences and any teleconferences, involving participation of personnel beyond regulatory experts, with the FDA, EMEA, and MHLW, and shall be provided with advance access to the responsible Party’s material documentation prepared for such meetings.  Prior to submission of material correspondence to the applicable Regulatory Authority, the responsible Party shall, sufficiently in advance for the other Party to review and comment, provide the other Party any material correspondence with the FDA, EMEA and MHLW related to such meetings.  The responsible Party shall also provide the other Party with copies of any material correspondence with the FDA, EMEA, and MHLW relating to Development of, or the process of obtaining Regulatory Approval for, JAK Licensed Products in the JAK Field, and respond within a reasonable time frame to all reasonable inquiries by the other Party with respect thereto.

(c)                                              Global Safety Database; Pharmacovigilance Agreement.  Contemporaneous with Novartis’ assumption of responsibility for study 352, Novartis shall establish, hold and maintain the global safety databases for each Licensed Product (the “Global Safety Database”) into which it shall enter information on all adverse events concerning the Licensed Product occurring anywhere in the world and reported to either of the Parties in accordance with a pharmacovigilance agreement for each Licensed Product in substantially the same form as the draft agreements attached in Exhibit I (each, “Pharmacovigilance Agreement”), which the Parties shall execute on the Effective Date.  Pursuant to the terms of the Pharmacovigilance Agreement, such database shall comply in all material respects with all Laws reasonably applicable to pharmacovigilance anywhere where the Licensed Products are being or have been Developed or Commercialized. The Pharmacovigilance Agreement shall, among other things, govern cooperation between the Parties that will enable each of them to comply with its respective obligations under applicable Laws with regard to adverse event data collection, analysis and reporting and to enable each Party to satisfy its duty of care, and to govern the Global Safety Database.

ARTICLE V

CLINICAL AND COMMERCIAL SUPPLY

5.1                                 Clinical Supply.

(a)                                              Manufacture and Supply of JAK Licensed Product for Study 352.  Except as specifically provided in that letter agreement dated November 13, 2009, Incyte shall remain responsible for the supply of preclinical and clinical material of JAK Licensed Product for use in the conduct of study 352, until such time as the JAK JDC determines that Novartis should assume responsibility for study 352.  Within *** after the Effective Date, Novartis shall reimburse Incyte the Out-of-Pocket Costs for the supply of Drug Substance and Drug Product for JAK Licensed Compounds and JAK Licensed Products as described in Exhibit C-1 and that have been incurred as of the Effective Date.

*** Confidential material redacted and filed separately with the Commission.

(b)                                             On-Going Clinical Supply by Incyte.  In the event that Novartis determines that Incyte should provide the supply of Drug Substance and Drug Product for Licensed Product for Novartis Development activities, the Parties shall enter into a clinical supply agreement in the form attached as Exhibit C-2 (the “Clinical Supply Agreement”), under which Incyte shall:

(i)                                     use Commercially Reasonable Efforts to supply Novartis with such Drug Substance or Drug Product as requested in writing from Novartis, including API, Formulation, CMC and blister formulation work.  Novartis shall reimburse Incyte’s Out-of-Pocket Costs, subject to an agreed upon budget and payment schedule by the Parties;

(ii)                                  use Commercially Reasonable Efforts to manufacture, handle and supply, and shall use Commercially Reasonable Efforts to cause its Third Party supplier(s), as applicable, to manufacture, handle and supply, all such Drug Substance or Drug Product for Licensed Compound and Licensed Product supplied by Incyte or its Affiliate to Novartis pursuant to the Clinical Supply Agreement (A) in accordance with then-current Good Manufacturing Practices, as defined in any applicable Regulatory Authority’s rules and regulations, as the same may be amended from time to time (“GMP”); (B) in compliance with all applicable Laws; (C) in conformance with all specifications for such Drug Substance or Drug Product as determined by the Parties and as required by Regulatory Authorities, including specifications pertaining to manufacturing methods, testing, materials, facilities, release, labeling, packaging, storage, shipment, and shelf-life.

(iii)                               provide Novartis with access to all suppliers in Incyte’s supply chain, as permitted under Incyte’s agreement(s) with such parties, for the purposes of auditing and ensuring compliance with GMPs and HSE issues; and

(iv)                              at Novartis’ request, Incyte shall use reasonable efforts to facilitate negotiations between Novartis and Incyte’s Third Party manufacturer(s) that manufacture such Drug Product or Drug Substance to enable Novartis to discuss with such Third Party manufacturer(s) the direct supply of Drug Product or Drug Substance to Novartis.

5.2                                 Commercial Supply by Incyte.  If requested by Novartis and agreed to by Incyte, Incyte shall provide commercial supply of Drug Product for Licensed Product to Novartis under the terms of a commercial quality and supply agreement.  The Parties shall commence negotiations on the terms of such agreement *** prior to the anticipated filing date and shall make a good faith effort to have an executable agreement no later than *** prior to the anticipated date of first supply.

5.3                                 Supply by Novartis to Incyte.  If requested by Incyte and agreed to by Novartis, Novartis shall supply bulk Drug Product to Incyte under the terms of a clinical supply agreement or under a commercial quality and supply agreement.  The Parties shall commence negotiations on the terms of such agreement *** prior to the anticipated filing date and shall make a good faith effort to have an executable agreement no later than *** of prior to the anticipated date of first supply.

*** Confidential material redacted and filed separately with the Commission.

ARTICLE VI

COMMERCIALIZATION AND CO-DETAILING OPTION

6.1                                 Commercialization Diligence.  Novartis shall use Commercially Reasonable Efforts, at its expense, to Commercialize Licensed Products in the Field in the Novartis Territory after receipt of Regulatory Approval therefor.

6.2                                 Marketing Responsibilities For Licensed Products.

(a)                                              c-MET Licensed Products.  Subject to the provisions of Section 6.1, all business decisions regarding Commercialization of c-MET Licensed Products in the c-MET Field in the Novartis Territory, including the design, sale, pricing, and promotion of c-MET Licensed Products in the c-MET Field in the Novartis Territory under this Agreement, shall be within the sole discretion of Novartis and its Affiliates.  All materials used in the promotion of all c-MET Licensed Products in the c-MET Field in the Novartis Territory, including product packaging, materials used in detailing doctors, product messaging and content used in the promotion of such c-MET Licensed Products, shall be approved solely by Novartis.

(b)                                             JAK Licensed Products.  All business decisions regarding Commercialization of JAK Licensed Products in the JAK Field, including the design, sale, pricing, and promotion of JAK Licensed Products in the JAK Field under this Agreement, shall be within Incyte’s discretion in the Incyte Territory and within Novartis’ discretion in the Novartis Territory, both subject to JCC oversight pursuant to Section 3.2(d); provided that, to the extent commercially reasonable, Novartis and its Affiliates shall maintain separate sales forces for the Commercialization of any product that directly competes on the same Indications with the JAK Licensed Product in the EU Major Market Countries and Japan.  All materials used in the promotion of all JAK Licensed Products in the JAK Field, including product packaging, materials used in detailing doctors, product messaging and content used in the promotion of such JAK Licensed Products, shall be within Incyte’s discretion in the Incyte Territory and within Novartis’ discretion in the Novartis Territory, both subject to JCC oversight pursuant to Section 3.2(d).

6.3                                 Incyte Co-Detailing Option.

(a)                                              Co-Detailing Right.  Incyte shall have a non-exclusive right to Detail the first c-MET Licensed Product in the first Indication which is marketed in the United States on the terms and conditions set forth in this Section 6.3 (“Co-Detailing Right”).  Novartis shall notify Incyte at least *** prior to the anticipated launch of the first c-MET Licensed Product in the United States and shall provide Incyte with the following information:  Novartis’ then-current Commercialization plans (“Promotional Plan”) with respect to such c-MET Licensed Product.  Incyte’s Co-Detailing Right is limited to specialists outlined in the Promotional Plan.  Incyte may exercise its Co-Detailing Right by providing Novartis written notice at any time not later than *** or earlier than *** prior to the initial anticipated launch of such c-MET Licensed Product in the United States.

*** Confidential material redacted and filed separately with the Commission.

(b)                                             Effects of Exercise of Co-Detailing Right.  If Incyte exercises its Co-Detailing Right:

(i)                                     The Parties shall, no later than four (4) months prior to the initial anticipated launch of such c-MET Licensed Product in the United States, set out the number of FTE sales representatives Primary Detailing such c-MET Licensed Product in the United States. In no event shall Incyte be responsible for a number of FTE sales representatives Primary Detailing such c-MET Licensed Product which exceeds *** of Novartis’ total FTEs for such c-MET Licensed Product in the United States.

(ii)                                  Incyte shall be responsible for its costs in conducting co-Detailing activities as well as all incremental training and meeting costs in accordance with Section 6.3(b)(iv); provided that Novartis shall reimburse Incyte at *** of the FTE Rate for each Incyte sale representative conducting the co-Detailing.  Incyte shall provide an invoice to Novartis for such expense on a quarterly basis, and Novartis shall pay such invoice within *** after receipt.

(iii)                               The Parties shall establish a joint U.S. Commercialization Committee (“UCC”) to oversee the Detailing of the relevant c-MET Licensed Product in the U.S.  Incyte shall be entitled to have one (1) representative sit on the UCC or any group carrying out the UCC’s function after the Effective Date but prior to the UCC’s establishment.  The UCC shall have responsibility for general oversight of all promotion and Detailing activities with respect to such c-MET Licensed Product in the United States.  The UCC (or any group carrying out the UCC’s function after the exercise of the Co-Detailing Right but prior to the UCC’s establishment) will meet quarterly or more frequently as agreed by the JSC.  The term of the UCC will be determined by the JSC.

(iv)                              Incyte’s sales representatives will be included in training programs with respect to the applicable c-MET Licensed Product that Novartis provides to its own sales representatives Detailing such c-MET Licensed Product. Such training shall be provided by Novartis to Incyte free of charge, provided that Incyte shall be responsible for meeting and training costs incremental to that provided to Novartis’ sales representatives, including any travel, lodging or other similar expenses that may be incurred by Incyte in connection with the training.

(v)                                 Incyte’s sales representatives shall be provided, at Novartis’ expense, with the same promotional materials, including literature and samples, as Novartis provides to its own similarly-situated representatives.

(vi)                              Novartis shall approve all training and promotional materials for such c-MET Licensed Product (including messaging) and shall present this information to the UCC.  Incyte shall promote such c-MET Licensed Product in accordance with the standards reasonably established by Novartis for such c-MET Licensed Product; provided that if the standards Incyte normally uses are more stringent that the standards established by Novartis, Incyte may use its own standards, subject to Novartis’ approval.

6.4                                 Novartis Co-Detailing Option.

*** Confidential material redacted and filed separately with the Commission.

(a)                                              If at any time during the Term, Incyte, or any of its Affiliates, desires to commence negotiations with one or more Third Parties (other than a contract sales organization) to co-detail or co-promote JAK Licensed Products in the United States, Incyte shall promptly notify Novartis of its intent to commence negotiations and shall provide Novartis a summary of the proposed terms.

(b)                                             Within *** after receipt of such notification, Novartis shall notify Incyte in writing either that (i) Novartis is interested in negotiating an agreement with Incyte with respect to such transaction or (ii) Novartis has no interest and therefore waives such right of first offer.  If Novartis notifies Incyte within such *** period that Novartis desires to negotiate an agreement with respect to such transaction, then Incyte shall in good faith negotiate exclusively with Novartis for up to *** from the date of such notification from Novartis, or such longer period as agreed between the Parties, regarding the terms pursuant to which the Parties would enter into such transaction.

(c)                                              Failure by Novartis to give notice of its interest or lack of interest in negotiating for such agreement within *** after receipt of written notice from Incyte as described in the first sentence of this Section 6.4 shall be deemed to constitute a waiver by Novartis of its right of first offer with respect to such transaction.  In addition, failure of the Parties to agree within such *** negotiation period (or such longer period as agreed between the Parties) shall result in the termination of such right of first offer.

(d)                                             If Novartis waives its right of first offer or such right of first offer terminates with respect to any such transaction, then Incyte shall be free to enter into a transaction for such JAK Licensed Product with a Third Party; provided that if Novartis has notified Incyte in writing of its interest in negotiating an agreement but the Parties have failed to reach agreement, then for a period of ***; provided further that if, ***.

(e)                                              Should Novartis exercise the co-detailing option under this Section 6.4, and the Parties reach agreement on terms for such transaction, the terms of such transaction shall be reflected in a separate U.S. commercialization agreement entered into by the Parties or their Affiliates.

6.5                                 Global Branding; Trademarks.

(a)                                              Global Branding Strategy.  The JCC shall have the right, from time to time during the Term, to implement (and thereafter modify and update) a global branding strategy, including global positioning, for JAK Licensed Products for use in the Field throughout the world (the “Global Branding Strategy”).  To the extent the JCC determines to utilize such Global

Branding Strategy, each Party shall adhere to the Global Branding Strategy in its Commercialization of the Licensed Product in its territory.

(b)                                             Trademarks.

(i)                                     Novartis and its Affiliates shall select their own trademarks under which they will market Licensed Products (provided that no such trademark shall contain the word “Incyte”) and shall own such trademarks.  Incyte and its Affiliates shall select their own trademarks under which they will market Licensed Products (provided that no such trademark shall contain the word “Novartis”) and shall own such trademarks.

(ii)                                  Notwithstanding Section 6.5(b)(i), consistent with the Global Branding Strategy, each Party shall, to the extent permitted by applicable regulatory and legal authorities, utilize the trademark or trademarks selected by the JCC in connection with the marketing and sale of the JAK Licensed Products in such Party’s territory (each, a “JAK Mark” and collectively, the “JAK Marks”).  Incyte shall own and shall be responsible for registering and maintaining the JAK Marks in the Incyte Territory. Novartis shall own and shall be responsible for registering and maintaining the JAK Marks in the Novartis Territory. As the owner of the JAK Marks in the Incyte Territory, Incyte shall be solely responsible for determining what, if any, action to take in response to any alleged infringement of such trademarks by Third Parties in the Incyte Territory.  As the owner of the JAK Marks in the Novartis JAK Territory, Novartis shall be solely responsible for determining what, if any, action to take in response to any alleged infringement of such trademarks by Third Parties in the Novartis JAK Territory.

(c)                                              Novartis shall use, in connection with all packaging, literature, labels and other printed matters, to the extent permitted by Law, and where reasonably practicable in light of space limitations, an expression to the effect that the Licensed Products were developed under license from Incyte, together with the Incyte logo.  The provisions of this Section 6.5 shall not apply to primary packaging of the Licensed Products.  Primary packaging shall mean packaging that is in direct contact with the Licensed Products or the Licensed Products themselves, including but not limited to vials, blister packs, tablets and capsules.

ARTICLE VII

INTELLECTUAL PROPERTY OWNERSHIP,
PROTECTION AND RELATED MATTERS

7.1                                 Inventorship; Ownership.

(a)                                              Inventorship.  Inventorship of Inventions conceived or reduced to practice during the course of the performance of activities pursuant to this Agreement shall be determined in accordance with the patent Laws of the United States; provided however, that in the event that determining inventorship in accordance with such Laws would render any Patent Right that Covers such Invention invalid, inventorship shall be determined in accordance with the Laws of the jurisdiction where such Patent Right is filed.

*** Confidential material redacted and filed separately with the Commission.

(b)                                             Ownership.  As between the Parties, all Inventions made or information created, by a Party’s or any of its Affiliates’ employees, independent contractors or consultants, in the course of conducting activities under this Agreement, together with all Intellectual Property Rights therein, shall be owned by such Party.  All inventions or discoveries made, or information created, jointly by each Party’s (or any of its Affiliates’) employees, independent contractors or consultants, in the course of conducting activities under this Agreement, together with all Intellectual Property Rights therein, shall be jointly owned by the Parties and are “Joint IP”.  Joint IP shall be owned jointly by Incyte and Novartis on the basis of an undivided interest without a duty to account to the other Party and shall be deemed to be Controlled by each Party.  Notwithstanding anything to the contrary herein, each Party shall have the right to use such Joint IP, or license such Joint IP to its Affiliates or any Third Party, or sell or otherwise transfer its interest in such Joint IP to its Affiliates or a Third Party, in each case without the consent of the other Party, so long as such use, sale, license or transfer is subject to the licenses granted pursuant to this Agreement and is otherwise consistent with this Agreement. The Parties, through the JSC and in accordance with Section 7.2, shall determine which Party shall be responsible for the filing, prosecution and maintenance of Joint IP on a case-by-case basis.  Each Party hereby authorizes and grants the other Party its permission and consent to assume, directly or through its authorized agents, attorneys, or representatives, the responsibilities set forth in Section 7.2.

7.2                                 Prosecution and Maintenance of Patent Rights.

(a)                                              Novartis Patent Rights.  At Novartis’ expense, Novartis shall have the sole right to file, prosecute and maintain Novartis Patent Rights.

(b)                                             c-MET Patent Rights.  *** shall have the initial right to file, prosecute and maintain c-MET Patent Rights and Joint IP that Covers c-MET Licensed Compounds or c-MET Licensed Products (the “Joint c-MET IP”), at *** expense.  If *** declines to file, prosecute or maintain any c-MET Patent Rights or Joint c-MET IP in any country of the world, or desires to allow any c-MET Patent Rights or Joint c-MET IP to lapse in any country of the world, or desires to abandon any c-MET Patent Rights or Joint c-MET IP in any country of the world before all appeals within the respective jurisdiction have been exhausted, then:

(i)                                     *** shall provide *** with reasonable written notice of such decision so as to permit *** to decide whether to file, prosecute or maintain such c-MET Patent Rights or Joint c-MET IP and to take any necessary action.

(ii)                                  Following notice from *** pursuant to subclause (i), *** may, by providing prompt written notice thereof to ***, assume control of the filing, prosecution and/or maintenance of such c-MET Patent Rights or Joint c-MET IP in the name of the owner(s) of such c-MET Patent Rights or Joint c-MET IP, at *** expense.  Any such c-MET Patent Rights in such country shall no longer be exclusively licensed to *** and its Affiliates under Section 2.1 and instead shall be licensed on a non-exclusive basis, but otherwise shall remain *** Patent Right hereunder for all purposes.

(c)                                              JAK Patent Rights.

*** Confidential material redacted and filed separately with the Commission.

(i)                                     *** shall have the initial right to file, prosecute and maintain, at *** expense, the (x) Secondary Patent Rights in the *** and (y) the INCY0039 Patent Rights worldwide; provided that *** shall use a Third Party law firm selected by *** and reasonably acceptable to *** to conduct such filing, prosecution and maintenance; and provided further, that *** shall act promptly with respect to decisions *** on the filing and prosecution of priority applications.  If *** determines to change the Third Party law firm initially selected to conduct such filing, prosecution and maintenance, *** shall select a replacement Third Party law firm reasonably acceptable to ***.  If *** declines to file, prosecute or maintain any INCY0039 Patent Rights in ***, desires to allow to lapse any INCY0039 Patent Rights in ***, or desires to abandon any INCY0039 Patent Rights in *** before all appeals within the respective jurisdiction have been exhausted, then:

A.                                   *** shall provide *** with reasonable written notice of such decision so as to permit *** to decide whether to file, prosecute or maintain such INCY0039 Patent Rights in *** and to take any necessary action.

B.                                     Following notice from *** pursuant to clause (A), *** may, by providing prompt written notice thereof to ***, assume control of the filing, prosecution and/or maintenance of such INCY0039 Patent Rights in *** in the name of the owner(s) of such INCY0039 Patent Rights, at *** expense.

(ii)                                  *** shall have the initial right to file, prosecute and maintain, at *** expense, the Secondary JAK Patent Rights in the ***.  If *** declines to file, prosecute or maintain any Secondary JAK Patent Rights in ***, desires to allow any Secondary JAK Patent Rights to lapse in ***, or desires to abandon any Secondary JAK Patent Rights in *** before all appeals within the respective jurisdiction have been exhausted, then:

A.                                   *** shall provide *** with reasonable written notice of such decision so as to permit *** to decide whether to file, prosecute or maintain such Secondary JAK Patent Right in *** and to take any necessary action.

B.                                     Following notice from *** pursuant to clause (A), *** may, by providing prompt written notice thereof to ***, assume control of the filing, prosecution and/or maintenance of such Secondary JAK Patent Right in ***, at *** expense.

(d)                                             Cooperation.  Solely with respect to the rights and obligations described in Section 7.2(c), an individual Party responsible for the filing, prosecution and maintenance of a Patent Right will be referred to as the “Controlling Party” and the other Party will be referred to as the “Non-Controlling Party”.

(i)                                     The Non-Controlling Party shall, at the Controlling Party’s expense and reasonable request, assist and cooperate in the filing, prosecution and maintenance

*** Confidential material redacted and filed separately with the Commission.

of or any related necessary action for, as applicable, the Novartis Patent Rights or Incyte Patent Rights.

(ii)                                  The Controlling Party shall provide the Non-Controlling Party sufficiently in advance, where reasonable, for the Non-Controlling Party to comment, with copies of all patent applications and other material submissions and communications (including oral communications) with any patent counsel or patent authorities pertaining to the Incyte Patent Rights and, within the Incyte Territory, the Novartis Patent Rights.

(iii)                               Upon a request by the Non-Controlling Party, the Parties will discuss and consider in good faith filing separate Patent Rights for claims that Cover Licensed Products (e.g., methods of manufacturing and uses of such Licensed Product) specifically or generically and claims that Cover only other compounds and methods of making and using such other compounds.

(iv)                              The Controlling Party shall give due consideration to the Non-Controlling Party’s comments, but shall have the final say in determining whether or not to incorporate such comments.

(v)                                 Each Party shall provide the other with copies of all material communications received from any patent counsel or patent authorities pertaining to such Incyte Patent Rights.

(vi)                              “Material” for the purposes of this Section 7.2(d) means that the submission or communication could affect the patentability or scope of the patents Covering the Licensed Compounds or Products.

(e)                                              Patent Term Extensions.  *** may select which, if any, c-MET Patent Rights for which a Patent Term Extension is to be sought or obtained.  *** may, in consultation with ***, select which, if any, JAK Patent Rights for which a Patent Term Extension is to be sought or obtained with respect to JAK Licensed Products in the ***.  Except as set forth in the preceding sentence, *** may select which, if any, JAK Patent Rights for which a Patent Term Extension is to be sought or obtained.

7.3                                 Third Party Infringement.

(a)                                              Notice.  Each Party shall promptly provide the other Party with written notice reasonably detailing any known or alleged infringement by a Third Party of Joint IP, Incyte IP or any Novartis IP, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions, and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any such Intellectual Property Rights (collectively “Third-Party Infringement”).  Within *** after receipt of such notice, the Parties shall consult via the JSC to determine the response to any Third Party Infringement.

(b)                                             Enforcement.

*** Confidential material redacted and filed separately with the Commission.

(i)                                     If within *** after receipt of the notice set forth in Section 7.3(a) the JSC fails to agree on a joint course of action with respect to a Third Party Infringement, *** will have the initial right to determine and control a course of action designed to curtail such Third Party Infringement, whether legal or commercial in the *** in connection with the Third Party Infringement against a Third Party which is infringing the relevant Intellectual Property Rights by making, using or selling a product that competes with a Licensed Product in the Field in the ***, at its own expense as it reasonably determines appropriate.  In the event such course of action includes litigation, *** may choose, at its own expense, to be represented in such action by counsel of its own choice; provided, however, that if *** is required as a necessary party to such action, *** shall pay *** reasonable expenses associated therewith.  *** shall keep *** reasonably informed as to any legal or commercial courses of action it pursues pursuant to this subsection (i).  At the request and expense of ***, *** shall provide reasonable assistance to *** in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action.  In connection with any such proceeding, *** shall not enter into any settlement admitting the invalidity of, or otherwise impairing *** rights in, *** or Joint IP without the prior written consent of ***.  Any recoveries resulting from such an action relating to a claim of Third Party Infringement shall be applied as follows:

A.                                   First, to reimburse each Party for all Out-of-Pocket Costs in connection with such proceeding (on a pro rata basis, based on each Party’s respective litigation costs, to the extent the recovery was less than all such litigation costs); and

B.                                     Second, ***.

(ii)                                  If within *** after *** receipt of a notice of a Third Party Infringement with respect to Joint IP or ***, *** does not take any action as described in Section 7.3(b)(i) and permitted hereunder against a Third Party who is infringing such Intellectual Property Rights by making, using or selling a product that competes with a Licensed Product in the ***, *** may, subject to the following sentence, in its sole discretion, bring and control any legal action in connection therewith at its sole expense.  If *** intends to bring any such legal action, it shall first notify *** in writing of such intent and the reasons therefor and provide *** with an opportunity to indicate to *** its reasons for not bringing such legal action; and if *** provides either a reasonable (x) legal basis for *** not bringing such legal action, or (y) explanation of how *** is taking commercial steps to curtail the Third Party Infringement, *** shall not bring such legal action.  *** shall keep *** reasonably informed as to any legal or commercial courses of action it pursues pursuant to this subsection (ii).  At the request and expense of ***, *** shall provide reasonable assistance to *** in connection therewith, including by executing reasonably appropriate documents, and cooperating in discovery; provided, however, that nothing herein shall require *** to join as a party or otherwise participate in such legal action, if in *** reasonable opinion such participation will damage any of *** commercial relationships. *** may choose, at its own expense, to be represented in any such action by counsel of its own choice; provided, however, that if *** is required as a necessary party to such action, *** shall pay *** reasonable expenses associated

*** Confidential material redacted and filed separately with the Commission.

therewith. In connection with any such proceeding, *** shall not enter into any settlement admitting the invalidity of or otherwise impairing *** rights under the Joint IP or such *** without the prior written consent of ***.  Any recoveries resulting from such an action relating to a claim of Third Party Infringement (after payment of each Party’s costs and expenses) will be retained by ***.

(iii)                               In the event of a Third Party Infringement of JAK Patent Rights that occurs only in the ***, ***, at its own expense, will have the right to bring and control any legal action in the *** in connection with such Third Party Infringement.

7.4                                 Patent Marking.  If permitted and to the extent that Novartis does so with respect to its other products in the same geographic market, Novartis shall, and shall cause its Affiliates, distributors and licensees, to (a) mark the Licensed Products with the number of each issued patent under the Incyte Patent Rights that apply to the Licensed Product and (b) comply with the patent marking statutes in each country in which the Licensed Product is manufactured by or on behalf of Novartis or its Affiliates.

7.5                                 Third Party Licenses.

(a)                                              If *** in good faith believes that it is necessary to obtain a license under any Patent Rights of a Third Party that would be infringed by the making, using, selling, offering for sale or importing by *** of a Licensed Compound in the Field in any country in the ***, then prior to commencing negotiations or entering into an agreement with respect to any such Third Party Patent Rights, *** shall promptly notify ***.  The Parties shall thereafter conduct good faith discussions regarding whether such Third Party Patent Rights are necessary to make, use, sell, offer for sale or import Licensed Compound in the Field in any country in the ***.  If the Parties agree that such Third Party Patent Rights are necessary to make, use, sell, offer for sale or import Licensed Compound in the Field in any country in the ***, the Parties shall meet to discuss and determine which Party will be primarily responsible for the negotiation and execution of the corresponding license agreement; provided, however, that *** shall have the first right to obtain a license and negotiate and execute a license agreement, in connection with the manufacture of Licensed Compounds and Licensed Products or with respect to any intellectual property applicable to the Licensed Compounds and Licensed Product.  In the event the Parties agree that *** shall have the right to negotiate and execute such a license agreement, at the request of ***, any such license from a Third Party shall include a license to *** and its sublicensees with respect to the Licensed Compound in the *** in and/or outside the Field.   Notwithstanding the foregoing, neither Party shall enter into a definitive license agreement with regard to such rights in the other Party’s territory without the other Party’s written consent.  In the event that the Parties cannot agree on whether a license from a Third Party is necessary, *** shall make the final decision with respect to licenses covering all or part of the ***.

(b)                                             To the extent the Parties have agreed or *** has determined in accordance with Section 7.5(a) that a license under such Third Party Patent Rights is necessary to avoid infringement based on the making, using, selling, offering for sale or importing of JAK Licensed Compound in the Field and such license agreement relates to worldwide rights for JAK

*** Confidential material redacted and filed separately with the Commission.

Licensed Compounds or JAK Licensed Products, *** of any up-front license fee or other acquisition cost and milestones based on the principle that such rights in the Incyte Territory constitute *** of such cost and such rights in the Novartis JAK Territory constitute *** of such cost.  If such Third Party license rights are available only in one Party’s territory, such Party shall be responsible for one hundred percent (100%) of such costs subject to the deductions permitted under Section 7.5(c) and (d).

(c)                                              Regardless of which Party licenses such rights, (i) each Party shall pay to the applicable Third Party licensor (or as applicable, to the licensing Party for delivery to such Third Party) all royalties payable in respect of sales of products by such Party, its Affiliates, or sublicensees and (ii) to the extent the Parties agree or *** has determined in accordance with Section 7.5(a) that such in-licensed rights are necessary to make, use, sell, offer for sale or import Licensed Compound in the Field in any country in the *** without infringing such Third Party Patent Rights, *** shall be entitled to deduct up to *** of the royalties paid or payable to such Third Party (pursuant to a license under such Third Party’s issued Valid Claim(s) that Cover the making, using, selling, offering for sale or importing of the applicable Licensed Compound in the Field in such country in the ***) with respect to sales of a Licensed Product that contains such Licensed Compound in such country in the *** from the royalties payable by *** to *** hereunder with respect to Net Sales of such Licensed Product in such country; provided, however, that in no event shall the royalties payable under Section 8.3(a) be reduced in the aggregate pursuant to this Section 7.5(c) by more than *** of the amounts set forth in Section 8.3(a).

(d)                                             Notwithstanding the foregoing, solely with respect to patent application no. ***, Novartis shall be entitled to deduct up to *** of the royalties paid or payable to such Third Party (pursuant to a license under such Third Party’s issued Valid Claim(s) that Cover the making, using, selling, offering for sale or importing by Novartis of the applicable c-MET Licensed Compound in the Field in any country in the Novartis Territory) with respect to sales of a c-MET Licensed Product that contains such c-MET Licensed Compound in such country in the Novartis Territory from the royalties payable by Novartis to Incyte hereunder with respect to Net Sales of such c-MET Licensed Product in such country; provided, however, that in no event shall the royalties payable under Section 8.3(a) be reduced in the aggregate pursuant to this Section 7.5(d) by more than *** of the amounts set forth in Section 8.3(a).

ARTICLE VIII

FINANCIAL PROVISIONS

8.1                                 License Fee.  Within *** after the Effective Date, Incyte shall submit an invoice to Novartis for a one-time, non-creditable, non-refundable license fee of One Hundred Fifty Million U.S. Dollars (US$150,000,000), which Novartis shall pay within *** after receipt.

8.2                                 Milestone Payments.  Novartis shall pay Incyte the following amounts after the first achievement by Novartis, its Affiliates or its sublicensees of the corresponding milestone events set forth below:

*** Confidential material redacted and filed separately with the Commission.

(a)              c-MET Development Milestones.

c-MET Development Milestones	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

* For purposes of clarity, a study conducted by Incyte pursuant to this Agreement shall qualify for the milestone set forth in this Section 8.2(a)(i)with respect to the *** for a c-MET Licensed Product.

(b)               c-MET Regulatory Milestones.

c-MET Regulatory Milestones	***	***	***
***	***	***	***
***	***	***	***
	***	***	***
***	***	***	***

*** Confidential material redacted and filed separately with the Commission.

(c)               JAK Development Milestones.

JAK Development Milestones	***	***	***
***	***	***	***
(ii) FPFV in a Phase III Study that is a Novartis Sponsored Study *	US$60,000,000	***	***

* For purposes of clarity, Study 352 as described in Exhibit F-1 shall qualify for the milestone set forth in this Section 8.2(c)(ii) with respect to the *** for a JAK Licensed Product.

(d)               JAK Regulatory Milestones.

JAK Regulatory Milestones	***	***	***
***	***	***	***
***	***	***	***
	***	***	***
***	***	***	***

*** Confidential material redacted and filed separately with the Commission.

(e)               Sales Milestones.

(i)            c-MET Licensed Product Sales Milestones.  Novartis shall make the non-refundable, non-creditable, one-time payments to Incyte of as set forth below upon the first achievement of aggregate Annual Net Sales of c-MET Licensed Products that meet or exceed the thresholds set forth below.

c-MET Licensed Product Annual Net Sales Threshold	Milestone Payment
(A) Annual Net Sales of c-MET Licensed Products equal to or greater than ***	***
(B) Annual Net Sales of c-MET Licensed Products equal to or greater than ***	***
(C) Annual Net Sales of c-MET Licensed Products equal to or greater than ***	***
(D) Annual Net Sales of c-MET Licensed Products equal to or greater than ***	***
(E) Annual Net Sales of c-MET Licensed Products equal to or greater than ***	***

(ii)           JAK Licensed Product Sales Milestones.  Novartis shall make the non-refundable, non-creditable, one-time payments to Incyte of as set forth below upon the first achievement of aggregate Annual Net Sales of JAK Licensed Products in the Novartis JAK Territory that meet or exceed the thresholds set forth below.

JAK Licensed Product Annual Net Sales Threshold	Milestone Payment
(A) Annual Net Sales of JAK Licensed Products equal to or greater than ***	***
(B) Annual Net Sales of JAK Licensed Products equal to or greater than ***	***
(C) Annual Net Sales of JAK Licensed Products equal to or greater than ***	***
(D) Annual Net Sales of JAK Licensed Products equal to or greater than ***	***

*** Confidential material redacted and filed separately with the Commission.

(iii)          Achievement of the milestone events above in this Section 8.2(e) shall be determined based on Annual Net Sales of the Licensed Products made by Novartis and its Affiliates and sublicensees throughout the Novartis Territory.  More than one of the sales milestone payments may be earned concurrently based on the same Annual Net Sales of the Licensed Products.  By way of example, if in the first Calendar Year following the First Commercial Sale of a JAK Licensed Product, the Annual Net Sales for JAK Licensed Products is equal to or exceeds ***, then Novartis shall pay Incyte the milestone payments set forth in both Sections 8.2(e)(ii)(A) and (B) (total ***).

(f)                Except as otherwise specified, none of the payments listed in this Section 8.2 shall be payable more than once, and each shall be payable at the first achievement of a milestone event for a Licensed Product and shall not be payable again if subsequently another Licensed Product achieves the same milestone event.  ***.

(g)               If a foreseen Development activity described in Section 8.2(a)(i), (a)(ii) or (c)(i) is not conducted in the course of accelerating the Development activities for an Indication, then, effective upon achievement of the later milestone with respect to the same Indication set forth in Section 8.2(a)(ii), (a)(iii) or (c)(ii) as the case may be, the previously unpaid payments that would be due for the preceding milestones shall also become due and payable even though the missing milestone has not been achieved.

(h)               For purposes of clarity, the milestone payment set forth in Sections 8.2(b)(ii)(B) and 8.2(d)(ii)(B) shall be in addition to the milestone payment set forth in Sections 8.2(b)(ii)(A) and 8.2(d)(ii)(A).

(i)                Novartis shall provide Incyte written notice of the achievement of each milestone event: (A) within *** after achievement of the milestone event set forth in Section 8.2(a), (b), (c) or (d); and (B) within *** after the end of any Calendar Quarter in which a milestone set forth in Section 8.2(e) is achieved.  Incyte shall provide Novartis written notice of the achievement of the milestone event set forth in Section 8.2(d)(i) within *** after the achievement of such milestone.  Novartis shall pay to Incyte, by wire transfer to an account designated by Incyte, the applicable non-refundable, non-creditable milestone payment listed above: (1) with respect to milestone events set forth in Section 8.2(a), (b), (c) or (d), within *** after Novartis’ receipt of invoice and (2) with respect to all milestone events set forth in Section 8.2(e), within *** after the end of the applicable Calendar Quarter; provided that Incyte has issued the relevant invoice for such sales milestones within *** after Incyte’s receipt of notice from Novartis of the achievement of such sales milestones.  In the event Incyte fails to issue an invoice within such *** period as described above, Novartis’s obligation to pay such amount within*** after the end of the applicable Calendar Quarter shall be extended by the

*** Confidential material redacted and filed separately with the Commission.

number of days that lapse between the date Incyte should have invoiced Novartis and the date Incyte actually invoices Novartis.

8.3           Royalties.

(a)               Novartis Royalties to Incyte.  Novartis shall pay to Incyte royalties on aggregate Net Sales of each Licensed Product, on a Licensed Product-by-Licensed Product basis, at the following rates:

(i)            c-MET Licensed Products.  Subject to Section 4.4(c), on a c-MET Licensed Product-by-c-MET Licensed Product basis, Novartis shall pay to Incyte royalties on Net Sales of each c-MET Licensed Product in the Novartis Territory as follows:

Annual Net Sales of c-MET Licensed Product	Royalty Rate
On Annual Net Sales less than or equal to ***	***%
On Annual Net Sales greater than *** and less than or equal to ***	***%
On Annual Net Sales greater than ***	***%

(ii)           JAK Licensed Products.  On a JAK Licensed Product-by-JAK Licensed Product basis, Novartis shall pay to Incyte royalties on Net Sales of each JAK Licensed Product in the JAK Field in the Novartis JAK Territory as follows:

Annual Net Sales of such JAK Licensed Product	Royalty Rate
On Annual Net Sales less than or equal to ***	***%
On Annual Net Sales greater than *** and less than or equal to ***	***%
On Annual Net Sales greater than *** and less than or equal to ***	***%
On Annual Net Sales greater than ***	***%

*** Confidential material redacted and filed separately with the Commission.

(b)               ***.

(i)            ***.

(ii)           ***.

(c)               Royalties payable under this Section 8.3 shall be paid by the applicable Party on a Licensed Product-by-Licensed Product and country-by-country basis from the date of First Commercial Sale of each Licensed Product with respect to which royalty payments are due for a period which is the longer of:  (i) the last to expire of any Valid Claim of Licensed Patent Rights Covering such Licensed Product in such country; (ii) *** following the date of First Commercial Sale in such country; and (iii) the expiration of Regulatory Exclusivity for such Licensed Product in such country (each such term with respect to a Licensed Product and a country, a “Royalty Term”). Notwithstanding the foregoing, in the event that either (A) the Royalty Term continues solely due to clause (ii) (i.e. in a specific country the Licensed Product is neither Covered by a Valid Claim of Licensed Patent Rights nor is such Licensed Product subject to Regulatory Exclusivity) or (B) Generic Competition exists with respect to a Licensed Product in a country with respect to a royalty-reporting period, then the royalty rates in such country for such Licensed Product (for such royalty-reporting period, if applicable) will be *** the applicable rate in Section 8.3(a) ***, based on the weighted average annual royalty rate in the Novartis Territory or the Incyte Territory, as the case may be, beginning on January 1st of the Calendar Year following the first Calendar Year in which there exists a situation described in (A) or (B) of this sentence in the applicable country.

(d)               Upon the expiration of the Royalty Term with respect to a Licensed Product in a country, (i) the licenses granted by Incyte to Novartis pursuant to Section 2.1 shall be deemed to be fully paid-up, irrevocable and perpetual with respect to such Licensed Product

*** Confidential material redacted and filed separately with the Commission.

in such country; and (ii) the licenses granted by Novartis to Incyte pursuant to Section 2.2 shall be deemed to be fully paid-up, irrevocable and perpetual with respect to such JAK Licensed Product in such country.

8.4           Royalty Reports; Payments.  Within *** after the end of any Calendar Quarter, the Royalty Paying Party shall provide the Royalty Receiving Party with a report stating the sales in units and in value of the Licensed Product made by the Royalty Paying Party, its Affiliates, licensees and sublicensees, as applicable, in the Royalty Paying Party’s territory, on a country-by-country basis, together with the calculation of the royalties due to the Royalty Receiving Party, including the method used to calculate the royalties and the exchange rates used.  Royalty payments shall be made by the Royalty Paying Party to the bank account indicated by the Royalty Receiving Party within *** after the end of the applicable Calendar Quarter; provided that the Royalty Receiving Party has issued the relevant invoice for royalty payment within *** after the Royalty Receiving Party’s receipt of the royalty report from the Royalty Paying Party.  In the event the Royalty Receiving Party fails to issue an invoice within such *** period as described above, the Royalty Paying Party’s obligation to pay such amounts within *** after the end of the applicable Calendar Quarter shall be extended by the number of days that lapse between the date the Royalty Receiving Party should have invoiced the Royalty Paying Party and the date the Royalty Receiving Party actually invoices the Royalty Paying Party.

8.5           Financial Records.  The Parties shall keep complete and accurate books and records in accordance with the defined Accounting Standards. The parties will keep such books and records for at least *** following the end of the Calendar Year to which they pertain. Such books of accounts shall be kept at the principal place of business of the financial personnel with responsibility for preparing and maintaining such records.  With respect to royalties, such records shall be in sufficient detail to support calculations of royalties due to either Party.  Novartis and Incyte shall also keep complete and accurate records and books of accounts containing all data reasonably required for the calculation and verification of Development Costs, including internal FTEs utilized by either Party in jointly funded Clinical Trials or other Development activities and any amounts that are subject to reimbursement pursuant to Section 6.3(b)(ii).

8.6           Audits.

(a)               Each Party may, upon request and at its expense (except as provided for herein), cause an internationally-recognized independent accounting firm selected by it (except one to whom the Auditee has a reasonable objection), (the “Audit Team”) to audit during ordinary business hours the books and records of the other Party and the correctness of any payment made or required to be made to or by such Party, and any report underlying such payment (or lack thereof), pursuant to the terms of this Agreement. Prior to commencing its work pursuant to this agreement, the Audit Team shall enter into an appropriate confidentiality agreement with the Auditee.

(b)               In respect of each audit of the Auditee’s books and records: (i) the Auditee may be audited only ***, (ii) no records for any given year for an Auditee may be audited more than ***; provided that the Auditee’s records shall still be made available if such

*** Confidential material redacted and filed separately with the Commission.

records impact another financial year which is being audited, (iii) the Audit Rights Holder shall only be entitled to audit books and records of an Auditee from the *** prior to the Calendar Year in which the audit request is made.

(c)               In order to initiate an audit for a particular Calendar Year, the Audit Right Holder must provide written notice to the Auditee. The Audit Rights Holder exercising its audit rights shall provide the Auditee with notice of one or more proposed dates of the audit not less than *** prior to the first proposed date.  The Auditee will reasonably accommodate the scheduling of such audit.  The Auditee shall provide such Audit Team(s) with full and complete access to the applicable books and records and otherwise reasonably cooperate with such audit.

(d)               The audit report and basis for any determination by an Audit Team shall be made available first for review and comment by the Auditee, and the Auditee shall have the right, at its expense, to request a further determination by such Audit Team as to matters which the Auditee disputes (to be completed no more than *** after the first determination is provided to such Auditee and to be limited to the disputed matters).  If the Parties disagree as to such further determination, the Audit Right Holder and the Auditee shall mutually select an internationally-recognized independent accounting firm that shall make a final determination as to the remaining matters in dispute that shall be binding upon the Parties.  Such accountants shall not disclose to the Audit Rights Holder any information relating to the business of the Auditee except that which should properly have been contained in any report required hereunder or otherwise required to be disclosed to such Party to the extent necessary to verify the payments required to be made pursuant to the terms of this Agreement.

(e)               If the audit shows any under-reporting or underpayment, or overcharging by any Party, that under-reporting, underpayment or overcharging shall be reported to the Audit Rights Holder and the underpaying or overcharging Party shall remit such underpayment or reimburse such overcompensation (together with interest at the annual interest rate of *** as published in the *** or its successor on the last business day of the applicable calendar quarter prior to the audit) to the underpaid or overcharged Party within *** after receiving the audit report.  Further, if the audit for an annual period shows an under-reporting or underpayment or an overcharge by any Party for that period in excess of *** of the amounts properly determined, the underpaying or overcharging Party, as the case may be, shall reimburse the applicable underpaid or overcharged Audit Rights Holder conducting the audit, for its respective audit fees and reasonable Out-of-Pocket Costs in connection with said audit, which reimbursement shall be made within *** after receiving appropriate invoices and other support for such audit-related costs.

(f)                For the purposes of the audit rights described herein, an individual Party subject to an audit in any given year will be referred to as the “Auditee” and the other Party who has certain and respective rights to audit the books and records of the Auditee will be referred to as the “Audit Rights Holder”.

8.7           Tax Matters.  The royalties, milestones and other amounts payable by Novartis to Incyte pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes

*** Confidential material redacted and filed separately with the Commission.

unless required by Law.  Incyte alone shall be responsible for paying any and all taxes (other than withholding taxes required by Law to be deducted and paid on Incyte’s behalf by Novartis) levied on account of, or measured in whole or in part by reference to, any Payments it receives.  The Parties will cooperate in good faith to obtain the benefit of any relevant tax treaties to minimize as far as reasonably possible any taxes which may be levied on any Payments.  Novartis shall deduct or withhold from the Payments any taxes that it is required by Law to deduct or withhold.  Notwithstanding the foregoing, if Incyte is entitled under any applicable tax treaty to a reduction of the rate of, or the elimination of, applicable withholding tax, it may deliver to Novartis or the appropriate governmental authority (with the assistance of Novartis to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Novartis of its obligation to withhold tax, and Novartis shall apply the reduced rate of withholding tax, or dispense with withholding tax, as the case may be, provided that Novartis has received evidence of Incyte’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) *** prior to the time that the Payment is due.  If, in accordance with the foregoing, Novartis withholds any amount, it shall make timely payment to the proper taxing authority of the withheld amount, and send to Incyte proof of such payment within *** following that latter payment.  Notwithstanding the foregoing, Novartis represents that the payments to be paid by Novartis to Incyte pursuant to Sections 8.1, 8.2 and 8.3 hereof shall not be subject to withholding tax under conditions less favorable to Incyte than those applicable to treaty-eligible residents under the income tax treaty between the United States and Switzerland in force at the point of time such payments are paid.

8.8           Currency Exchange.

(a)               Sales and Royalty Calculations. The currency exchange method set out in this Section 8.8(a) shall be applied for calculations of amounts for sales and royalties.  With respect to amounts invoiced in United States Dollars, all such amounts shall be expressed in United States Dollars.  With respect to amounts invoiced in a currency other than United States Dollars, all such amounts shall be expressed both in the currency in which the amount was invoiced and in the United States Dollar equivalent.  The United States Dollar equivalent shall be calculated using the Novartis Standard Exchange Rate Methodology for the conversion of foreign currency sales into United States Dollars.

(b)               Development Cost Calculations. The currency exchange method set out in this Section 8.8(b) shall be applied for calculations of amounts for Development Costs.  For purposes of any Development cost sharing between the Parties under this Agreement, such costs shall be calculated on a quarterly basis.  With respect to amounts invoiced in United States Dollars, all such amounts shall be expressed in United States Dollars.  With respect to amounts invoiced in a currency other than United States Dollars, all such amounts shall be expressed both in the currency in which the amount was invoiced and in the United States Dollar equivalent.  The United States Dollar equivalent shall be calculated using the average of the last (bid) U.S. dollar/foreign currency rates for the last Business Day of each month in the calendar quarter for which Development Costs are being reported, as reported by The Wall Street Journal, for the conversion of foreign currency sales into United States Dollars.

*** Confidential material redacted and filed separately with the Commission.

8.9           Late Payments.  The paying Party shall pay interest to the receiving Party on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of the ***, as reported by The Wall Street Journal, *** or the highest rate permitted by applicable Law, calculated on the number of days such payments are paid after the date such payments are due; provided, that with respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.

ARTICLE IX

TERM AND TERMINATION

9.1           Agreement Term.  The term of this Agreement shall commence on the Effective Date and shall continue on a Program-by-Program basis until the earlier of (i) the termination of this Agreement or any program in accordance with Section 9.2; or (ii) following the First Commercial Sale of any Licensed Product, the expiration of the last-to-expire of all Royalty Terms with respect to all Licensed Compounds and Licensed Products within such Program (the “Term”). Notwithstanding the above, if there are any ongoing disputes at the end of the Term as set forth above, this Agreement shall remain in full force and effect until all such disputes are resolved.

9.2           Termination.

(a)               Termination for Convenience.  Novartis shall have the right to terminate this Agreement, in its entirety or on a Program-by-Program basis, for convenience upon *** prior written notice to Incyte.

(b)               Termination for Material Breach.  If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) is in material breach of this Agreement, then the Non-Breaching Party may deliver notice of such breach to the Breaching Party. If the Breaching Party fails to cure such breach, or take such steps as would be considered reasonable to effectively cure such breach, within the *** period after delivery of such notice, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party, which termination shall apply (x) solely with respect to a Program (and all Licensed Compounds and Licensed Products for such Program) if such breach is related solely to such Program, or (y) either on a Program-by-Program basis or to the Agreement in its entirety at the discretion of the Non-Breaching Party if such breach is not related solely to a Program.

(c)               Termination if Novartis Challenges Incyte IP.  If Novartis or any of its Affiliates, directly or indirectly, (i) initiates or requests an interference or opposition proceeding with respect to any Incyte Patent Right, (ii) makes, files or maintains any claim, demand, lawsuit, or cause of action to challenge the validity or enforceability of any Incyte Patent Right in a tribunal or forum, or (iii) opposes any extension of, or the grant of a supplementary protection certificate with respect to, any Incyte Patent Right, Incyte shall have the right to terminate this

*** Confidential material redacted and filed separately with the Commission.

Agreement upon *** written notice to Novartis.  Any such termination shall only become effective if Novartis or its Affiliate, as applicable, has not withdrawn such action before the end of the above notice period.

(d)               Termination if Novartis Abandons Program.  If Incyte believes that Novartis has Abandoned either the JAK Program or the c-MET Program, Incyte may deliver written notice to Novartis setting out in reasonable detail the basis for Incyte’s belief.  Novartis shall have *** from receipt of such notice to take such steps as would be considered reasonably likely to result in Novartis not being deemed to have Abandoned such Program within a reasonable period following such actions.  If Novartis fails to take such action and fails to dispute the facts giving rise to such notice within such *** period, then Incyte may within *** following the expiration of such *** period elect to terminate such Program by providing Novartis written notice of such termination, such termination to be effective immediately and otherwise effected in accordance with Section 9.3(a).

(e)               Termination Disputes.  If a Party gives notice of termination under this Section 9.2(b) or 9.2(d), and the other Party disputes whether such notice was proper, then the issue of whether or not this Agreement was properly terminated shall be resolved in accordance with ARTICLE XIII, and the Agreement shall remain in full force and effect until such dispute is resolved.  If as a result of such dispute resolution process it is determined that the notice of termination was proper, then such termination shall be deemed to be effective on the date on which such notice was first provided.  On the other hand, if as a result of the dispute resolution process it is determined that the notice of termination was improper, then no termination shall have occurred and this Agreement shall remain in full force and effect.

9.3           Effects Of Termination.

(a)               Upon termination of this Agreement in whole or with respect to a Terminated Program in accordance with Section 9.2(a) or by Incyte under 9.2(b), 9.2(c) or 9.2(d):

(i)            all licenses granted by Incyte to Novartis hereunder with respect to such Terminated Program(s) shall terminate and Novartis shall not have any rights to use or exercise any rights under the Incyte IP;

(ii)           Novartis shall be released from its Development and Commercialization obligations with respect to such Terminated Program(s);

(iii)          Novartis shall provide to Incyte a fair and accurate summary report of the status of the Development and Commercialization of the Licensed Products in such Terminated Program(s) in each country in the Novartis Territory through the effective date of termination within *** after such termination;

(iv)          Incyte shall have no further obligation to *** if the Terminated Program is the JAK Program or if the Agreement is terminated in its entirety;

*** Confidential material redacted and filed separately with the Commission.

(v)                                 if Incyte elects to continue such license, (A) the license granted to Incyte pursuant to Section 2.2(a) shall remain in effect and automatically be expanded to include, with respect to the Terminated Program(s) the right to research, Develop, make, have made, use, offer for sale, sell and import all applicable Licensed Products that formed a part of the Terminated Program(s) in the Novartis Territory, ***, and (B) the license granted to Incyte pursuant to Section 2.2(b) shall remain in effect ***;

(vi)                              in the event that Incyte terminates a Program pursuant to Section 9.2(d), then, irrespective of whether Incyte elects to continue the license granted to Incyte pursuant to Section 2.2(a), ***, and ***; provided that if subclause (v) and this subclause (vi) both apply, then *** either subclause (v) or this (vi) ***;

(vii)                           Novartis shall promptly transfer and assign to Incyte all of Novartis’ and its Affiliates’ rights, title and interests in and to the product trademark(s) (but not any Novartis house marks) owned by Novartis and used for the Licensed Products in the Terminated Program(s) in the Novartis Territory, in exchange for a payment to Novartis in an amount equal to reimbursement of Novartis’ reasonable accumulated costs related to the development, clearance, registration, enforcement and maintenance of the applicable trademark throughout the Novartis Territory;

(viii)                        Novartis shall as soon as reasonably practicable transfer and assign to Incyte all Regulatory Documentation, the data comprising the Global Safety Database and other documented technical and other information or materials Controlled by Novartis’ which are necessary or useful for the Development, manufacture and Commercialization of the Licensed Compounds or Licensed Products in Terminated Program(s) in the Novartis Territory; provided that Novartis may retain a single copy of such items for its records.  Within *** after Incyte’s receipt of an invoice therefor, Incyte shall reimburse Novartis for Novartis’ and its Affiliates’ reasonable Out-of-Pocket Costs incurred in connection with such transfers and assignment (but not the generation, creation or development of such information and materials);

(ix)                                Incyte shall have the option, exercisable within *** following the effective date of such termination, to obtain Novartis inventory of Licensed Products manufactured by a Third Party with respect to such Terminated Program(s) ***

*** Confidential material redacted and filed separately with the Commission.

for such inventory of Licensed Product.  Incyte may exercise such option by written notice to Novartis during such *** period; provided that in the event Incyte exercises such right to purchase such inventory, Novartis shall grant, and hereby does grant, a royalty-free right and license to any trademarks, names and logos of Novartis contained therein *** to permit the orderly sale of such inventory;

(x)                                   the provisions of ARTICLE VII (other than Section 7.1 and Section 7.2(a))shall be terminated with respect to such Terminated Program, provided that Novartis shall provide reasonable assistance to Incyte and cooperation in connection with the transition of prosecution, maintenance and enforcement responsibilities to Incyte, including execution of such documents as may be necessary to effect such transition; and

(xi)                                to the extent that Novartis is responsible for manufacturing a Licensed Product prior to termination of this Agreement for a Terminated Program, Novartis shall:

A.                                   in accordance with the terms of the Supply Agreement, and in exchange for a payment equal to *** of Novartis’ costs, including allocated overhead for the supply of product, and if Regulatory Approval has been obtained for such Licensed Product, use Commercially Reasonable Efforts to supply Incyte and its Affiliates with comparable quantities of the applicable Licensed Products in the dosage strength, formulation and presentation as were being Commercialized as of the effective date of termination until the earlier of *** after the effective date of the termination or establishment by Incyte of an alternative supply for such Licensed Product; provided that Incyte shall use its Commercially Reasonable Efforts to establish an alternative supply as promptly as reasonably practicable;

B.                                     cooperate with Incyte in reasonable respects to transfer manufacturing documents and materials which are used (at the time of the termination) by Novartis in the Manufacture of the applicable Licensed Products; and

C.                                     cooperate with Incyte in reasonable respects to transfer to Incyte, or Incyte’s designated contract manufacturer, the manufacturing technologies (including all relevant Know-How) that are used and necessary (at the time of the termination) and Controlled by Novartis in the manufacture of the applicable Licensed Products, provided that Incyte shall reimburse Novartis for Novartis’s reasonable Out-of-Pocket Costs to provide such requested assistance.

(b)                                             Upon termination of this Agreement by Novartis in whole or with respect to a Terminated Program in accordance with Section 9.2(b):

(i)                                     all licenses granted by Novartis to Incyte hereunder with respect to such Terminated Program(s) shall terminate and Incyte shall not have any rights to use or exercise any rights under the Novartis IP;

*** Confidential material redacted and filed separately with the Commission.

(ii)                                  Novartis shall be released from its Development and Commercialization obligations with respect to such Terminated Program(s) and any exclusivity and non-compete obligations pertaining solely to such Terminated Program(s);

(iii)                               Incyte shall provide to Novartis a fair and accurate summary report of the status of the Development and Commercialization of the Licensed Products in such Terminated Program(s) in the Incyte Territory through the effective date of termination within *** after such termination;

(iv)                              ***;

(v)                                 with respect to the Terminated Program(s), the license granted to Novartis pursuant to Section 2.1 shall remain in effect and all payment obligations under ARTICLE VIII shall remain in effect; provided that with respect to royalties arising after the effective date of termination, Novartis *** payable under Section 8.3(a) as they become due;

(vi)                              Novartis’ rights and Incyte’s obligations pursuant to Sections 7.2 and 7.3 shall survive; and

(vii)                           the provisions of Section 3.2(e) (Joint Intellectual Property Committee) shall remain in effect solely with respect to the INCY0039 Patent Rights; provided that if the JIPC fails to reach unanimous agreement on a matter before it for decision for a period in excess of thirty (30) days, the JIPC representatives appointed by Incyte shall have the deciding vote on such matter.

(c)                                              ARTICLES I (Definitions), IX (Term and Termination), X (Indemnification and Limitation of Liability), XII (Confidentiality), XIII (Dispute Resolution) and XIV (Miscellaneous) and Sections 2.6(a)(iii), 7.1 (Inventorship; Ownership), 8.5 (Financial Records), 8.6 (Audits), 11.5) (Disclaimer of Warranty) and 11.6 (Standstill) shall survive termination or expiration (in accordance with Section 9.1 (Agreement Term) of this Agreement).

(d)                                             Termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive legal damages and/or equitable relief with respect to any breach of this Agreement (including a breach of a representation or warranty set forth in ARTICLE XI), regardless of whether or not such breach was the reason for the termination.

ARTICLE X

INDEMNIFICATION; LIMITATION OF LIABILITY

10.1                           By Novartis.

(a)                                              Novartis agrees, at Novartis’s cost and expense, to defend, indemnify and hold harmless Incyte and its Affiliates and their respective directors, officers, employees and

*** Confidential material redacted and filed separately with the Commission.

agents (the “Incyte Indemnified Parties”) from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to (a) any breach by Novartis of any of its representations, warranties or obligations pursuant to this Agreement, (b) the gross negligence or willful misconduct of Novartis, and (c) the Development, manufacture, Commercialization, use, sale or other disposition by Novartis, its Affiliates or sublicensees of any Licensed Compound or Licensed Product; ***.

(b)                                             In the event of any such claim against the Incyte Indemnified Parties by any Third Party, Incyte shall promptly, ***, notify Novartis in writing of the claim.  Novartis shall have the right, exercisable by notice to Incyte within *** after receipt of notice from Incyte of the claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the claim (including the right to settle the claim solely for monetary consideration) with counsel selected by Novartis and reasonably acceptable to Incyte; ***.  The Incyte Indemnified Parties shall cooperate with Novartis and may, at their option and expense, be separately represented in any such action or proceeding.  Novartis shall not be liable for any litigation costs or expenses incurred by the Incyte Indemnified Parties without Novartis’s prior written authorization.  In addition, Novartis shall not be responsible for the indemnification or defense of any Incyte Indemnified Party to the extent arising from any negligent or intentional acts by any Incyte Indemnified Party or the breach by Incyte of any obligation or warranty under this Agreement, or any claims compromised or settled without its prior written consent.

(c)                                              Notwithstanding anything to the contrary above, in the event of any such claim against the Incyte Indemnified Parties by a governmental or criminal action seeking an injunction against Incyte, Incyte shall have the right to control the defense, litigation, settlement, appeal or other disposition of the claim at Novartis’ expense.

10.2                           By Incyte.

(a)                                              Incyte agrees, at Incyte’s cost and expense, to defend, indemnify and hold harmless Novartis and its Affiliates and their respective directors, officers, employees and agents (the “Novartis Indemnified Parties”) from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to (a) any breach by Incyte of any of its representations, warranties or obligations pursuant to this Agreement, or (b) the gross negligence or willful misconduct of Incyte, and (c) the Development, manufacture, Commercialization, use, sale or other disposition by Incyte, its Affiliates or sublicensees of any JAK Licensed Compound, JAK Licensed Product, c-MET Licensed Compound or c-MET Licensed Product; provided, however, that Incyte shall not defend, indemnify nor hold harmless Novartis Indemnified Parties from and against any losses, costs, damages, fees or expenses arising out of any Third Party claims pertaining directly to the Novartis IP.

*** Confidential material redacted and filed separately with the Commission.

(b)                                             In the event of any such claim against the Novartis Indemnified Parties by any Third Party, Novartis shall promptly, and in any event within ***, notify Incyte in writing of the claim. Incyte shall have the right, exercisable by notice to Novartis within *** after receipt of notice from Novartis of the claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the claim (including the right to settle the claim solely for monetary consideration) with counsel selected by Incyte and reasonably acceptable to Novartis; provided that the failure to provide timely notice of a claim by a Third Party shall not limit a Novartis Indemnified Party’s right for indemnification hereunder except to the extent such failure results in actual prejudice to Incyte; and provided further that before entering into a settlement, Incyte shall provide Novartis with a bond, or other evidence reasonably satisfactory to Novartis that Incyte has readily available funds, in either case in an amount sufficient to indemnify Novartis in full promptly thereafter. The Novartis Indemnified Parties shall cooperate with Incyte and may, at their option and expense, be separately represented in any such action or proceeding.  Incyte shall not be liable for any litigation costs or expenses incurred by the Novartis Indemnified Parties without Incyte’s prior written authorization.  In addition, Incyte shall not be responsible for the indemnification or defense of any Novartis Indemnified Party to the extent arising from any negligent or intentional acts by any Novartis Indemnified Party, or the breach by Novartis of any representation, obligation or warranty under this Agreement, or any claims compromised or settled without its prior written consent.

(c)                                              Notwithstanding anything to the contrary above: (i) in the event of any such claim against the Novartis Indemnified Parties by a governmental or criminal action seeking an injunction against Novartis, or (ii) if at the time that a claim for which indemnification may be sought under this Section 10.2, or at any time thereafter prior to the final resolution of such claim, a Bankruptcy Event of Incyte has occurred, Novartis shall have the right to control the defense, litigation, settlement, appeal or other disposition of the claim at Incyte’s expense.

10.3                           Limitation of Liability.  EXCEPT WITH RESPECT TO A BREACH OF ARTICLE XII OR A PARTY’S LIABILITY PURSUANT TO ARTICLE X, NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR OTHER INDIRECT OR REMOTE DAMAGES, OR, EXCEPT WITH RESPECT TO A BREACH OF ARTICLE II OR SECTION 4.1(A) OR (B), FOR LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES, IN EACH CASE ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

10.4                           Insurance.  Each Party shall use all commercially reasonable efforts to maintain Third Party insurance and/or self-insurance, as applicable, including product liability insurance, with respect to its activities hereunder in amounts customary to such insurance and sufficient to meet its obligations under this Agreement, and shall claim upon such insurance policy according to such policy’s relevant terms and conditions before relying upon indemnification from the other Party.

ARTICLE XI

REPRESENTATIONS AND WARRANTIES AND COVENANTS

11.1                           Representation Of Authority; Consents.  Incyte and Novartis each represents and warrants to the other Party that:

(a)                                              as of the Effective Date, it has full right, power and authority to enter into this Agreement;

(b)                                             as of the Effective Date, this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations and/or exclusions of liability, competition Laws, penalties and jurisdictional issues including conflicts of Laws); and

(c)                                              as of the Effective Date, all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained.

11.2                           No Conflict.  Each Party represents and warrants to the other Party that the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate such Party’s corporate charter and bylaws or any requirement of applicable Laws and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any oral or written contractual obligation of such Party.  Each Party agrees that it shall not during the term of this Agreement grant any right,  license, consent or privilege to any Third Party or otherwise undertake any action, either directly or indirectly, that would conflict with the rights granted to the other Party or interfere with any obligations of such Party set forth in this Agreement.

11.3                           Additional Incyte Representations and Warranties.  Incyte represents and warrants that, as of the Effective Date, except as disclosed in Schedule 11.3:

(a)                                              Neither it nor any of its Affiliates or any of its or their sublicensees has received written notice of any claim or litigation which alleges any Intellectual Property Rights of a Third Party are infringed by a Licensed Compound or the Development or Commercialization of any Licensed Compound; to the knowledge of Incyte and its Affiliates, none of Incyte or any of its Affiliates has in the past infringed or is currently infringing any Third Party Intellectual Property Rights through activities related to the Licensed Compounds; and to the knowledge of Incyte and its Affiliates, the Development and Commercialization activities contemplated by Incyte under this Agreement, will not infringe the Intellectual Property Rights of any Third Party;

(b)                                             there are no claims, judgments or settlements against or owed by Incyte or any of its Affiliates, nor, to the knowledge of Incyte or any of its Affiliates, any pending reissue,

*** Confidential material redacted and filed separately with the Commission.

reexamination, interference, opposition or similar proceedings, with respect to any Licensed Compounds or Incyte IP, and Incyte has not received written notice of any threatened claims or litigation or any reissue, reexamination, interference, opposition or similar proceedings seeking to invalidate or otherwise challenge any Incyte IP;

(c)                                              to the knowledge of Incyte and its Affiliates, no Third Party is infringing any Incyte Patent Rights;

(d)                                             (i) Incyte is the legal and beneficial owner or has the right to grant to Novartis the rights granted herein, to all Incyte IP, (ii) no Third Party has any right, interest or claim in or to such rights that would limit the rights granted to Novartis under this Agreement and (iii) all assignments to Incyte of inventorship rights relating to the Incyte Patent Rights Controlled by Incyte are valid and enforceable;

(e)                                              all fees due to date that are required to maintain the Incyte IP have been paid in full and to Incyte’s knowledge, the Incyte IP is valid and enforceable;

(f)                                                Incyte has not granted to any Third Party rights that are inconsistent with Novartis’ rights hereunder, including a grant of rights that removed Incyte IP from Incyte’s Control and limited the rights granted to Novartis under this Agreement, and there are no agreements or arrangements to which Incyte or any of its Affiliates is a party relating to Licensed Compounds or Incyte IP that would limit the rights granted to Novartis under this Agreement; and

(g)                                             Incyte has disclosed to Novartis all material information known to it and its Affiliates with respect to the safety and efficacy of each of the Licensed Compounds.

11.4                           Incyte Covenant.  Incyte shall not grant to any Third Party rights that would be inconsistent with Novartis’ rights hereunder, including a grant of rights that would remove Incyte IP from Incyte’s Control and limit the rights granted to Novartis under this Agreement.

11.5                           Disclaimer of Warranty.  Nothing in this Agreement shall be construed as a representation made or warranty given by either Party that either Party will be successful in obtaining any Patent Rights, that any patents will issue based on pending applications or that any such pending applications or patents issued thereon will be valid.  ALL INCYTE IP TRANSFERRED PURSUANT TO THIS AGREEMENT SHALL BE PROVIDED ON AN “AS IS” BASIS.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES AND RENOUNCES ANY WARRANTY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

11.6                           Standstill.  Novartis agrees that, for a period commencing on the Effective Date and ending *** after the Effective Date, unless specifically invited in writing to do so by Incyte, Novartis and each of its Affiliates (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”) will not in any manner, directly or indirectly:

*** Confidential material redacted and filed separately with the Commission.

(a)                                              effect, or seek, offer or propose to effect (whether publicly or otherwise) or cause or participate in, (i) any acquisition of (A) any Voting Stock of Incyte, (B) direct or indirect rights or options to acquire any Voting Stock of Incyte, or (C) assets or securities of Incyte or any of its subsidiaries, (ii) any merger, consolidation, tender or exchange offer, or other business combination involving Incyte or any Affiliate thereof, (iii) any restructuring, recapitalization, liquidation, dissolution or similar transaction with respect to Incyte or any Affiliate thereof, or (iv) any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) or consents with respect to any Voting Stock of Incyte, any “election contest” (as such term is defined or used in Rule 14a-11 of the Exchange Act) with respect to Incyte, or any demand for a copy of Incyte’s stock ledger, list of its stockholders, or other books and records;

(b)                                             form, join, participate in or encourage the formation of any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (“13D Group”) with respect to any Voting Stock of Incyte;

(c)                                              otherwise act (other than as contemplated under this Agreement), alone or in concert with others (including by providing financing for another party), to seek or offer to control or influence, in any manner, the management, Board of Directors or policies of Incyte;

(d)                                             take any action that might force Incyte to make a public announcement regarding any of the types of matters set forth in Section 11.6(a) above;

(e)                                              make (publicly or to Incyte, or its directors, officers, employees, agents or security holders, directly or indirectly) any request or proposal to amend, waive or terminate any provision of this Agreement or any inquiry or statement relating thereto; or

(f)                                                instigate, encourage or assist any Third Party to do any of the foregoing; provided that Novartis and its Affiliates may acquire, hold or sell, through their respective treasury departments, an aggregate amount not to exceed *** of the voting power represented by Incyte’s Voting Stock solely for the purposes of investment in the ordinary course of business (so long as any decision to make such acquisition or sale is in compliance with United States securities law), *** and provided further that the restrictions set forth in this Section 11.6 shall terminate immediately if: (i) a Person or 13D Group not including Novartis or its Affiliates ***, either (x) Incyte publicly announces its

*** Confidential material redacted and filed separately with the Commission.

willingness to consider such proposal or alternative proposals for a transaction described in clause (ii)(A) or (B) below, or (y) the Board of Directors of Incyte determines to engage in negotiations with such Person or 13D Group or any other party other than Novartis or its Affiliates with respect to a transaction described in clause (ii)(A) or (B) below ***, (ii) Incyte or its Affiliates enters in to a letter of intent or definitive agreement with any party other than Novartis or its Affiliates (A) ***; or (B) which would result in all or substantially all of Incyte’s assets being sold to any Person or 13D Group not including Novartis or its Affiliates; (iii) Incyte announces its determination to pursue (w) a transaction described in clause (ii)(A) or (B) above, (x) *** that represents more than *** of the voting power of the outstanding Voting Stock of Incyte, (y) the sale, transfer or disposition of all or substantially all of Incyte’s assets or *** with any party other than Novartis or its Affiliates; ***; or (vi) the sale, transfer or disposition to ***; provided, however, that any termination pursuant to clause (i)(B) above shall not permit Novartis or its Affiliates to take any action described in Section 11.6(a)(iv), Section 11.6(b) or Section 11.6(f).  In the event that the transactions contemplated by clauses (i), (ii) and/or (iii) shall have been terminated or abandoned, and such termination or abandonment is demonstrable by a press release issued by Incyte (or, in the case of clause ***), then this Section 11.6 shall again be applicable for the remainder of the period specified herein.

Further, nothing in this Section 11.6 shall obligate Novartis or its Affiliates to cause Novartis’ or its Affiliates’ advisors (including financial advisors, attorneys, accountants and consultants) to comply with the terms of this Section 11.6 when acting on their own behalf or on behalf of Third Parties.

ARTICLE XII

CONFIDENTIALITY

12.1                           Confidential Information.  All Confidential Information of a Party (“Disclosing Party”) shall not be used by the other Party (the “Receiving Party”) except in performing its obligations or exercising rights explicitly granted under this Agreement and shall be maintained

*** Confidential material redacted and filed separately with the Commission.

in confidence by the Receiving Party and shall not otherwise be disclosed by the Receiving Party to any Third Party, without the prior written consent of the Disclosing Party with respect to such Confidential Information, except to the extent that the Confidential Information:

(a)                                              was known by the Receiving Party or its Affiliates prior to its date of disclosure to the Receiving Party; or

(b)                                             is lawfully disclosed to the Receiving Party or its Affiliates by sources other than the Disclosing Party rightfully in possession of the Confidential Information; or

(c)                                              becomes published or generally known to the public through no fault or omission on the part of the Receiving Party, its Affiliates or its sublicensees; or

(d)                                             is independently developed by or for the Receiving Party or its Affiliates without reference to or reliance upon such Confidential Information, as established by written records.

Specific information shall not be deemed to be within any of the foregoing exclusions merely because it is embraced by more general information falling within those exclusions.

12.2                           Permitted Disclosure.  The Receiving Party may provide the Disclosing Party’s Confidential Information:

(a)                                              to the Receiving Party’s respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party’s Affiliates, who have a need to know such information and materials for performing obligations or exercising rights expressly granted under this Agreement and have an obligation to treat such information and materials as confidential;

(b)                                             to patent offices in order to seek or obtain Patent Rights or to Regulatory Authorities in order to seek or obtain approval to conduct Clinical Trials or to gain Regulatory Approval with respect to the Licensed Product as contemplated by this Agreement; provided, that such disclosure may be made only following reasonable notice to the Disclosing Party and to the extent reasonably necessary to seek or obtain such Patent Rights or approvals; or

(c)                                              if such disclosure is required by Law or to defend or prosecute litigation or arbitration; provided, that prior to such disclosure, to the extent permitted by Law, the Receiving Party promptly notifies the Disclosing Party of such requirement and furnishes only that portion of the Disclosing Party’s Confidential Information that the Receiving Party is legally required to furnish.

12.3                           Publicity; Attribution; Terms of this Agreement; Non-Use of Names.

(a)                                              Except as required by judicial order or applicable Law or as set forth below, neither Party shall make any public announcement concerning this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.  The Party preparing any such public announcement shall provide the other Party with a draft thereof at least *** prior to the date on which such Party would like

*** Confidential material redacted and filed separately with the Commission.

to make the public announcement.  Notwithstanding the foregoing, the Parties shall each issue a separate press release, in the forms attached as Exhibit G, within one (1) Business Day after the Effective Date to announce the execution of this Agreement and describe the material financial and operational terms of this Agreement.  Neither Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity or news release relating to this Agreement or its subject matter, without the prior express written permission of the other Party.

(b)                                             Notwithstanding the terms of this ARTICLE XII,

(i)                                     either Party shall be permitted to disclose the existence and terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable Laws, including the rules and regulations promulgated by the SEC or any other governmental authority.  Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 12.3(b), the Parties will coordinate in advance with each other in connection with the redaction of certain provisions of this Agreement with respect to any filings with the SEC, London Stock Exchange, the UK Listing Authority, NYSE, the NASDAQ Stock Market or any other stock exchange on which securities issued by a Party or a Party’s Affiliate are traded, and each Party will use Commercially Reasonable Efforts to seek confidential treatment for such terms as may be reasonably requested by the other Party; provided that each Party will ultimately retain control over what information that Party discloses to their relevant exchange, and provided further that the Parties will use their Commercially Reasonable Efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies.  Other than such obligation, neither Party (nor its Affiliates) will be obligated to consult with or obtain approval from the other Party with respect to any filings to the SEC, London Stock Exchange, the UK Listing Authority, NYSE, the NASDAQ Stock Market or any other stock exchange

(ii)                                  Either Party may disclose the existence and terms of this Agreement in confidence to its attorneys and advisors, and to potential acquirers (and their respective professional attorneys and advisors), in connection with a potential merger, acquisition or reorganization and to existing and potential investors or lenders of such Party, as a part of their due diligence investigations, or to existing and potential licensees or sublicensees or to permitted assignees, in each case under an agreement to keep the terms of confidentiality and non-use substantially no less rigorous than the terms contained in this Agreement and to use such information solely for the purpose permitted pursuant to this Section 12.3(b).

(iii)                               Either Party may issue a press release or make a public disclosure relating to this Agreement or the Supply Agreement or the Parties’ activities under this Agreement to the extent that such disclosure describes the commencement and/or “top-line” results of Clinical Trials of the Licensed Product, the achievement of any Development events with respect to the Licensed Product or the filing for or receipt of Regulatory Approval with respect to the Licensed Product, amounts paid to either Party in respect of the achievement of any milestone events, or the termination of this Agreement.  Prior to making any such disclosure, the Party making the disclosure shall provide the other Party with a draft of such proposed disclosure at least *** (or, to the extent timely disclosure of a material event is required by Law or stock exchange or stock market rules, such period of time sufficiently in advance of the disclosure so that the other Party will have the opportunity to comment upon the

*** Confidential material redacted and filed separately with the Commission.

disclosure) prior to making any such disclosure, for the other Party’s review and comment, which shall be considered in good faith by the disclosing Party.

(c)                                              For purposes of clarity, either Party may issue a press release or public announcement or make such other disclosure relating to this Agreement if the contents of such press release, public announcement or disclosure (i) has previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates or (ii) is contained in such Party’s financial statements prepared in accordance with Accounting Standards.

12.4                           Publications.  Each Party and its Affiliates shall have the right to make disclosures pertaining to Licensed Compound or Licensed Product to Third Parties in Publications in accordance with the following procedure:  The publishing Party shall provide the non-publishing Party with an advance copy of the proposed Publication, and each Party shall then have *** prior to submission for any Publication in which to recommend any changes it reasonably believes are necessary to preserve any Patent Rights or Know-How belonging in whole or in part to the non-publishing Party.  If the non-publishing Party informs the publishing Party that such Publication, in the non-publishing Party’s reasonable judgment, could be expected to have a material adverse effect on any patentable invention owned by or licensed, in whole or in part, to the non-publishing Party (other than pursuant to a license granted under this Agreement), or on any Know-How which is Confidential Information of the non-publishing Party, the publishing Party shall delay or prevent such Publication as follows:  (i) with respect to a patentable invention, such Publication shall be delayed sufficiently long (not to exceed ***) to permit the timely preparation and filing of a patent application; and (ii) with respect to Know-How which is Confidential Information of such non-publishing Party, such Know-How shall be deleted from the Publication. Each Party shall have the right to present its Publications, which Publications shall be subject to the requirements in this Section 12.4, at scientific conferences, including at any conferences in any country in the world.

12.5                           Term.  All obligations under this ARTICLE XII shall expire (i) *** following expiration of this Agreement pursuant to Section 9.1, (ii) *** following termination of this Agreement pursuant to Section 9.2(b), or (iii) *** following termination of this Agreement pursuant to Section 9.2(a) or 9.2(c).

12.6                           Return of Confidential Information.  Upon the expiration or termination of this Agreement, the Receiving Party shall return to the Disclosing Party all Confidential Information received by the Receiving Party from the Disclosing Party (and all copies and reproductions thereof).  In addition, the Receiving Party shall destroy:  (a) any notes, reports or other documents prepared by the Receiving Party which contain Confidential Information of the Disclosing Party; and (b) any Confidential Information of the Disclosing Party (and all copies and reproductions thereof) which is in electronic form or cannot otherwise be returned to the Disclosing Party.  Alternatively, upon written request of the Disclosing Party, the Receiving Party shall destroy all Confidential Information received by the Receiving Party from the Disclosing Party (and all copies and reproductions thereof) and any notes, reports or other documents prepared by the Receiving Party which contain Confidential Information of the Disclosing Party.  Nothing in this Section 12.6 shall require the alteration, modification, deletion or destruction of archival tapes or other electronic back-up media made in the ordinary course of business; provided that the Receiving Party shall continue to be bound by its obligations of

*** Confidential material redacted and filed separately with the Commission.

confidentiality and other obligations under this ARTICLE XII with respect to any Confidential Information contained in such archival tapes or other electronic back-up media.  Any requested destruction of Confidential Information shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party supervising such destruction.  Notwithstanding the foregoing, (i) the Receiving Party’s legal counsel may retain one copy of the Disclosing Party’s Confidential Information solely for the purpose of determining the Receiving Party’s continuing obligations under this ARTICLE XII and (ii) the Receiving Party may retain the Disclosing Party’s Confidential Information and its own notes, reports and other documents (A) to the extent reasonably required (i) to exercise the rights and licenses of the Receiving Party expressly surviving expiration or termination of this Agreement; (ii) to perform the obligations of the Receiving Party expressly surviving expiration or termination of this Agreement; or (B) to the extent it is impracticable to do so without incurring disproportionate cost.  Notwithstanding the return or destruction of the Disclosing Party’s Confidential Information, the Receiving Party shall continue to be bound by its obligations of confidentiality and other obligations under this ARTICLE XII.

ARTICLE XIII

DISPUTE RESOLUTION

13.1                           Dispute Resolution Process.  Matters before the JSC and subcommittees shall be governed by the process specified in Section 3.5.  Any controversy, claim or dispute arising out of or relating to this Agreement that is not subject to Section 3.5, shall be settled, if possible, through good faith negotiations between the Parties.  If the Parties are unable to settle such dispute within ***, and a Party wishes to pursue the matter, the matter may be referred by either Party to the Executive Officers, who shall meet to attempt to resolve the dispute in good faith.  Such resolution, if any, of a referred issue shall be final and binding on the Parties.  All negotiations pursuant to this Section 13.1 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.  If the Executive Officers are unable to settle the dispute within *** after referral thereto pursuant to Section 13.1, then each Party reserves its right to any and all remedies available under law or equity with respect to the dispute, subject to Section 13.2.

13.2                           Injunctive Relief.  Notwithstanding anything to the contrary in this ARTICLE XIII, any Party may seek immediate injunctive or other interim relief from any court of competent jurisdiction as necessary to enforce the provisions of Section 11.6 or ARTICLE XII and to enforce and prevent infringement or misappropriation of the Patent Rights, Know-How or Confidential Information Controlled by such Party.

ARTICLE XIV

MISCELLANEOUS

14.1                           Governing Law.  This Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any party to enter therein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

14.2                           Consent to Jurisdiction.  Each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of the Transaction.  Each Party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or the United States District Court for the District of Delaware or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County.  Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth in Section 14.6 shall be effective service of process for any action, suit or proceeding in New York or Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 14.2. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in (i) the United States District Court for the Southern District of New York or (ii) the United States District Court for the District of Delaware, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

14.3                           Assignment.

(a)                                              Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party, except that without prior written consent of the other Party (A) Novartis may make such assignment to a Novartis Group Member, (B) Incyte may make such assignment to an Incyte Group Member, and (C) either Party may make such assignment to a Third Party to whom a Party is required to, or reasonably believes that it will be required to, divest any Novartis IP or Incyte IP, as the case may be, to the extent necessary to comply with Law or the order of any governmental authority as a result of such transaction (so long as in each such case such Party shall remain jointly and severally liable with such assignee with respect to all obligations so assigned).  Any request for consent to assignment shall not be unreasonably withheld or delayed.  Any purported assignment in contravention of this Section 14.3 shall, at the option of the non-assigning Party, be null and void and of no effect.  No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder.  This Agreement shall be binding upon and enforceable against the successor to or any permitted assignee from either of the Parties.

(b)                                             Each Party agrees that, notwithstanding any provisions of this Agreement to the contrary:

(i)                                     either Party may assign this Agreement and the rights, obligations and licenses granted hereunder to a Third Party in connection with a sale or transfer of all or substantially all of the assigning Party’s business to which this Agreement relates or if a Party merges or consolidates with a Third Party.

*** Confidential material redacted and filed separately with the Commission.

(ii)           in the event that this Agreement is assigned by either Party in connection with a sale or transfer of all or substantially all of the assigning Party’s business to which this Agreement relates, such assignment shall not provide (A) the non-assigning Party with rights or access to Intellectual Property Rights of the assignee or acquirer of such Party, nor (B) the assignee or acquirer with rights or access to Intellectual Property Rights of the non-assigning Party.

14.4         Change of Control.

(a)               In the event of any Change of Control of Incyte, Incyte shall notify Novartis promptly, but in no event later than *** following such Change of Control. Novartis shall have the right, by providing written notice within *** following any such notice of Change of Control, to elect to terminate any or all of Incyte’s rights under, or delete, in whole or in part, from this Agreement: Sections *** and ***.  If Novartis makes any election as provided in this Section 14.4 to delete any Section, the Parties agree to adopt the replacement provisions set forth in Exhibit H in place of the relevant Sections in this Agreement, and no Party shall have any further obligations with respect to any such deleted Section.  For the avoidance of doubt, Novartis shall be entitled, in its sole discretion, to make the elections provided for in this Section 14.4(a) upon each occurrence of a Change of Control.

(b)               In the event of any Change of Control of Novartis, Novartis shall notify Incyte promptly, but in no event later than *** following such Change of Control. Incyte shall have the right, by providing written notice within*** following any such notice of Change of Control, to elect to terminate any or all of Novartis’ rights under, or delete, in whole or in part, from this Agreement: Sections *** and ***.  If Incyte makes any election as provided in this Section 14.4 to delete any Section, the Parties agree to adopt the replacement provisions set forth in Exhibit H in place of the relevant Sections in this Agreement, and no Party shall have any further obligations with respect to any such deleted Section.  For the avoidance of doubt, Incyte shall be entitled, in its sole discretion, to make the elections provided for in this Section 14.4(b) upon each occurrence of a Change of Control.

(c)               In the event of a Change of Control of a Party, the Development or Commercialization of a compound or product that, as of the date of such Change of Control, is being Developed or Commercialized by the acquirer of such Party or any Affiliate controlled by (as “controlled by” is defined in Section 1.3) such acquirer, shall not constitute a breach of this Agreement; provided that (i) such acquirer or Affiliate keeps such Development or Commercialization program for such other product separate from the Development and Commercialization programs for Licensed Products and (ii) the Party that experienced the Change of Control continues to meet its obligations hereunder.

(d)               In the event that any Group Company of a Party enters into an agreement with any Person pursuant to which a Change of Control would occur upon the closing of the transactions contemplated by such agreement, then during the period between entry into such agreement and the occurrence of the related Change of Control, the Party not entering into such agreement may elect to suspend the sharing of information and conduct of meetings

*** Confidential material redacted and filed separately with the Commission.

contemplated in Sections *** and ***, in whole or in part, provided that if such agreement is subsequently terminated without the occurrence of the related Change of Control, then the Party not entering into such agreement may no longer elect to suspend such sharing of information and conduct of meetings.

14.5         Entire Agreement; Amendments.  This Agreement, the Supply Agreement and the Exhibits referred to in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral, including the Prior Confidentiality Agreement.  Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

14.6         Notices.  Notices to Incyte shall be addressed to:

Incyte Corporation

Experimental Station, Route 141 & Henry Clay Road

Wilmington, Delaware 19880

Attention: Chief Commercial Officer

Facsimile No.: ***

with a copy to:

Incyte Corporation

Experimental Station, Route 141 & Henry Clay Road

Building E336

Wilmington, Delaware 19880

Attention: General Counsel

Facsimile No.: ***

Notices to Novartis shall be addressed to:

Novartis International Pharmaceutical Ltd.

Attention: Board of Directors

Physical Address:

131 Front Street, Hamilton HM12

Bermuda

Mailing Address:

P.O.Box 2899

Hamilton HM LX

Bermuda

Facsimile No.: ***

*** Confidential material redacted and filed separately with the Commission.

with a copy to:

Allen & Overy LLP

1221 Avenue of the Americas

New York, New York 10020

Attention: Eric Shube

Facsimile No.: ***

Either Party may change its address to which notices shall be sent by giving notice to the other Party in the manner herein provided.  All reports, approvals, and notices required or permitted by this Agreement to be given to a Party (each a “Notice”) shall be given in writing, by personal delivery, telecopy or overnight courier, to the Party concerned at its address as set forth above (or at such other address as a Party may specify by written notice pursuant to this Section 14.6 to the other). All Notices shall be deemed effective, delivered and received (a) if given by personal delivery, or by overnight courier, when actually delivered and signed for, or (b) if given by facsimile, when such facsimile is transmitted to the facsimile number specified above and receipt therefor is confirmed.

14.7         Force Majeure.  No failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any Force Majeure Event; provided that the Party affected by such Force Majeure Event promptly notifies the other Party and uses diligent efforts to cure such failure or omission as soon as is practicable after the occurrence of one or more Force Majeure Events.

14.8         Compliance With Laws.  Each Party shall perform its obligations under this Agreement in compliance with all applicable Laws.

14.9         Use Of Names, Logos Or Symbols.  Subject to Sections 6.5 and 12.3, no Party shall use the name, trademarks, logos, physical likeness, employee names or owner symbol of the other Party for any purpose, including private or public securities placements, without the prior written consent of the affected Party.  Nothing contained in this Agreement shall be construed as granting either Party any rights or license to use any of the other Party’s trademarks or trade names or the names of any employees thereof, without separate, express written permission of the owner of such trademark or trade name or name.

14.10       Independent Contractors.  It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed to create a joint venture or any relationship of employment, agency or partnership between the Parties to this Agreement.  Neither Party is authorized to make any representations, commitments, or statements of any kind on behalf of the other Party or to take any action that would bind the other Party except as explicitly provided in this Agreement.  Furthermore, none of the transactions contemplated by this Agreement shall be construed as a partnership for any tax purposes.

14.11       Headings.  The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

14.12       No Implied Waivers; Rights Cumulative.  No failure on the part of Incyte or Novartis to exercise, and no delay by either Party in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege by such Party or be construed as a waiver of any breach of this Agreement or as an acquiescence therein by such Party, nor shall any single or partial exercise of any such right, power, remedy or privilege by a Party preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

14.13       Severability.  If, under applicable Laws, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a “Severed Clause”), this Agreement shall endure except for the Severed Clause.  The Parties shall consult one another and use good faith efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement.

14.14       Execution In Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  Signatures provided by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

14.15       No Third Party Beneficiaries.  No Person other than Novartis and Incyte (and their respective assignees) shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

14.16       Exhibits.  In the event of inconsistencies between this Agreement and any exhibits or attachments hereto, the terms of this Agreement shall control.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute and acknowledge this Agreement as of the date first written above.

NOVARTIS INTERNATIONAL PHARMACEUTICAL LTD.		INCYTE CORPORATION

By:	/s/ Simon Zivi	By:	/s/ Paul A. Friedman
Name: Simon Zivi		Name: Paul A. Friedman
Title: Director		Title: CEO

NOVARTIS INTERNATIONAL PHARMACEUTICAL LTD.

By:	/s/ Michael Jones
Name: Michael Jones
Title: Director

Exhibit A

Incyte Patent Rights

1

*** Confidential material redacted and filed separately with the Commission.

A-1

c-MET Patent Rights

***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***

2

*** Confidential material redacted and filed separately with the Commission.

***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***

3

*** Confidential material redacted and filed separately with the Commission.

A-2

JAK Patent Rights

INCY0039

***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***

4

*** Confidential material redacted and filed separately with the Commission.

***	***

***

***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***

***

***	***
***	***
***	***
***	***

***

***	***
***	***

***

***	***
***	***

5

Exhibit B

Initial Information Transfer to Novartis

Described below are the items to be provided to Novartis by Incyte pursuant to Section 4.1(a)(i) of the Agreement, which include the material documents, information and data listed in this Exhibit B that are recorded in tangible form that are Incyte Know-How for c-MET Licensed Products and JAK Licensed Products, to the extent each of which exists as of the Effective Date and has not already been provided to Novartis.  Within sixty (60) days after the Effective Date, Novartis will confirm in writing to Incyte whether Incyte’s initial data transfer obligations, as described in Section 4.1(a)(i) of the Agreement, have been achieved.  Subject to Section 4.3(c) of the Agreement, additional data may be requested by Novartis, and such requests as reasonably agreed will be addressed by Incyte in a timely fashion.

Clinical & Regulatory Documents and Information

•                  Clinical study related documents, information and data that are recorded in tangible form, including those currently possessed by CROs and other third party vendors

•                  Regulatory Authority submissions, correspondence and all communications, including minutes from teleconferences and contact reports (US and ex-US)

•                  Regulatory Authority meeting briefing documents and related minutes (US and ex-US)

•                  Pre-IND submissions

•                  IND submissions

•                  Annual reports to IND(s)

•                  CTA/IMPD submissions

•                  Annual Safety Reports submissions

•                  Investigator’s Brochures and any updates thereto

•                  Safety reports (CIOMSs and/or Medwatch reports)

•                  Documents related to serious adverse events (“SAEs”)

•                  Investigator Safety Letters, actions taken for safety reasons, and other relevant safety information

•                  Safety pharmacology and toxicology study related documents, information and data that are recorded in tangible form

•                  Pharmacology and Absorption, Distribution, Metabolism, and Excretion (ADME) related documents, information and data that are recorded in tangible form

c-MET Licensed Compound Documents

Incyte may retain (x) copies of all documents, information and data, including regulatory submissions, correspondence, and clinical trial data; (y) originals of regulatory submissions, correspondence, and clinical trial data until fifteen (15) Business Days after responsibility for the relevant regulatory filing or clinical trial has been transferred to Novartis in accordance with the Agreement and this Exhibit B, and (z) any other original documents, information and data to the extent, and only for as long as, required by Incyte to carry out its research and Development responsibilities under the Agreement, including Incyte’s conduct of the Phase I study for INCB-28060 (“Study 28060-101”).  Incyte will provide both a shared electronic depository and paper copies of all requested documents, information and data where both electronic and paper versions are currently available.

1

JAK Licensed Compound Documents

Incyte may retain (x) originals of all documents, information and data, including regulatory submissions, correspondence, and clinical trial data and (y) originals of regulatory submissions, correspondence, and clinical trial data directly related to Study 352 until fifteen (15) Business Days after responsibility for the relevant regulatory filing or clinical trial has been transferred to Novartis in accordance with the Agreement and this Exhibit B.  Incyte will provide both a shared electronic depository and paper copies of all requested documents, information and data where both electronic and paper versions are currently available.

Manufacturing Know-How

Incyte will prepare and compile an inventory of relevant documents and transfer all Incyte Know-How for manufacturing c-MET Licensed Products and JAK Licensed Products including, but not limited to: laboratory notebook data, batch records, process data, stability data, summary reports, formulation folders, analytical methods, development reports, quality and regulatory documentation, validation reports and other material data related to the development, manufacturing, and/or distribution of Drug Substance and Drug Product. As part of the Know-How transfer, Incyte shall cooperate with Novartis to establish a transfer protocol and make resources available at Incyte’s cost to enable the successful execution of the transfer protocol.  Additionally, Incyte will disclose and transfer as necessary, any vendor sourcing and/or contracting information that Novartis may request.

2

Exhibit C

1

*** Confidential material redacted and filed separately with the Commission.

C-1

Out-of-Pocket Costs

***

***	****	*****	***
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

****

*****

2

C-2

Clinical Supply Agreement

This Clinical Supply Agreement (this “Supply Agreement”) is entered into as of [   ] between Incyte Corporation, a Delaware corporation having an office at Experimental Station, Route 141 & Henry Clay Road, Wilmington, Delaware (“Incyte”), and [Novartis International Pharmaceuticals Ltd.], a [          ] having an office at [                ] (“Novartis”). Novartis and Incyte are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Incyte and Novartis have entered into a Collaboration and License Agreement, dated                 , 2009 (“Collaboration and License Agreement”); and

WHEREAS, Pursuant to the Collaboration and License Agreement, Incyte (or its designees) has agreed to manufacture, handle and supply the Drug Substance or the Drug Substance intermediate and Drug Product required by Novartis for use in Clinical Trials in accordance with the Development Plan on the terms and conditions set out in (i) this Supply Agreement and (ii) the Collaboration and License Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

1.                                      Defined Terms

Terms defined in the Collaboration and License Agreement shall have the same meaning when used in this Supply Agreement, unless expressly stated otherwise.

2.                                      Supply and Packaging

2.1                                 In accordance with Section 5.1(b) of the Collaboration and License Agreement, Incyte agrees to use Commercially Reasonable Efforts to supply Novartis with any agreed Drug Substance intermediate, the Drug Substance and the Drug Product for use in the Clinical Trials on and subject to the terms and conditions of: (a) this Supply Agreement and (b) the Collaboration and License Agreement.

2.2                                 The Drug Substance intermediate, the Drug Substance and Drug Product delivered by Incyte pursuant to this Supply Agreement shall have attached an agreed form of label.

2.3                                 Incyte may either itself package the Drug Substance and Drug Product (“Clinical Supplies”), or use a Third Party or Affiliate subcontractor.  The Out-of-Pocket cost and expense of packaging will be charged by Incyte to Novartis.  Alternatively, Novartis may undertake the packaging itself or through a Third Party contractor at its own expense

2.4                                 For Clinical Supplies other than for Study 352, Incyte (or alternatively, Novartis) shall manufacture or purchase from a Third Party or Affiliate subcontractor the labels and packaging materials for the Clinical Supplies, in accordance with specifications to be agreed between the Parties in writing, and shall conduct quality assurance testing as

3

*** Confidential material redacted and filed separately with the Commission.

stipulated in a separate SOP agreed between the Parties.  Both Parties shall be responsible for the design of all art work for such labels and packaging materials.

2.5                                 Each Party shall at all times comply with all Laws applicable to it in connection with the importation, supply and use of the Clinical Supplies.

3.                                      Forecasts and Orders

3.1                                 Incyte and Novartis will mutually agree, on a monthly basis, to a rolling forecast of the quantities of Clinical Supplies required to carry out the Clinical Trials in accordance with the relevant Development Plan (each a “Clinical Trial Forecast”).

3.2                                 Incyte and Novartis will mutually agree in the applicable JDC on a Clinical Supply plan for the Drug Substance intermediate, Drug Substance, and Drug Product and on the responsibilities of each Party in implementing the Clinical Supply plan, including a delivery date for each batch of Clinical Supplies to be delivered by Incyte to Novartis in accordance with paragraph 4.2.  Based on this agreed Clinical Supply plan, Novartis will provide Incyte with a written signed request for Clinical Supplies, which shall constitute a binding order by Novartis (a “Clinical Trial Order”).  The JDC shall track the actual use of the Clinical Supplies in accordance with the Development Plan to determine if any significant deviation occurs between the quantity used in the Clinical Trials and the Clinical Trial Forecast.  If mutually agreed by Incyte and Novartis, Novartis may request changes to the delivery date(s), and the quantities of Clinical Supplies to be delivered on each delivery date, provided it gives Incyte at least *** written notice in advance of the agreed delivery date.

3.3                                 Incyte shall use Commercially Reasonable Efforts to meet all orders placed by Novartis which are within the Clinical Trial Forecast by the delivery dates agreed on by the Parties, in accordance with Incyte’s standard terms of delivery.  Novartis agrees to purchase from Incyte all Clinical Supplies manufactured for Novartis by Incyte according to the Clinical Trial Orders, and use the Drug Substance intermediate, Drug Substance and Drug Product supplied by Incyte for the Clinical Trials.

3.4                                 Where a shortage in Clinical Supplies occurs while clinical trials in the Novartis Territory are ongoing, Incyte shall use Commercially Reasonable Efforts to supply Clinical Supplies as necessary for the conduct of all ongoing Clinical Trials of the Clinical Supplies.

4.                                      Allocation, delivery and acceptance testing

4.1                                 Incyte shall be responsible for and shall conduct either by itself or by assigning a Third Party or Affiliate subcontractor the allocation of Clinical Supplies before delivery to Novartis.  All costs and expenses relating to the allocation of Clinical Supplies shall be charged by Incyte to Novartis in accordance with paragraph 6.

4.2                                 Incyte (or any of its Affiliates) shall deliver the Clinical Supplies to Novartis, at Novartis’s cost and expense.  For the avoidance of doubt, Novartis shall be responsible for delivery of the Clinical Supplies to the site(s) of the Clinical Trials, and for all costs

4

*** Confidential material redacted and filed separately with the Commission.

and expenses relating thereto.  Incyte shall use Commercially Reasonable Efforts to deliver the Clinical Supplies specified in Novartis’s firm order to meet the requirements of the Development Plan.

4.3                                 Incyte shall conduct at Novartis’s cost and expense appropriate release tests for the Drug Substance intermediate, Drug Substance and Drug Product as agreed between the Parties in a Quality Agreement.

4.4                                 Before delivery to Novartis, Incyte shall at its cost and expense conduct an acceptance test to check the quality of the Clinical Trial Order in order to determine whether the Clinical Trial Order has any observable defects.  Incyte shall not package or deliver to Novartis any Clinical Supplies which have observable defects.

5.                                      Clinical Products Standards

Incyte shall manufacture, handle and supply, or shall require its Third Party or Affiliate manufacturer, as applicable, to manufacture, handle and supply, all Clinical Supplies supplied by Incyte or its Affiliate to Novartis pursuant to this Supply Agreement and in conformance with appropriate international and country specific regulatory standards for cGMP compliance.

6.                                      Fees, costs and expenses

6.1                                 Incyte (or Incyte Affiliate) shall invoice Novartis upon each delivery of the Clinical Supplies, for Incyte’s *** for the supply of Clinical Supplies under this Supply Agreement, which Novartis shall pay in full within *** after receipt.

7.                                      Duration and Termination

7.1                                 Without prejudice to paragraph 7.2, this Supply Agreement shall commence on the date of this Supply Agreement and shall continue in force until the earlier of: (i) Novartis’ written notice of a termination of this Supply Agreement for convenience; (ii) the completion of all Clinical Trials and completion of performance of the obligations of both Parties hereunder; (iii) commercial launch of a JAK Licensed Product in the Novartis Territory for a myeloproliferative disease; or (iv) termination or the expiry of the Collaboration and License Agreement, whereupon it shall terminate.

7.2                                 If this Supply Agreement terminates as a result of (i) paragraph 7.1(i) or (ii) termination (but not expiry) of the Collaboration and License Agreement, the terms of this Supply Agreement shall continue to apply to all outstanding orders for Clinical Supplies that have been accepted by Incyte and Novartis shall pay Incyte in accordance with the terms of this Supply Agreement for all Clinical Supplies delivered to it in accordance with such outstanding orders.

8.                                      General

ARTICLE XI (Representations and Warranties), Section 12.1 (Confidential Information), Section 12.2 (Permitted Disclosure), Section 12.6 (Return of Confidential Information),

5

ARTICLE XIII (Dispute Resolution) and ARTICLE XIV (Miscellaneous) of the Collaboration and License Agreement shall be incorporated into this Supply Agreement, mutatis mutandis.

6

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute and acknowledge this Supply Agreement as of the date first written above.

NOVARTIS INTERNATIONAL PHARMACEUTICAL LTD.	INCYTE CORPORATION

By:	By:
Name:	Name:
Title:	Title:

7

Exhibit D

Initial Development Plans

1

Exhibit D-1

c-MET Development Plan

Conduct of study in accordance with the protocol existing as of the Effective Date for c-MET Licensed Compound INCB28060, Study 101.

2

*** Confidential material redacted and filed separately with the Commission.

Exhibit D-2

JAK Development Plan

A.                                   Conduct of study in accordance with the protocol existing as of the Effective Date for JAK Licensed Compound INCB018424, Study 352.

B.                                     ***.

C.                                     ***.

3

Exhibit E

c-MET Studies

A.                                   Initial Phase I Study in cancer patients, such study to be conducted in accordance with a mutually agreeable protocol.  Incyte shall be responsible for all decisions with respect to the conduct of such Phase 1 Study and shall pay all costs in connection with such study until achievement of (i) plasma IC90, (ii) demonstrated IC90 tumor inhibition in at least three (3) subjects and (iii) completion of the food effect portion of the study as outlined in the protocol for study INCB28060 101.  Thereafter, Novartis shall become responsible for any further Development as well as any additional costs.

B.                                     3-month toxicology study in rat, such study to be conducted in accordance with a mutually agreeable protocol

1

Exhibit F

Study 351 and Study 352

1

*** Confidential material redacted and filed separately with the Commission.

Exhibit F-1

Out-of-Pocket Costs for Toxicology Studies

***	****	*****	***	*****	*****
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***
***	***	***	***	***	***

****

*****

2

*** Confidential material redacted and filed separately with the Commission.

Exhibit F-2

Study 352

Out-of-Pocket Costs for EMEA Registration Study

*****	***	****	******	***	******	******
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***

3

*** Confidential material redacted and filed separately with the Commission.

***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***
***	***	***	***	***	***	***

****

*****

******

***

4

Exhibit G

Press Release

Pamela M. Murphy

Vice President, Investor Relations/Corporate Communications

302/498-6944

Incyte Announces Major Collaboration and License Agreement for Two Hematology-Oncology Programs

Novartis to Develop and Commercialize Incyte’s Lead JAK1/JAK2 Inhibitor, INCB18424, for Territories Outside the US and Incyte’s cMET inhibitor, INCB28060, Worldwide

Incyte May Receive Over $1 Billion in Payments, including $150 Million Upfront Plus an Immediate $60 Million Development Milestone in Addition to Future Potential Milestones and Royalties

WILMINGTON, DE, November 25, 2009 — Incyte Corporation (NASDAQ: INCY) announced today that it has entered into a collaboration and license agreement with Novartis for two of its investigational hematology-oncology therapies: INCB18424, an oral JAK1/JAK2 inhibitor that is in Phase III development for myelofibrosis, a serious life-threatening neoplastic condition characterized by varying degrees of bone marrow failure, splenic enlargement and debilitating constitutional symptoms, and INCB28060, an oral cMET inhibitor that is about to enter Phase I development as a potential treatment for multiple cancers.

Paul A. Friedman, Incyte’s president and CEO, stated, “This agreement reflects our objective to retain US rights to INCB18424 and puts us in a strong position to transition Incyte into a successful commercial company with sufficient resources to continue to advance other promising compounds in our pipeline. Additionally, the appreciation from Novartis for INCB18424’s potential to treat the unmet patient need in myelofibrosis and other cancers, and their proven success in rapidly commercializing new targeted oncology treatments, were determining factors in our decision to choose Novartis as our collaborative partner.”

Under the terms of the agreement, Incyte will retain exclusive rights for the development and potential commercialization of INCB18424 in the US. Novartis will have responsibility for the future development and commercialization of INCB18424 in all hematology—oncology indications outside of the US. Novartis will also be responsible for the future worldwide development of INCB28060.

Novartis will make an upfront payment of $150 million to Incyte plus an immediate $60 million milestone payment for the initiation of the European Phase III trial of INCB18424, COMFORT-II, that began in July of this year. Novartis will receive ex-US commercialization rights for Incyte’s lead JAK inhibitor and global commercialization rights for the cMET inhibitor. Each company will be responsible for costs in their respective territories for the JAK inhibitor, with costs of collaborative studies shared

1

equally. Incyte may also be eligible over time for additional payments of up to approximately $1.1 billion if future contingent development and commercialization milestones are achieved. Incyte is also eligible to receive tiered, double-digit royalty payments on future ex-US INCB18424 sales. Novartis will be responsible for all costs and activities for the cMET inhibitor after the Phase I clinical trial. Incyte is eligible to receive royalties on future sales of INCB28060 and has retained an option to co-develop and co-promote INCB28060.

About Myeloproliferative Neoplasms (MPNs)

MPNs are a related group of hematological neoplasms characterized by dysfunction of the bone marrow resulting in either over production of blood cells or ineffective hematopoiesis leading to production of blood cells in the spleen and resulting in massive splenomegaly. The three main MPNs are polycythemia vera (PV), essential thrombocythemia (ET) and myelofibrosis (MF). Approximately 10 to 20% of patients with PV and ET progress to MF and MF can also develop without a prior history of PV or ET. There are no adequately effective therapies to treat these disorders.

About INCB18424

INCB18424 is Incyte’s lead internally developed JAK1/JAK2 inhibitor that has shown positive clinical activity in a number of hematology and inflammatory conditions. The compound is currently in Phase III for patients with MF and Phase II for patients with advanced PV and ET. Incyte has retained rights to develop a topical formulation of INCB18424 which has demonstrated positive clinical results in a recently completed Phase IIb trial in patients with mild to moderate psoriasis.

About INCB28060

cMET is a validated target with significant potential in multiple major oncology indications. INCB28060 is a potent cMET inhibitor that has demonstrated favorable pharmacologic activity in relevant cell and animal models and has demonstrated in those models that it can be dosed safely to achieve levels of cMET inhibition that are associated with tumor regression in multiple solid tumors. The investigational new drug application has been cleared by the US Food and Drug Administration.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based drug discovery and development company focused on developing proprietary small molecule drugs for oncology, inflammation and diabetes.  Incyte’s most advanced compound, INCB18424, is in Phase III development for myelofibrosis.  For additional information on Incyte, visit the Company’s web site at www.incyte.com.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements with respect to the potential to receive up to approximately $1.1 billion in future contingent milestone payments, plans and timing for

2

INCB28060 to enter Phase I development as a potential treatment for multiple cancers, statements regarding being put in a strong position to transition into a successful commercial company with sufficient resources to continue to advance other promising compounds in the pipeline, the potential indications and benefits of INCB18424 and INCB28060, and the potential benefits from and payments under the agreement, are all forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause the parties not to achieve some or all of the commercial and developmental milestones set forth in the collaboration agreement and that may otherwise cause Incyte’s actual results and timing to differ materially, including the high degree of risk and uncertainty associated with drug development and clinical trials, the uncertainty associated with the regulatory approval processes, risks related to the timing of and patient enrollment in clinical trials, risks related to the potential failure of INCB18424 and INCB28060 to demonstrate safety and efficacy in clinical testing; risks and uncertainty associated with the therapeutic and commercial value of INCB18424 and INCB28060; risks relating to market competition, risks associated with Incyte’s dependence on its relationship with its collaboration partners, and other risks detailed from time to time in Incyte’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. Incyte disclaims any intent or obligation to update these forward-looking statements.

3

Novartis gains rights to two oral targeted investigational therapies focusing on patients with life-threatening blood disorders and cancers

•                  Ex-US rights acquired for JAK inhibitor INCB18424 in Phase III development as first-in-class treatment for myelofibrosis, a life-threatening blood disorder

•                  Global rights acquired for early-stage cMET inhibitor INCB28060 targeting tumor invasion and drug resistance in certain cancers including gastric, kidney and lung

•                  Novartis to make payments of USD 150 million upfront and first milestone of USD 60 million; Incyte eligible for milestone payments and royalties on future sales

Basel, November 25, 2009 — Novartis has gained exclusive rights to two oral targeted investigational therapies for patients with a range of life-threatening blood disorders and cancers that currently do not have effective treatment options.

Under a licensing agreement with Incyte Corporation, Novartis will have responsibility for the future development of Incyte’s investigational JAK inhibitor outside the US and for future development of an early-stage cMET inhibitor globally.

•                  The lead compound is a Janus kinase (JAK) inhibitor with the investigational name INCB18424. This oral targeted therapy is in Phase III clinical trials for the treatment of myelofibrosis, a life-threatening neoplastic condition with no effective medical treatment(1) that is characterized by varying degrees of bone marrow failure, splenomegaly (enlarged spleen) and debilitating symptoms. INCB18424 has the potential of becoming a first-in-class therapeutic agent for the treatment of this and other hematologic diseases.

•                  The second compound covered in the licensing agreement, a mesenchymal-epithelial transition factor kinase (cMET) inhibitor with the investigational name INCB28060, is entering Phase I development. Compounds in this class are envisioned to become effective cancer therapies through their ability to block molecular signals leading to tumor cell angiogenesis, proliferation, survival, invasion and metastasis. Multiple cancers have shown to be dependent on activation of molecular signals by genetic alterations of the cMET gene(2).  Emerging evidence indicates that cMET inhibition may be useful in the treatment of certain cancers, including gastric and kidney cancer(2), and may help to overcome resistance to some targeted therapies, such as gefitinib in non-small cell lung cancer(3).

“A key Novartis priority is to bring innovative medicines to patients as quickly as possible,” said David Epstein, President and CEO, Novartis Oncology and Novartis Molecular Diagnostics. “This agreement leverages these two promising investigational drugs with Novartis Oncology’s global development and commercialization expertise and our wide range of multi-targeted approaches to cancer treatment.”

4

Terms of the agreement

Novartis will make an upfront payment of USD 150 million to Incyte and a first milestone payment of USD 60 million for initiation of the European Phase III trial of the JAK inhibitor INCB18424 that began in July of this year. The agreement covers ex-US commercialization rights for the JAK inhibitor and global commercialization rights for the cMET inhibitor INCB28060. Each company will be responsible for costs in their respective territories for the JAK inhibitor, with costs of collaborative studies shared equally.  Novartis will be responsible for all costs and activities for the cMET inhibitor after the Phase I clinical trial. After the first milestone, Incyte will be eligible for additional payments based on achieving defined development and commercialization milestones and to receive royalties on future sales. Incyte also has an option to co-promote the cMET inhibitor in the US and to participate in the cMET inhibitor’s global development.

Disclaimer

This release contains certain forward-looking statements relating to the exclusive agreement concluded between Novartis and Incyte. Such forward-looking statements are not historical facts and can generally be identified by the use of forward-looking terminology such as “to make,” “eligible,” “will,” “potential,” “about to enter,” “envisioned to become,” “may,” “promising,” or similar expressions, or by express or implied discussions regarding potential future sales or earnings of Novartis; or by discussions of strategy, plans, expectations or intentions or potential synergies, strategic benefits or opportunities that may result from the proposed acquisition. Such forward-looking statements reflect the current plans, expectations, objectives, intentions or views of Novartis with respect to future events and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, there can be no guarantee that the proposed acquisition will be completed in the expected form or within the expected time frame or at all. Nor can there be any guarantee that Novartis will achieve any particular future financial results or future growth rates or that Novartis will be able to realize any of the potential synergies, strategic benefits or opportunities as a result of the proposed acquisition. Among other things, the expectations of Novartis could be affected by unexpected regulatory actions or delays or government regulation generally, as well as other risks and factors referred to in Novartis AG’s Forms 20-F on file with the US Securities and Exchange Commission. Novartis is providing the information in this release as of this date and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

About Novartis

Novartis provides healthcare solutions that address the evolving needs of patients and societies. Focused solely on healthcare, Novartis offers a diversified portfolio to best meet these needs: innovative medicines, cost-saving generic pharmaceuticals, preventive vaccines, diagnostic tools and consumer health products. Novartis is the only company with leading positions in each of these areas. In 2008, the Group’s continuing operations achieved net sales of USD 41.5 billion and net income of USD 8.2 billion. Approximately USD 7.2 billion was invested in R&D activities throughout the Group. Headquartered in Basel, Switzerland, Novartis Group companies employ approximately 99,000 full-time-equivalent associates and operate in more than 140 countries around the world. For more information, please visit http://www.novartis.com.

# # #

References:

5

(1)          Hellman AJ. Myeloproliferative syndromes: diagnosis and therapeutic options. Pol Arch Med Wewn. 2008;118:756-759.

(2)          Gentile A, Trusolino L, Comoglio PM. The Met tyrosine kinase receptor in development and cancer. Cancer Metastasis Rev. 2008 Mar;27(1):85-94.

(3)          Zucali PA, Ruiz MG, Giovannetti E, et al. Role of cMET expression in non-small-cell lung cancer patients treated with EGFR tyrosine kinase inhibitors. Ann Oncol. 2008 Sep;19(9):1605-12.

Novartis Media Relations

Central media line : +41 61 324 2200

Eric Althoff Novartis Global Media Relations +41 61 324 7999 (direct) +41 79 593 4202 (mobile) eric.althoff@novartis.com	Kim Fox Novartis Oncology +1 862 778-7692 (direct) kim.fox@novartis.com

e-mail: media.relations@novartis.com

Novartis Investor Relations

Central phone:	+41 61 324 7944
Ruth Metzler-Arnold	+41 61 324 9980	North America:
Pierre-Michel Bringer	+41 61 324 1065	Richard Jarvis	+1 212 830 2433
John Gilardi	+41 61 324 3018	Jill Pozarek	+1 212 830 2445
Thomas Hungerbuehler	+41 61 324 8425	Edwin Valeriano	+1 212 830 2456
Isabella Zinck	+41 61 324 7188

e-mail: investor.relations@novartis.com		e-mail: investor.relations@novartis.com

6

Exhibit H

Replacement Provisions

1. The following shall replace the entirety of ARTICLE III upon a Change of Control (with the Party experiencing the Change of Control referred to as the “CoC Party” and the other Party being referred to as the “Non-CoC Party”):

“GOVERNANCE

1.1           Joint Steering Committee.

(a)           Establishment.  The joint steering committee (“JSC”) will have the responsibility for the overall coordination and oversight of the Parties’ activities under this Agreement.  Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in ARTICLE XII. A representative from the Non-CoC Party shall act as the chairperson of the JSC.  The chairperson shall not have any greater authority than any other representative on the JSC and shall conduct the following activities of the JSC: (i) calling meetings of the JSC; (ii) preparing and issuing minutes of each such meeting within thirty (30) days thereafter; (iii) ensuring that any decision-making delegated to the JSC is carried out in accordance with Section 3.5; and (iv) preparing and circulating an agenda for the upcoming meeting; provided that the chairperson shall include any agenda items proposed by the CoC Party.  Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any JSC meeting; provided, however, that each Party shall ensure that at all times during the existence of the JSC, its representatives on the JSC are appropriate in terms of expertise and seniority (including at least one member of senior management) for the then-current stage of Development and Commercialization of the Licensed Products and have the authority to bind such Party with respect to matters within the purview of the JSC.

(b)            Responsibilities.  The JSC shall have responsibility for the ongoing exchange of information and cooperation necessary after the Change of Control.

1.2           Subcommittees.  The JSC may establish and disband such subcommittees as deemed necessary by the JSC; provided, however, that the JIPC shall continue its responsibilities at least with respect to the INCY0039 Patent Rights in the Novartis Territory.  Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any subcommittee meeting; provided, however, that each Party shall ensure that at all times during the existence of any subcommittee, its representatives on such subcommittee are appropriate in terms of expertise and seniority for the then-current stage of Development and Commercialization of the Licensed Product in the Field in the Territory and have the authority to bind such Party with respect to matters within the purview of the relevant subcommittee. Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in ARTICLE XII.  Except as expressly provided in this Agreement, no subcommittee shall have the authority to bind the Parties hereunder and each subcommittee shall report to, and any decisions shall be made by, the JSC.

1

1.3           Committee Meetings.  Except where a Party fails to appoint a member or members to the JSC or its subcommittees or fails to participate in meetings of the JSC or its subcommittees pursuant to Section 3.6, meetings of the JSC and the subcommittees, respectively, shall be effective only if at least one (1) representative of each Party is present or participating.  The JSC and its subcommittees may meet either (i) in person at either Party’s facilities or at such locations as the Parties may otherwise agree or (ii) by audio or video teleconference; provided that no less than one (1) meeting during each Calendar Year shall be conducted in person.  Other representatives of each Party involved with the Licensed Product may attend meetings as non-voting participants, subject to the confidentiality provisions set forth in ARTICLE XII.  Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings.

1.4           Authority.  The JSC and any subcommittee shall have only the powers assigned expressly to it in this ARTICLE III and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement.  In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JSC or any subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.”

1.                                       The following shall replace Section 4.3 upon a Change of Control:

“4.3         Development Activities.

(a)               Termination of Joint Development Activities.  The Non-CoC Party shall, in its sole discretion, have the option to terminate any ongoing Joint Development Activities.  In the event any ongoing Joint Development Activities are terminated,

(i)            Each Party shall have the right to possess, retain and use all clinical and non-clinical data and related Regulatory Documentation Controlled by either Party and generated in the course of Joint Development Activities prior to the termination of such Joint Development Activity in order to Develop, obtain Regulatory Approval for and Commercialize JAK Licensed Products in the JAK Field in such Party’s territory in accordance with the terms of this Agreement; and

(ii)           each Party hereby grants to the other Party a Right of Reference or Use to any and all such Regulatory Documentation, and agrees to sign, and cause its Affiliates to sign, from time to time, promptly upon request, any instruments reasonably requested by such other Party in order to effect such grant.

(b)               Ongoing Joint Development Activities.  With respect to ongoing Joint Development Activities which are not terminated pursuant to 4.3(a),

(i)            Each Party shall have the right to possess, retain and use all clinical and non-clinical data and related Regulatory Documentation Controlled by either Party and generated in the course of Joint Development Activities in order to Develop, obtain Regulatory Approval for and Commercialize JAK

2

Licensed Products in the JAK Field in such Party’s territory in accordance with the terms of this Agreement.

(ii)           each Party hereby grants to the other Party a Right of Reference or Use to any and all such Regulatory Documentation, and agrees to sign, and cause its Affiliates to sign, from time to time, promptly upon request, any instruments reasonably requested by such other Party in order to effect such grant;

(iii)          each Party shall maintain complete and accurate records of all results, data, and developments made pursuant to its efforts under the Development Plan.  Such records shall appropriately reflect all work done and results achieved in the performance of Development activities in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes; and

(iv)          in any agreement between either Party and a clinical research organization related to a Joint Development Activity, the contracting Party shall use reasonable efforts to name the other Party as a third party beneficiary for the purpose of receiving data derived from Clinical Trials related to such Joint Development Activity from such clinical research organization in the event of a Bankruptcy Event of such Party.”

3

Exhibit I

Pharmacovigilance Agreement

1

Pharmacovigilance Agreement for c-MET and JAK Licensed Products

PHARMACOVIGILANCE AGREEMENT

[  ] November 2009

between

Incyte Corporation

Experimental Station,

Route 141 & Henry Clay Road

Wilmington, Delaware

USA

(“Incyte”)

and

Novartis Pharma AG

Lichtstrasse 35

4056 Basel

Switzerland

(“Novartis”)

relating to Product(s):	c-MET Licensed Products
JAK Licensed Products
(together “the Product”)

Confidential

Table of contents

	Table of contents		2

1	Purpose		3

2	Term		3

3	Definitions and Abbreviations		3

4	Databases		4

5	Detailed Description of the Pharmacovigilance System (DDPS)		4

6	Signal Detection (internally identified safety issues)		5

7	Maintenance of Labeling Documents		5

8	Exchange of Individual Case Reports		5

	8.1	Scope	5

	8.2	Format	6

	8.3	Unblinding	6

	8.4	Follow-up	6

	8.5	Timelines	7

9	Individual Report Assessment		7

	9.1	Labelling	7

	9.2	Requirement for Study Protocols:	8

10	Regulatory Reporting Responsibilities		8

	10.1	Individual Case Safety Reports	8

	10.2	Investigator Notifications	8

	10.3	Preparation and Submission of Annual Reports from Clinical Trials and other Cumulative Safety Reports	8

	10.4	Periodic SUSAR Reports	9

	10.5	Responses to Regulatory Authority Questions	9

	10.6	Risk Management Plans	10

	10.7	PSUR	10

11	SOPs		10

12	Audits		10

13	Dispute Resolution		11

14	Contact Persons		11

15	Miscellaneous		11

16	APPENDIX 1 - Definitions and Abbreviations		12

	16.1	Definitions	12

	16.2	Acronyms	14

17	APPENDIX 2 — Contact Persons		15

2

1                                                            Purpose

WHEREAS, Incyte and Novartis International Pharmaceutical Ltd. (“NIP”) entered into a Collaboration and License Agreement dated as of November         , 2009 (the “Collaboration Agreement”);

WHEREAS, the Collaboration Agreement required that Incyte enter into this Pharmacovigilance Agreement with Novartis;

WHEREAS, the purpose of this Phamacovigilance Agreement is to define how the Parties are to cooperate to enable each of them to comply with its respective obligations under applicable laws, regulations and guidelines with regard to Adverse Event data collection, analysis and reporting for the Product, and to enable each Party to satisfy its duty of care;

WHEREAS, under this agreement each Party is obliged to inform the other Party immediately in case of Pharmacovigilance issues (such as risk management communication, Dear Doctor Letters, urgent safety restrictions) to ensure that communication between the Parties is aligned, especially if any Regulatory Authorities are involved;

WHEREAS, nothing in this Pharmacovigilance Agreement is intended to limit or restrict either of the Parties’ obligations under applicable laws, regulations and guidelines; and

WHEREAS, nothing in this Pharmacovigilance Agreement is intended to prevent either of the Parties from taking any action that it reasonably considers to be necessary to comply with applicable laws, regulations and guidelines.

NOW, THEREFORE, the Parties hereto hereby agree as follows:

2                                                            Term

This Pharmacovigilance Agreement shall become effective on the date hereof and, unless earlier terminated in accordance with the Collaboration Agreement, shall continue in force for as long as both of the Parties have a legitimate interest in receiving the information, reports, and notifications provided for.  This applies to the c-MET program as long as Incyte holds the relevant c-MET IND and is responsible for the conduct of clinical studies.

At the latest this Pharmacovigilance Agreement shall be updated before product launch and in time to meet the requirements for handling and reporting spontaneous reports from marketed use.

3                                                            Definitions and Abbreviations

The definitions of terms and abbreviations used in this Pharmacovigilance Agreement are set out in Appendix 1. If any of the relevant regulatory definitions of the corresponding terms are amended (for example those in the ICH E2A and ICH E2C Guidelines, or in the US CFR (21 CFR Part 314.80(a) and 312.32(a)), then the Parties shall assess whether the definitions in this Pharmacovigilance Agreement need to be amended to make them consistent and, if any

3

***Confidential material redacted and filed separately with the Commission.

amendments are necessary, shall seek to reach written agreement in good faith on such amendments.

The language of all communications and exchanges under this Pharmacovigilance Agreement shall be English.

4                                                            Databases

Novartis shall establish, hold and maintain the global safety database for the Product, into which it shall enter information on all SAE/SRs concerning the Product occurring anywhere in the world and reported to either of the Parties. For the term of this Pharmacovigilance Agreement, this shall be the reference database for signal detection. Such database shall comply in all material respects with all laws reasonably applicable to pharmacovigilance anywhere where the Products are being or have been Developed or Commercialized (each as defined in the Collaboration Agreement). Appropriate personnel at Incyte shall have access to updated data in the database within *** after such data are entered in the database. Incyte shall be authorized to submit such data to applicable regulatory authorities as required or permitted by law.

The Parties acknowledge that, prior to signature of this Pharmacovigilance Agreement, Incyte provided to Novartis all SAEs (including expected, unrelated, placebo and comparator cases) reported to Incyte for the product as of the date of such transfer, on CIOMS forms or in another format acceptable to Novartis allowing Novartis to complete the global safety database.

Incyte may hold and maintain a parallel safety database for the Product as needed or required according to local laws, regulations and other legal requirements.

Each Party is responsible for ensuring that all applicable reports are dispatched to the other Party in accordance with this Pharmacovigilance Agreement. Novartis and Incyte will perform routine verification and reconciliation according to their respective SOPs to ensure that all adverse event reports, both initial and follow up, have been exchanged per Section 9 of this Pharmacovigilance Agreement.

If discrepancies are noted either through the verification process, reconciliation, or during the course of routine business, both Novartis and Incyte will work to remediate the discrepancy until resolved to the mutual satisfaction of both Parties.

5                                                            Detailed Description of the Pharmacovigilance System (DDPS)

If required, Incyte shall provide Novartis, within *** from the date requested, with a Detailed Description of its Pharmacovigilance System in the format specified by the EMEA (Volume 9A of Rules Governing Medicinal Products in the European Union; Section 2.2) which may be submitted to the Regulatory Authorities as required.  The DDPS should comprise an overview of Incyte’s Pharmacovigilance System, providing information on the key elements of the System.  Such descriptions should include all vendors and contracted third parties who have direct involvement in the collection of adverse events for the Product.

4

***Confidential material redacted and filed separately with the Commission.

Each Party shall inform the other in a timely manner of any significant changes to the Pharmacovigilance System as documented.

EU-QPPV: Novartis has an established and dedicated EU-QPPV.  In case of any change, Novartis shall inform Incyte of the new appointment within ***.

6                                                            Signal Detection (internally identified safety issues)

Using the global safety database, Novartis shall be primarily responsible for signal detection activities according to its SOP.

In case either of the Parties becomes aware of:

a)                                      potential signals for new adverse reactions;

b)                                     increased incidence of known adverse reactions;

c)                                      increased severity of known adverse reactions;

d)                                     major findings from newly completed animal studies; or

e)                                      any proposed changes in the labeling documents,

that Party shall promptly notify the other Party in writing (as soon as possible but no later than *** after the Party becoming aware of the issue), for discussion and comment and to agree whether any further action is required.

A safety committee with clinical and safety and regulatory representatives from each Party shall be established and shall discuss on a regular basis, or as required, the handling of specific or general safety and process issues (eg. reviewing safety signals, issuing Dear Doctor Letters, ASR preparation meeting *** prior to the data lock point, etc.).  Each Party shall keep the other Party informed of any newly identified safety signal, which then will be evaluated by the Parties in close cooperation, including updates to core safety information.  No measures will be taken without prior consultation and discussion except in situations where immediate action is required to protect the health of patients.

7                                                            Maintenance of Labeling Documents

Investigator’s Brochure: The Parties shall use an Investigator’s Brochure with a common core safety section.

8                                                            Exchange of Individual Case Reports

8.1                                                  Scope

Individual Case Safety Reports concerning the Product which shall be exchanged under this Pharmacovigilance Agreement include:

8.1.1                                        Solicited Reports:

All Serious Adverse Events (SAEs) occurring in clinical trials which are received by either of the Parties, including blinded, comparator and placebo cases.

5

***Confidential material redacted and filed separately with the Commission.

8.1.2                                        Other including final study reports:

In addition, the Parties shall exchange all other clinical safety-related information concerning the Product as may be required or reasonably requested by the Parties to fulfill the purpose of this Pharmacovigilance Agreement, including the timely exchange of safety information contained in interim or final clinical study reports.

Data or special arrangements required to fulfill a Risk Management Plan, if necessary, shall also be included.

8.2                                                  Format

Individual Case Reports shall be exchanged on CIOMS forms and sent by fax or secure e-mail if available and mutually agreed upon.

Each Party shall assign a company case identification number to each case on which information is exchanged under this Pharmacovigilance Agreement, and shall identify each piece of information concerning that case with this number.

The receiving Party shall maintain the integrity of the sending Party’s narrative, but shall add to the case narrative the name of the sending Party and the sending Party’s case identification number to aid identification of duplicate reports.

8.3                                                  Unblinding

Unless otherwise agreed with applicable regulatory authorities, for company sponsored studies, the blind will be broken for serious, unexpected suspected/related ADRs on an ongoing basis as reasonably required for regulatory reporting by the sponsor in real time to meet the exchange timelines specified below. All other SAE’s (not suspected and/or expected) will be exchanged as blinded during the ongoing clinical trial. Details of the treatment given shall be distributed only on a need-to-know basis.

In exceptional circumstances such as upon receipt of a request from a Regulatory Authority or a safety data monitoring committee to do so, the Party receiving the request may need to break the code for any case type(s), or request the Party sponsoring the relevant clinical trial to do so. In such an event, details of the treatment given shall be distributed only on a need-to-know basis.

At the conclusion of Novartis sponsored clinical trials, Novartis shall transmit the unblinded ICSRs to Incyte within a reasonable time frame but no later than *** of receipt of randomization codes by the safety group, unless study size or complexity requires a longer period, to be notified within *** of receipt of randomization codes.

At the conclusion of Incyte sponsored clinical trials, Incyte will provide Novartis with the randomization codes within a reasonable time frame but no later than *** of receipt of randomization codes by the safety group. ICRS exchange will not apply in this situation.

8.4                                                  Follow-up

The Party first receiving the SAE or any other kind of report falling within the scope of this Pharmacovigilance Agreement shall be responsible for obtaining any follow-up information

6

from the reporter, which shall be processed as described for the corresponding type of initial report in this Section 9.  This shall include any targeted follow up required for risks included in the Risk Management Plan.

Each Party may request the other Party to contact the reporter and obtain additional information if necessary, including missing reporter causality. Follow-up information shall be exchanged with the same company case identification number as the original report.

8.5                                                  Timelines

SAEs from clinical trials received by Novartis:

Novartis shall notify Incyte of all SAEs from clinical trials which are received by Novartis or its Affiliates according to the following timelines:

a) Causally Suspected and/or study-related fatal or Life-threatening SAEs (irrespective of labelling) within 4 (four) calendar days of first notification of the event to any employee of Novartis or its Affiliates;

b) Other Causally Suspected and/or study-related SAEs (irrespective of labelling) within 8 (eight) calendar days of first notification of the event to any employee of Novartis or its Affiliates; and

c) Causally Non-suspected SAEs (i.e. there is no suspected connection between the study and the SAE) within twenty (20) calendar days or more rapidly if required for the data-lock for the IND annual safety report preparation.

SAE reports from clinical trials received by Incyte:

Incyte shall notify Novartis of all SAEs from clinical trials which are received by Incyte or its Affiliates according to the following timelines:

a) Causally Suspected and/or study-related fatal or Life-threatening SAEs (irrespective of labelling) within four (4) calendar days of first notification of the event to any employee of Incyte or its Affiliates;

b) Other Casually Suspected and/or study-related SAEs (irrespective of labelling) within 8 (eight) calendar days of first notification of the event to any employee of Incyte or its Affiliates; and

c) Causally Non-suspected SAEs (i.e. there is no suspected connection between the Product and the SAE) within twenty (20) calendar days.

9                                                            Individual Report Assessment

It is agreed between the Parties that each will follow its own procedures for seriousness, causality and expectedness assessment.

9.1                                                  Labelling

Assessment of Listedness/Expectedness:

7

***Confidential material redacted and filed separately with the Commission.

For purposes of databasing in the global safety database, the assessment of whether the SAE or other kind of report is Listed/Expected shall be made by Novartis against the Investigator’s Brochure.

For the purposes of reporting to the Regulatory Authorities, the assessment of expectedness shall be made according to the appropriate Investigator’s Brochure by the Party responsible for submitting the report to the Regulatory Authority.

Assessment of expectedness for comparator and placebo associated reports shall be made by the Parties according to their respective SOPs.

9.2                                                  Requirement for Study Protocols:

Interventional Trials: At the first occurrence of an SAE in a particular clinical trial at the latest, the Party reporting the SAE shall make available to the other Party a copy of the relevant study protocol or summary of the study design. This is to provide a clear understanding of the nature of the exposure to the Product and to allow a meaningful interpretation of the SAE.

10                                                     Regulatory Reporting Responsibilities

10.1                                           Individual Case Safety Reports

The Party holding the Regulatory Authority Authorisation for the Product for clinical trials in a country shall be responsible for submitting SAE reports to the Regulatory Authority in that country according to the current applicable laws, regulations and guidelines, regardless of whether the report originated from that Party or not.  Information on which Party holds the Regulatory Authority Authorisation for the clinical trials will be exchanged and updated at the time of the transfer of the reports to the other Party.

The Party holding the Regulatory Authority Authorisation for clinical trials shall be responsible for the electronic submission to the EMEA of all reportable cases for the Product to Clinical Trial Modules, as required.

10.2                                           Investigator Notifications

Each Party shall prepare and distribute Investigator Notifications according to their respective SOPs and applicable laws, regulations and guidelines. Each Party shall make reasonable efforts to notify the other Party of an IN, allowing *** for comment.  Each Party shall exchange the final Investigator Notifications to the other Party no more than *** after receipt of the original report which prompted the Investigator Notification.

10.3                                           Preparation and Submission of Annual Reports from Clinical Trials and other Cumulative Safety Reports

As long as Incyte holds an IND for the Product, Incyte will have the responsibility for the compilation of the IND annual safety reports for the Product using its own data and data provided by Novartis as required.

8

***Confidential material redacted and filed separately with the Commission.

Novartis shall prepare a common European Union Annual Safety Report for clinical studies. All relevant studies, including investigator initiated studies, shall be included. Upon request to support preparation of these reports for Incyte or Novartis studies. Incyte or Novartis shall provide data, including

•                  A list of studies (including IIT) that are planned, initiated or ongoing with a synopsis of the study , phase and the countries involved

•                  Planned and total number of patients enrolled in Incyte or Novartis sponsored studies (including IIT), the actual enrollment and number of patients receiving active drug during the reporting period.

•                  A list of Incyte or Novartis studies that have been analyzed during the reporting period, including a summary of new safety findings

•                  Any new study safety results with potential impact on risk-benefit profile

The request for information shall be made at least *** prior to each Data Lock-Point, and be provided so that it is received no later than *** after the Data Lock-Point.  The final report shall be provided to Incyte allowing *** for review/ comment.

The same report shall be submitted by both companies, if both companies have study sponsorship in the EU.

10.4                                           Periodic SUSAR Reports

Novartis will be responsible for the preparation of periodic SUSAR reports and for the submission of the report to investigators, competent authorities and Ethics Committees, where and when applicable. Incyte has the right to review and comment.

10.5                                           Responses to Regulatory Authority Questions

Each Party shall attempt to immediately notify the other (via their respective appointed pharmacovigilance representatives) upon being contacted by a Regulatory Authority on any significant regulatory matter pertaining to the safety profile of the Product or to the subject-matter of this Pharmacovigilance Agreement, including but not limited to risk management communication, Dear Doctor Letters, urgent safety restrictions or labelling changes, to ensure that communication between the Parties is aligned. Each Party shall allow the other to review its proposed response to any question or request prior to submission to the Regulatory Authority, unless there is a public health need to respond immediately.

If requested to do so, Novartis shall assist Incyte to respond to questions or requests for information by Regulatory Authorities by promptly providing data from the master safety database.

Each Party shall copy to the other all significant communication regarding clinical safety information concerning the Product.

9

***Confidential material redacted and filed separately with the Commission.

10.6                                           Risk Management Plans

The Parties agree that there will be one Global Risk Management Plan for each Licensed Product, authored by Novartis. The Global Risk Management Plan will be prepared by Novartis in collaboration with Incyte. Incyte shall provide feedback within *** of receipt from Novartis, or such other time as the Parties mutually agree.

If a REMS (Risk Evaluation and Mitigation Strategy) is required for the Products by the FDA, Incyte shall be responsible for the authorship and submission. There shall be no material differences in the description of the important safety risks between the Global Risk Management Plan and REMS, as the risks are considered the same in all territories. The REMS will be prepared in collaboration between Novartis and Incyte. Novartis shall provide feedback within *** of receipt from Incyte, or such other time as the Parties may mutually agree.

The Parties will exchange all information reasonably requested by a Party that is necessary to fulfill regulatory requirements (e.g. mandatory PSUR updates) for the Global Risk Management Plan.  These include, but are not limited to, providing updates on: safety studies and other pharmacovigilance measures, progress in implementing risk minimization activities, and assessment of the performance of any aspect of risk management/minimization related to the Products.  Prior to submission of the Global Risk Management Plan to a Regulatory Authority, Novartis shall provide such plan to Incyte for review and Incyte shall have *** to provide comments, which Novartis shall reasonably consider.

10.7                                           PSUR

The Parties agree that Novartis will be responsible for the authoring of the PSUR, the Core Data Sheet and Investigator Brochure.  Novartis shall provide drafts of such documents to Incyte within *** after the data lock point, and Incyte shall have *** to review and provide comments, which Novartis shall reasonably consider.

11                                                     SOPs

Each Party shall adhere to its own SOPs unless otherwise explicitly stated here in this Pharmacovigilance Agreement.

12                  Audits

The Parties agree that its pharmacovigilance systems/operations or contracted pharmacovigilance activities will be audited at reasonable intervals to ensure elements set forth in the pharmacovigilance agreement are being fulfilled for the appropriate product.  Both Parties will discuss and agree in good faith on how such an audit will be conducted (audit plan, duration of audit, audit report and corrective actions).  Each Party’s routine audit will be scheduled no more frequently than once every ***, with a minimum of *** notice.

Audits must be reasonable in scope and in relationship to the Product and must take place during normal business hours.  Parties will correct audit observations in a timely manner and communicate those actions to the other Party.

10

***Confidential material redacted and filed separately with the Commission.

In the case of a serious suspected breach of compliance with this Pharmacovigilance Agreement, a directed audit will be performed by either Party or an independent third party with notification only and a minimum of ***. The possibility of a directed audit for serious breach is therefore agreed upon by way of execution of this agreement.

Parties shall allow foreign and local health authorities to inspect their pharmacovigilance operations as it is necessary for either Party to maintain registration in the countries where the Product is marketed.  A representative from the other Party may participate in such inspections.

Parties shall communicate urgent or critical issues affecting the other Parties pharmacovigilance activities within *** of receipt of documented findings cited during a health authority inspection.  Once corrective actions are determined, the inspected Party will provide a summary of the relevant inspection findings with associated corrective actions where the other Party is impacted.

13                                                     Dispute Resolution

In case of dispute over PSURs, responses to queries or labelling activities, for example CCSI, every effort will be made to achieve a consensus and resolve the dispute by the pharmacovigilance department of each Party. If disputes cannot be resolved they will be referred to upper drug safety management of the Parties for resolution. If disputes cannot be resolved at the upper management level they will be resolved in accordance with the Collaboration Agreement.

14                                                     Contact Persons

The contact persons for each Party are identified in Appendix 2.

Each Party may change its contact persons by notifying the other Party in writing in accordance with Section 15.6 of the Collaboration Agreement.

15                                                     Miscellaneous

The provisions of Sections 15.1-15.3, 15.5 and 15.7-15.16 of the Collaboration Agreement shall be deemed incorporated into this Pharmacovigilance Agreement to the same extent as if set forth herein.

This Pharmacovigilance Agreement has been agreed and signed in duplicate by the following respective Parties.

Place/Date:	Place/Date:

11

16                                                     APPENDIX 1 - Definitions and Abbreviations

16.1                                           Definitions

16.1.1                                 “Spontaneous Reports” from Patient Support Programs or Marketing Research Programs includes all Adverse Reactions reported from any program designed to encourage the HCP or consumer to voluntarily contact the company for educational material or support.  Any program which does not systematically include any questions that request safety information in response.

16.1.2                                 “Solicited Reports” from Patient Support Programs or Marketing Research Programs includes all Adverse Reactions reported from a program where targeted safety questions are systematically included (in either the script or contact form).

16.1.3                                 “Adverse Drug Reaction” means all noxious and unintended responses to a medicinal product related to any dose. The ‘responses to a medicinal product’ means that a causal relationship between a medicinal product and an adverse event is at least a reasonable possibility.

16.1.4                                 “Adverse Event” means any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product and that does not necessarily have a causal relationship with this treatment. An adverse event can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporally associated with the use of a medicinal (investigational) product, whether or not related to the medicinal (investigational) product.

16.1.5                                 “Causally Suspected Adverse Event” means an Adverse Event (experience) for which a causal relationship between a medicinal product and itself is at least a reasonable possibility.  In general, all SRs are considered suspected for expediting purposes.

16.1.6                                 “Causally Non-suspected Adverse Event” means an Adverse Event (experience) for which a causal relationship between a medicinal product and itself is not a reasonable possibility. In general, all SRs are considered “suspected” for expediting purposes.

16.1.7                                 “Collaboration Agreement” shall have the meaning set forth in Section 1 of this Pharmacovigilance Agreement.

16.1.8                                 “Company Core Safety Information” means all relevant safety information contained in the Company Core Data Sheet prepared by the Marketing Authorisation Holder and which the Marketing Authorisation Holder requires to be listed in all countries where the company markets the drug, except when the local regulatory authority specifically requires a modification.

16.1.9                                 “Expected Adverse Event” means an adverse event (experience), the specificity or severity of which is consistent with the Investigator’s Brochure for an unapproved investigational product.

16.1.10                          “International Birthdate” means the date of the first marketing authorisation for the drug or product granted in any country.

16.1.11                          “Investigator’s Brochure” means a compilation of the clinical and non-clinical data about an investigational drug or product that is relevant to its study in humans.

16.1.12                          “Investigator Notification” or “IN” means a notification for all participating investigators of any Serious Adverse Event (experience) which is unexpected and suspected or any findings that suggest a significant risk for the patient.

12

16.1.13                          “Labelled Adverse Event” means any Adverse Event (experience), the specificity or severity of which is consistent with the local package insert for an approved product.

16.1.14                          “Life-threatening Adverse Event” means an Adverse Event (experience) that places the patient or subject in the view of the Investigator, at immediate risk of death from the event (experience) as it occurred, i.e. does not include an Adverse Event (experience) that, had it occurred in a more serious form, might have caused death. “Life-threatening Serious Adverse Event” shall have the corresponding meaning in relation to Serious Adverse Events.

16.1.15                          “Listed” means any Adverse Event (experience), the specificity or severity of which is consistent with the Company Core Safety Information.

16.1.16                          “Party” means one of the parties set forth in the heading to this Pharmacovigilance Agreement, and “Parties” means both parties.

16.1.17                          “Product” means the product defined in the heading of this Pharmacovigilance Agreement.

16.1.18                          “Regulatory Authority” means any governmental agency responsible for granting health or pricing approvals, registrations, import permits, and other approvals required before the Product may be used in a clinical trial or marketed in any country.

16.1.19                          “Regulatory Authority Authorisation” means an approval granted by a Regulatory Authority to conduct a clinical trial (e.g. IND) or to market a product (NDA) in a particular country.

16.1.20                          “Serious Adverse Event” means any untoward medical occurrence that at, any dose:

(a)     results in death;

(b)     is life-threatening;

(c)     requires inpatient hospitalization or prolongation of existing hospitalization;

(d)     results in persistent or significant disability/incapacity; or

(e)     is a congenital anomaly/birth defect.

In the case of other significant events, medical and scientific judgment should be exercised in deciding whether expedited reporting is appropriate. Such events may be important medical events that may not be immediately life-threatening or result in death or hospitalization but which may jeopardize the patient or may require intervention to prevent one of the other outcomes listed in the definition above. Such events should usually be considered Serious Adverse Events.

16.1.21                          “Spontaneous Adverse Event Report” means any Adverse Event (experience) spontaneously reported by health professionals, consumers, Health Authorities or other regulatory bodies, scientific papers, poison centres, pharmacovigilance institutes, lawyers, or any other source

16.1.22                          “Study Protocol” means a document that describes the objective(s), design, methodology, statistical considerations, and organization of a trial. The protocol usually also gives the background and rationale for the trial. This term includes all amendments to the protocol.

16.1.23                          “Unexpected Adverse Event” means an adverse event (experience), the specificity or severity of which is not consistent with the Investigator’s Brochure for an unapproved investigational product.

16.1.24                          “Unlabelled” means any Adverse Event (experience), the specificity or severity of which is not consistent with the local package insert for an approved product.

16.1.25                          “Unlisted” means any Adverse Event (experience), the specificity or severity of which is/is not consistent with the Company Core Safety Information.

13

16.2	Acronyms

16.2.1	ASR	Annual Safety Report for the EMEA (Clinical Studies)

16.2.2	CFR	Code of Federal Regulations

16.2.3	CIOMS	Council for International Organisations of Medical Sciences

16.2.4	FDA US	Food and Drug Administration

16.2.5	EMEA	European Medicines Evaluation Agency

16.2.6	GCP	Good Clinical Practice

16.2.7	IB	Investigator’s Brochure

16.2.8	ICH	International Conference on Harmonisation of the Technical Requirements for Registration of Pharmaceuticals for Human Use

16.2.9	IN	Investigator’s Notification

16.2.10	IND	Investigational New Drug

16.2.11	NDA	New Drug Application

16.2.12	PSUR	Periodic Safety Update Report

16.2.13	SAE	Serious Adverse Event

16.2.14	SOP	Standard Operating Procedure

16.2.15	SR	Spontaneous Adverse Event Report

14

*** Confidential material redacted and filed separately with the Commission.

17                                                     APPENDIX 2 — Contact Persons

Incyte

***

15

*** Confidential material redacted and filed separately with the Commission.

Novartis

***

16

*** Confidential material redacted and filed separately with the Commission.

Schedule 1.14

c-MET Licensed Back-Up Compounds

***

2

*** Confidential material redacted and filed separately with the Commission.

Schedule 1.60

JAK Licensed Back-Up Compounds

***

1

*** Confidential material redacted and filed separately with the Commission.

Schedule 4.1

***

*** Confidential material redacted and filed separately with the Commission.

Schedule 4.1(c)(i)

***

*** Confidential material redacted and filed separately with the Commission.

Schedule 11.3

Exceptions to Representations and Warranties

***

2

*** Confidential material redacted and filed separately with the Commission.

***

3

*** Confidential material redacted and filed separately with the Commission.

***

4

*** Confidential material redacted and filed separately with the Commission.

***

5

*** Confidential material redacted and filed separately with the Commission.

***

6